                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

                       WITH PURCHASE OF DESIGNATED ASSETS

                                  BY AND AMONG

                           CASA OLE RESTAURANTS, INC.

                                       AND

                    LA SENORITA RESTAURANTS ACQUISITION CORP.

                                       AND

                        LA SENORITA TRAVERSE CITY, INC.,

                         LA SENORITA FRANCHISE COMPANY,

                            W. G. ENTERPRISES, INC.,
                            KLEINRICHERT BROS., INC.,
                        LA SENORITA - MT. PLEASANT, INC.,
                                  KMANCO, INC.,

                           LA SENORITA LANSING, INC.,

                              KENNETH KLEINRICHERT,

                              DONALD KLEINRICHERT,

                              JOSEPH KLEINRICHERT,

                          THE JOSEPH KLEINRICHERT TRUST

                                       AND

                                  STEVEN ARNOT

                            AND FOR CERTAIN PURPOSES,

                            LA MARGARITA COMPLEX, LLP



                             Dated: January 12, 1999



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                                TABLE OF CONTENTS

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ARTICLE I         DEFINITIONS...........................................................................2

         1.1      Definitions...........................................................................2

ARTICLE II        PURCHASE AND SALE.....................................................................2

         2.1      Purchase and Sale.....................................................................2

         2.2      Lansing Assets........................................................................3

                  (a)      Transfer and Conveyance of Lansing Assets....................................3

                  (b)      No Assumption of Obligations.................................................3

         2.3      Purchase Price........................................................................3

         2.4      Method of Payment of the Purchase Price...............................................3

         2.5      Purchase Price Adjustment.............................................................4

ARTICLE III       REPRESENTATIONS  AND WARRANTIES OF THE LA SENORITA  COMPANIES AND THE
                  SHAREHOLDERS..........................................................................4

(A)  Representations and Warranties of the La Senorita Companies and the Shareholders...................4

         3.1      Due Organization......................................................................4

         3.2      Authority for Agreement...............................................................5

         3.3      No Breach or Default..................................................................5

         3.4      Title to Assets.......................................................................6

                  (a)      Title to Lansing Assets......................................................6

                  (b)      Assets of Transferred Entities...............................................6

         3.5      Capital Stock of the Transferred Entities; Subsidiaries...............................6

         3.6      Litigation, Governmental Action, Etc..................................................7

         3.7      Compliance with Laws and Regulations..................................................7

         3.8      Financial Statements..................................................................8

         3.9      Physical Properties...................................................................8

         3.10     Intellectual Property; Year 2000......................................................8

         3.11     Permits...............................................................................9

         3.12     Contracts.............................................................................9

         3.13     Contract Defaults....................................................................10

         3.14     Employee Benefits....................................................................10

         3.15     Employees; Employee Relations........................................................12
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         3.16     Consents.............................................................................13

         3.17     Insurance............................................................................13

         3.18     Tax Matters..........................................................................14

         3.19     Environmental Laws and Regulations...................................................14

         3.20     Absence of Certain Changes or Events.................................................15

         3.21     True, Correct and Complete Information...............................................15

         3.22     Availability of Documents............................................................16

         3.23     Broker's and Finder's Fees...........................................................16

         3.24     Accounts Receivable; Evidences of Indebtedness.......................................16

         3.25     Interests in Customers, Suppliers, Etc...............................................16

         3.26     Officers and Directors...............................................................17

         3.27     Bank Accounts and Powers of Attorney.................................................17

(B)               Representations and Warranties of the Shareholders...................................17

         3.28     Authority; Ownership.................................................................17

         3.29     Validity of Obligations..............................................................17

         3.30     Absence of Claims Against the LaSenorita Companies...................................17

         3.31     Taxes................................................................................17

(C)               Limitations on Representations and Warranties of the La Senorita
                  Companies and the Shareholders.......................................................18

         3.32     Limitation...........................................................................18

ARTICLE IV        REPRESENTATIONS AND WARRANTIES OF CASA OLE AND BUYER.................................18

         4.1      Due Organization.....................................................................18

         4.2      No Conflict..........................................................................18

         4.3      Authority for Agreement..............................................................18

         4.4      Absence of Certain Proceedings.......................................................19

         4.5      Broker's and Finder's Fees...........................................................19

         4.6      Investment Intent....................................................................19

         4.7      Representations and Warranties of Casa Ole and Buyer.................................19

ARTICLE V         COVENANTS............................................................................19

         5.1      Covenants of the LaSenorita Companies and the Shareholders...........................19
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                  (a)      No Solicitation of Employees................................................19

                  (b)      Maintenance of Business.....................................................20

                  (c)      Operations in Due Course....................................................20

                  (d)      Material Adverse Effect.....................................................20

                  (e)      Access; Confidential Information............................................21

                  (f)      Assets of KMANCO............................................................21

                  (g)      Broker's and Finder's Fees..................................................21

                  (h)      Termination of Obligations..................................................21

         5.2      Covenants of the LaSenorita Companies, the Shareholders, Casa Ole
                  and Buyer............................................................................21

                  (a)      Diligence Towards Closing...................................................21

                  (b)      Notice of Untrue or Inaccurate Representations..............................22

                  (c)      Records Pertaining to the LaSenorita Companies..............................22

                  (d)      Gift Certificates; Accrued Vacation Benefits................................22

                  (e)      Tax Matters.................................................................23

                  (f)      Michigan Restaurant Association Self-Insured Workers
                           Compensation Fund...........................................................23

ARTICLE VI        CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER.........................................24

         6.1      No Governmental Action...............................................................24

         6.2      Representation and Warranties of Transferred Entities and
                  Shareholders.........................................................................24

         6.3      Covenants of Transferred Entities and the Shareholders...............................24

         6.4      Transferred Entities' Certificate....................................................24

         6.5      No Casualty Losses...................................................................24

         6.6      Certificates of Authorities..........................................................25

         6.7      Litigation...........................................................................25

         6.8      Satisfaction of Buyer's Counsel......................................................25

         6.9      Opinion of Transferred Entities' Counsel.............................................25

         6.10     No Material Adverse Effect...........................................................26

         6.11     Consents.............................................................................26

         6.12     No Transfers to Affiliates...........................................................26

         6.13     Resignations of Directors and Officers...............................................26
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         6.14     Financing............................................................................27

         6.15     Further Assurances...................................................................27

         6.16     Real Property Leases.................................................................27

         6.17     MESA Notice..........................................................................27

         6.18     Liquor Licenses......................................................................27

         6.19     Employment Agreement.................................................................27

         6.20     Noncompetition Agreements............................................................27

         6.21     Escrow Agreement.....................................................................27

         6.22     Releases of Encumbrances.............................................................28

         6.23     Bill of Sale.........................................................................28

         6.24     S Corporation Elections..............................................................28

         6.25     Allocation of the Purchase Price.....................................................28

         6.26     Bank of Boston Payoff Letter.........................................................28

ARTICLE VII       CONDITIONS PRECEDENT TO OBLIGATIONS OF THE LA SENORITA COMPANIES AND
                  SHAREHOLDERS.........................................................................28

         7.1      Representations and Warranties of Buyer..............................................28

         7.2      Covenants of Buyer...................................................................28

         7.3      Buyer's Certificate..................................................................28

         7.4      Certificates of Authorities..........................................................28

         7.5      Satisfaction of Transferred Entities' Counsel........................................29

         7.6      Real Property Leases.................................................................29

         7.7      Opinion of Casa Ole and Buyer's Counsel..............................................29

         7.8      Employment Agreement.................................................................29

         7.9      Noncompetition Agreements............................................................29

         7.10     Escrow Agreement.....................................................................29

         7.11     Liquor Licenses......................................................................30

         7.12     Bill of Sale.........................................................................30

         7.13     Restriction Agreement................................................................30

         7.14     Allocation of the Purchase Price.....................................................30
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ARTICLE VIII      CLOSING..............................................................................30

         8.1      Closing Date and Place...............................................................30

         8.2      Conveyance of the Stock..............................................................30

         8.3      Transferred Entities' Obligations at Closing.........................................30

         8.4      Buyer's Obligations at the Closing...................................................31

         8.5      Payment into Escrow..................................................................31

ARTICLE IX        PERSONAL GUARANTEES..................................................................31

ARTICLE X         SURVIVAL AND INDEMNIFICATION.........................................................31

         10.1     Survival of Covenants, Agreements, Representations and Warranties....................31

                  (a)      Covenants and Agreements....................................................31

                  (b)      Representations and Warranties..............................................32

                  (c)      Claims Made Prior to Expiration.............................................32

         10.2     Buyer's Losses.......................................................................32

         10.3     Employee Compensation and Benefits...................................................33

         10.4     Shareholders' Losses.................................................................33

         10.5     Notice of Loss.......................................................................33

         10.6     Right to Defend......................................................................34

         10.7     Cooperation..........................................................................34

         10.8     Limitations on Indemnification Obligation............................................34

         10.9     Offset...............................................................................35

ARTICLE XI        TERMINATION..........................................................................35

         11.1     Termination..........................................................................35

         11.2     No Further Force or Effect...........................................................36

ARTICLE XII       MISCELLANEOUS........................................................................36

         12.1     Further Assurances and Additional Conveyances........................................36

         12.2     Binding Agreement; Assignment........................................................36

         12.3     Counterparts.........................................................................36

         12.4     Notices..............................................................................36

         12.5     GOVERNING LAW........................................................................37

         12.6     Payment of Fees and Expenses.........................................................37

         12.7     Captions.............................................................................38
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         12.8     Number and Gender of Words...........................................................38

         12.9     Recitals, Annexes, Exhibits and Schedules............................................38

         12.10    Waiver...............................................................................38

         12.11    Attorneys' Fees......................................................................38

         12.12    Time of the Essence..................................................................38

         12.13    Entire Agreement.....................................................................38

         12.14    Publicity............................................................................38

         12.15    Bulk Transfers.......................................................................38

ARTICLE XIII      GUARANTY OF CASA OLE.................................................................39

         13.1     Guaranty.............................................................................39
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                                       LIST OF SCHEDULES


Schedule 2.5      Purchase Price Adjustment
Schedule 3.1      Predecessor Companies and Assumed Names
Schedule 3.3      No Conflicts
Schedule 3.4      Title to the Assets
Schedule 3.5      Capital Stock
Schedule 3.6      Litigation, Governmental Action, Etc.
Schedule 3.7      Compliance with Laws
Schedule 3.9      Physical Properties
Schedule 3.10     Intellectual Property
Schedule 3.11     Permits
Schedule 3.12     Contracts
Schedule 3.13     Contract Defaults
Schedule 3.14     Employee Benefits
Schedule 3.15     Employees; Employee Relations
Schedule 3.16     Consents
Schedule 3.17     Insurance
Schedule 3.18     Tax Matters
Schedule 3.19     Environmental Matters
Schedule 3.24     Accounts Receivable
Schedule 3.26     Officers and Directors
Schedule 3.27     Bank Accounts and Powers of Attorney
Schedule 5.2(e)*  Allocation of the Purchase Price
Schedule 5.2(f)   Fund Statement



* Denotes schedule to be prepared and attached to this Agreement immediately prior to the Closing. All other schedules have been prepared and attached hereto on the date hereof.

                                LIST OF EXHIBITS

Exhibit A   Definitions
Exhibit B   Lansing Assets
Exhibit C   Form of Bill of Sale, Assignment and Assumption Agreement
Exhibit D   Form of Real Property Lease
Exhibit E   Form of Escrow Agreement

                            STOCK PURCHASE AGREEMENT
                       WITH PURCHASE OF DESIGNATED ASSETS

         THIS STOCK PURCHASE AGREEMENT WITH PURCHASE OF DESIGNATED ASSETS (this "Agreement"), dated as of January 12, 1999, is made and entered into by and among CASA OLE RESTAURANTS, INC., a Texas corporation ("Casa Ole"), and LA SENORITA RESTAURANTS ACQUISITION CORP., a Delaware corporation ("Buyer") and LA SENORITA TRAVERSE CITY, INC., a Michigan corporation ("Traverse City"); LA SENORITA FRANCHISE COMPANY, a Michigan corporation ("Franchise"); W. G. Enterprises, Inc., a Michigan corporation ("WGE"); Kleinrichert Bros., Inc., a Michigan corporation ("KBI"); La Senorita - Mt. Pleasant, Inc., a Michigan corporation ("Mt. Pleasant"); KMANCO, Inc., a Michigan corporation ("KMANCO" and, together with each of Traverse City, Franchise, WGE, KBI, and Mt. Pleasant, the "Transferred Entities"); LA SENORITA LANSING, INC., a Michigan corporation ("Lansing" and, together with Transferred Entities, the "La Senorita Companies"); and KENNETH KLEINRICHERT, DONALD KLEINRICHERT, JOSEPH KLEINRICHERT, THE JOSEPH KLEINRICHERT TRUST and STEVEN ARNOT, of Traverse City, Michigan (collectively, the "Shareholders"). In addition, La Margarita Complex, LLP, a Michigan limited liability partnership ("La Margarita") has executed this Agreement for purposes of consenting to Sections 6.16, 7.6, 7.13 and 10.9 hereof.

         WHEREAS, Traverse City is a corporation duly organized under the laws of the State of Michigan with the authority to issue sixty thousand (60,000) shares of common stock, one dollar ($1.00) par value per share, of which six thousand seven hundred seventy-four (6,774) shares are issued and outstanding and owned by the Shareholders; and

         WHEREAS, Franchise is a corporation duly organized under the laws of the State of Michigan with the authority to issue fifty thousand (50,000) shares of common stock, ten cents ($0.10) par value per share, of which sixteen thousand five hundred (16,500) shares are issued and outstanding and owned by the Shareholders; and

         WHEREAS, WGE is a corporation duly organized under the laws of the State of Michigan with the authority to issue fifty thousand (50,000) shares of common stock, one dollar ($1.00) par value per share, of which three thousand one hundred sixty-one (3,161) shares are issued and outstanding and owned by the Shareholders; and

         WHEREAS, KBI is a corporation duly organized under the laws of the State of Michigan with the authority to issue fifty thousand (50,000) shares of common stock, one dollar($1.00) par value per share of which two thousand one hundred seven (2,107) shares are issued and outstanding and owned by the Shareholders; and

         WHEREAS, Mt. Pleasant is a corporation duly organized under the laws of the State of Michigan with the authority to issue fifty thousand (50,000) shares of common stock, one dollar ($1.00) par value per share of which three thousand one hundred sixty-one (3,161) shares are issued and outstanding and owned by the Shareholders; and

         WHEREAS, KMANCO is a corporation duly organized under the laws of the State of Michigan with the authority to issue fifty thousand (50,000) shares of common stock, one dollar ($1.00) par value per share of which five thousand three hundred twenty-five (5,325) shares are issued and outstanding and owned by the Shareholders; and

         WHEREAS, the businesses conducted by the La Senorita Companies is referred to herein as the "Business"; and

         WHEREAS, the Shareholders desire to sell and Buyer desires to purchase from the Shareholders all of the issued and outstanding common stock in each of the Transferred Entities on the terms of and subject to the conditions of this Agreement; and

         WHEREAS, Lansing owns and/or leases certain assets that are used in connection with the operation of the Business, and

         WHEREAS, pursuant to the terms and conditions hereinafter set forth and concurrently with the closing of the transactions described herein, Lansing desires to sell to Traverse City, and Traverse City desires to buy from Lansing, certain designated assets; and

         WHEREAS, La Margarita owns certain real estate and improvements on which the Transferred Entities conduct business and desires to enter into several leases with Buyer providing for the use of such property as further described herein; and

         WHEREAS, Casa Ole is the parent corporation of Buyer and desires to guarantee Buyer's obligations to consummate the transactions set forth below;

         NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and upon the terms and subject to the conditions set forth herein, the parties hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

         1.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth on Exhibit A, which is attached hereto and incorporated herein by this reference.

                                   ARTICLE II

                                PURCHASE AND SALE

         2.1 Purchase and Sale. On the terms and subject to the conditions set forth in this Agreement:



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

              (a) the Shareholders, jointly and severally, agree to sell, assign, transfer, set over, convey and deliver to Buyer at the Closing, all of the issued and outstanding shares of capital stock of the Transferred Entities (collectively, the "Purchased Shares"), free and clear of any and all Encumbrances, and Buyer agrees to purchase the Purchased Shares from the Shareholders on the same terms and conditions as set forth herein; and

              (b) Lansing agrees to sell, assign, transfer, set over, convey and deliver to Traverse City at the Closing, and Traverse City agrees to buy from Lansing, all of the assets and properties of Lansing, including, without limitation, the assets described on Exhibit B hereto (collectively, the "Lansing Assets"), free and clear of any and all Encumbrances.

         2.2 Lansing Assets.

              (a) Transfer and Conveyance of Lansing Assets. Lansing will execute and deliver to Traverse City, and Traverse City shall execute and deliver to Lansing, at the Closing a Bill of Sale, Assignment and Assumption Agreement in the form of Exhibit C (the "Bill of Sale") attached hereto and any such other assignments and instruments of transfer as may be necessary or appropriate to carry out the intent of this Agreement and as shall be sufficient to vest in Traverse City all of the right, title and interest of Lansing in the Lansing Assets.

              (b) No Assumption of Obligations. Traverse City shall assume and shall be liable for Lansing's obligations to render performance under the contracts, leases, arrangements and commitments listed on Exhibit B hereto (the "Lansing Assumed Liabilities") (but not for any obligation for performance or obligation or liability of Lansing for default or nonperformance under said contracts, leases arrangements and commitments arising prior to the Closing). Except as may be expressly provided herein, Traverse City shall not assume and shall not be liable for any obligations, liabilities, commitments or undertakings of Lansing, other than those arising at or after the Closing with respect to the Lansing Assumed Liabilities.

         2.3 Purchase Price. The aggregate purchase price (the "Purchase Price") Buyer will pay to the Shareholders and to Lansing shall be Five Million One Hundred Ten Thousand Dollars ($5,110,000), less the following: (a) the Twenty-Five Thousand Dollar ($25,000) earnest-money payment made by Buyer pursuant to the Letter of Intent; (b) One Million One Hundred Ten Thousand Dollars ($1,110,000) to be deposited into escrow in accordance with Section 8.5 (the "Escrowed Amount"); and (c) the Bank of Boston Fee to be paid directly to Bank of Boston on behalf of the La Senorita Companies and the Shareholders at Closing. Upon completion of Schedule 5.2(e) in accordance with Section 5.2(e), the parties will prepare, initial and attach to such schedule a statement reflecting: (i) the amount of the Purchase Price to be paid to the Shareholders for the Purchased Shares (the "Share Purchase Price") on a per-entity basis; and
(ii) the amount of the Purchase Price to be paid to Lansing for the Lansing Assets (the "Asset Purchase Price").

         2.4 Method of Payment of the Purchase Price. At the Closing, Buyer shall deliver: (i) to each Shareholder, the amount set forth on the statement attached to Schedule 5.2(e) opposite such Shareholder's name; and (ii) to Lansing the Asset Purchase Price. Buyer shall deliver the Purchase



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

Price (less the Escrowed Amount) by certified check or wire transfer of funds to the bank accounts designated by each Shareholder and Lansing in writing prior to the Closing. The parties agree that the Escrow Agent shall distribute that portion of the Purchase Price that constitutes the Escrowed Amount to each of WGE, KBI, Mt. Pleasant and KMANCO on behalf of La Margarita (in payment of the accounts payable to each of such entities by La Margarita) in the amounts and in the manner set forth in the Escrow Agreement.

         2.5 Purchase Price Adjustment. Set forth on Schedule 2.5 attached hereto is an agreement of the parties regarding certain adjustments that will be made to the Share Purchase Price by the parties (such adjustments referred to herein collectively as the "Purchase Price Adjustment"). At the Closing, the parties shall determine the amount of each adjustment set forth on Schedule 2.5 that can be determined at such time (collectively, the "Closing Adjustment"), and the Purchase Price shall be adjusted to be increased or decreased, as the case may be, by: (i) the amount of the Closing Adjustment; and (ii) the amount by which the net value of all merchandise, decor and supplies of KMANCO (value of assets in excess of trade payables) is greater or less, as the case may be, than $45,000 on the Closing Date. Within 90 days after the Closing, the parties shall prepare a statement reflecting the amount of each adjustment listed on
Schedule 2.5 that was not included in the Closing Adjustment (collectively, the "Post-Closing Adjustment"); except that any adjustment (whether or not listed on
Schedule 2.5) that is addressed elsewhere in this Agreement shall be made in accordance with the provisions of this Agreement. If the Post-Closing Adjustment results in a credit to Buyer, the Shareholders shall promptly pay to Buyer the amount of such Post-Closing Adjustment; if the Post-Closing Adjustment results in a credit to the Shareholders, the Buyer shall promptly pay to the Shareholders the amount of such Post-Closing Adjustment. For purposes of the Purchase Price Adjustment, inventory shall be valued at its historical cost. At the time of the Post-Closing Adjustment, the parties shall agree in writing to appropriate modifications, if any, to the allocation set forth on Schedule 5.2(e) that result from the Purchase Price Adjustment.

                                  ARTICLE III

         REPRESENTATIONS AND WARRANTIES OF THE LA SENORITA COMPANIES
                             AND THE SHAREHOLDERS

         (A) REPRESENTATIONS AND WARRANTIES OF THE LA SENORITA COMPANIES AND THE SHAREHOLDERS.

         Each of the La Senorita Companies and each of the Shareholders, jointly and severally, represents and warrants to Buyer as follows:

         3.1 Due Organization. The La Senorita Companies are corporations duly organized, validly existing and in good standing under the laws of the State of Michigan, and have full corporate power and authority to own, lease or operate their respective properties and to carry on the Business as now conducted and in the place where such properties are owned, leased or operated and the Business is conducted. None of the La Senorita Companies is, nor is any of them required under applicable laws to be, qualified or licensed to do business as a foreign corporation in any jurisdiction. Set forth in Schedule 3.1 is a list of all names of all predecessor companies for the




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

past five (5) years of the La Senorita Companies, including the names of any entities from which the La Senorita Companies previously acquired material assets. In addition, set forth on Schedule 3.1 is a complete list of all the names under which the La Senorita Companies do or have done business. No La Senorita Company has been a subsidiary or division of another corporation or a part of an acquisition that was later rescinded. The stock record books and the minute books of the La Senorita Companies, as heretofore made available to Buyer, are accurate in all material respects.

         3.2 Authority for Agreement. The execution, delivery and performance of this Agreement by the La Senorita Companies and the Shareholders and all other agreements by and among the parties, and the consummation by the La Senorita Companies and the Shareholders of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action, and no further action by or approval of the La Senorita Entities or the Shareholders is required in order to permit the La Senorita Companies or the Shareholders to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by the La Senorita Companies and the Shareholders and constitutes, and all other agreements by and among the parties, when executed and delivered in accordance with the terms thereof, will constitute, the legal, valid and binding obligations of the La Senorita Companies and the Shareholders, enforceable in accordance with the terms hereof and thereof, except that: (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally; (ii) the remedy of specific performance and injunctive relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings may be brought; and (iii) rights to indemnification hereunder may be limited under applicable securities laws (the "Equitable Exceptions"). The La Senorita Companies and the Shareholders have full power, authority and legal right to enter into this Agreement, and all other agreements by and among the parties, and to consummate the transactions contemplated hereby and thereby. This Section 3.2 is hereby qualified in its entirety by the following: the La Senorita Companies and the Shareholders represent that the consent of the MLCC is required prior to the transfer of any and all consents, permits and licenses issued to the La Senorita Companies by the MLCC and that, in accordance with Section 6.18, Buyer shall be required to obtain such consent from the MLCC prior to the Closing.

         3.3 No Breach or Default. Except as specifically disclosed in Schedule
3.3 attached hereto and except as related to the transfer of any and all liquor licenses issued by the MLCC, the execution and delivery by the La Senorita Companies and by each of the Shareholders of this Agreement and all other agreements by and among the parties, and the consummation by the La Senorita Companies and by each of the Shareholders of the transactions contemplated hereby and thereby, will not:

              (a) conflict with the Articles of Incorporation, Bylaws or other organizational documents (collectively, the "Charter Documents") of any La Senorita Company;

              (b) result in the breach or termination of, or constitute a default under, or constitute an event that with notice or lapse of time, or both, would become a default under, or result in the creation of any Encumbrance upon any of the assets of the La Senorita Companies, or create any rights of termination, cancellation or acceleration in any person, under any Contract, or violate any order, writ, injunction or decree, to which any



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

         La Senorita Company or any of the Shareholders is a party, by which the Business or operations of any La Senorita Company or any of the Shareholders may be bound or affected or under which any of the assets, business or operations of any La Senorita Company receive benefits;

              (c) to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, violate any law or any order, writ, injunction, or decree of any court, administrative agency or governmental authority, or require the approval, consent or permission of any governmental or regulatory authority; or

              (d) result in the violation of any provisions of law applicable to any La Senorita Company, the violation of which could have a material adverse effect on the Business, operations, properties, assets or condition (financial or otherwise) or results of operations of such La Senorita Company (a "Material Adverse Effect").

         3.4 Title to Assets.

              (a) Title to Lansing Assets. Set forth on Schedule 3.4 is a complete and accurate list of all Encumbrances on the Lansing Assets. Upon consummation at the Closing of the transactions contemplated herein, Lansing will have, and Traverse City will acquire and hold, good title to all of the Lansing Assets, whether real, personal or mixed, free and clear of any and all Encumbrances.

              (b) Assets of Transferred Entities. Set forth on Schedule 3.4 is a complete and accurate list of all Encumbrances on the assets of the Transferred Entities (collectively, the "Transferred Entity Assets"). Upon consummation at the Closing of the transactions contemplated herein, the Transferred Entities will have good title to all of the Transferred Entity Assets, whether real, personal or mixed, free and clear of any and all Encumbrances.

         3.5 Capital Stock of the Transferred Entities; Subsidiaries.

              (a) The authorized capital stock of each of the La Senorita Companies is as set forth in the recitals to this Agreement. All of the issued and outstanding shares of the capital stock of each of the Transferred Entities (the "Capital Stock") are owned, directly or indirectly, and not as joint tenants with any other person or entity, by the Shareholders as set forth on Schedule 3.5 attached hereto, and all of such shares are owned free and clear of all Encumbrances. Each share of Capital Stock is duly and validly authorized and issued, fully paid and nonassessable, no share of Capital Stock was issued in violation of any preemptive rights of any past or present shareholder of the Transferred Entities, and no holder thereof is entitled to any preemptive rights (except any statutory preemptive rights, which the Shareholder hereby waives). No option, warrant, subscription, plan, put, call, conversion or exchange right or commitment of any kind exists that obligates the Transferred Entities to issue any of their respective authorized but unissued capital stock or other equity interest or to purchase, redeem or otherwise acquire any shares of capital stock or other securities, or to pay any dividend or make any distribution in respect thereof. In addition, there are no rights, agreements, restrictions or other encumbrances (such as preemptive rights, rights of first refusal, rights of first offer, proxies, voting agreements or trusts, registration rights agreements or shareholders agreements or any restrictions on the transferability or sale of such shares (whether or not any Transferred Entity is party thereto)) pursuant to any provision of law, contract or otherwise with respect to the purchase, sale or voting of any shares of Capital Stock. Each Shareholder has the right to vote the shares of Capital Stock set forth opposite such Shareholder's name on Schedule 3.5 on any matters as to which any shares of the shares of Capital Stock are entitled to be voted under the laws of the State of Michigan and the Charter Documents of any Transferred Entity free of any right of any other person.

              (b) Except as set forth on Schedule 3.5, the La Senorita Companies do not presently own, of record or beneficially, or control directly or indirectly, any capital stock, securities convertible into capital stock or any other equity interest in any corporation, association or business entity, nor is any Senorita Company, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

         3.6 Litigation, Governmental Action, Etc. Except as described in
Schedule 3.6 attached hereto there are no suits, actions, claims, nor any legal, administrative or arbitration proceedings, pending or, to the best of each of the La Senorita Companies' and the Shareholders' knowledge, information and belief, threatened (verbal or written) against any La Senorita Company, the Business or any property rights of any La Senorita Company, at law or in equity or before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (collectively, "Agencies") that in any manner relate to or affect the Business. None of the actions, suits, proceedings or investigations listed on
Schedule 3.6 either: (i) results in or would, if adversely determined, have a Material Adverse Effect; or (ii) affects or would, if adversely determined, affect the right or ability of the La Senorita Companies to carry on the Business substantially as now conducted. None of the La Senorita Companies is subject to any continuing court or Agency order, writ, injunction or decree applicable specifically to the Business or the Employees, or in default with respect to any order, writ, injunction or decree of any court or Agency with respect to the Business or the Employees. Schedule 3.6 lists; (x) all worker's compensation claims outstanding against the La Senorita Companies as of the date hereof; and (y) all actions, suits or proceedings filed by or against the La Senorita Companies since December 31, 1997.

         3.7 Compliance with Laws and Regulations. Except as described in
Schedule 3.7 attached hereto, to the best of each La Senorita Companies' and the Shareholders' knowledge, information and belief, each of the La Senorita
Companies: (i) has complied with, and is in compliance with, all laws, statutes, ordinances, rules, licensing requirements, regulations and regulatory interpretations, orders, judgments, awards and decrees applicable to or affecting the Business; (ii) has filed with the proper authorities all statements and reports required by the laws, regulations, licensing requirements and orders to which it or any of its Employees (because of their activities on behalf of their employer) is subject; and (iii) possesses all necessary licenses, franchises, permits and governmental authorizations to conduct its business in the manner in which and in the jurisdictions and places where such business is now conducted, except where such noncompliance, nonfiling or failure to possess would not have a Material Adverse Effect.

         3.8 Financial Statements. The La Senorita Companies have delivered to Buyer copies of their unaudited balance sheets as of December 31, 1997, and the related unaudited statements of operations, shareholders' equity and cash flows for the three (3) years then ended, together with the La Senorita Companies' unaudited balance sheets, management's statements of operations and shareholders' equity for the nine-month period ended September 30, 1998 (collectively, the "Financial Statements"). The Financial Statements: (i) are accurate and in accordance with the books and records and accounting methods of the La Senorita Companies; (ii) constitute true, full and complete disclosure of the financial position and results of operations of the La Senorita Companies as of the dates and for the periods indicated; and (iii) have been prepared in accordance with GAAP throughout the periods involved. Except as may be set forth on the Financial Statements or otherwise disclosed herein, there are no liabilities or obligations, contingent or otherwise, by which any La Senorita Company or the Business may be bound or affected, other than those incurred in the ordinary course of business consistent with good business practice and that would not have a Material Adverse Effect.

         3.9 Physical Properties. Set forth on Schedule 3.9 is a description of:
(i) all vehicles owned or leased by the La Senorita Companies (showing motor vehicle identification numbers and indicating whether such vehicles are owned or leased); (ii) all restaurant equipment owned or leased by the La Senorita Companies; and (iii) all physical properties (other than the types of properties referred to in (i) and (ii) above), real, personal or mixed, owned by or leased to the La Senorita Companies, having an original cost in excess of $5,000.00. There are no disputes, oral agreements or forbearance programs in effect as to any lease; all leased facilities (including alterations constructed by the La Senorita Companies) have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof; and all leased facilities are supplied with utilities and other services necessary for the operation of such facilities. The La Senorita Companies enjoy peaceable possession of all properties owned or leased by them. Except as set forth on Schedule 3.9, none of the La Senorita Companies has ever owned any real property.

         3.10 Intellectual Property; Year 2000.

              (a) Schedule 3.10 lists the Intellectual Property owned by the La Senorita Companies or used thereby in the operation of the Business, which Schedule defines the Intellectual Property. The La Senorita Companies have the right to use and license the Intellectual Property and to transfer and convey the Intellectual Property to the extent set forth on Schedule 3.10. Each item constituting part of the Intellectual Property has been, to the extent indicated on Schedule 3.10, registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office or such other government entity, domestic or foreign, as is indicated on Schedule 3.10, all such registrations, filings and issuances remain in full force and effect; and all applicant/registrant/owner fees and other like charges with respect thereto are current. Except as stated on Schedule 3.10, there are no known pending proceedings or adverse claims made or, to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, threatened against the La Senorita Companies with respect to the Intellectual Property; there has been no litigation commenced or, to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, threatened within the past five (5) years with respect to the Intellectual Property or the rights of the La Senorita Companies therein; and none of the La Senorita Companies nor the Shareholders have any knowledge that: (i) the Intellectual Property or the use thereof by the La Senorita Companies, or by Buyer or the Transferred Entities after the Closing, conflicts or will conflict with any trade names, trademarks, service marks, trademark or service mark registrations or applications, patents, patent applications, patent licenses or copyright registrations or applications of others ("Third Party Intellectual Property"); or (ii) such Third Party Intellectual Property or its use by others or any other conduct of a third party conflicts with or infringes upon the Intellectual Property or its use by the La Senorita Companies, or by Buyer or the Transferred Entities after the Closing.

              (b) To the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, the operations of the La Senorita Companies are Year 2000 compliant (that is, that computer applications, imbedded microchips and other systems will be able to perform date-sensitive functions prior to and after December 31, 1999). The La Senorita Companies and the Shareholders reasonably believe that any suppliers and vendors that are material to the operations of the La Senorita Companies will be Year 2000 compliant for their own computer applications except to the extent that a failure to do so could not reasonably be expected to have a Material Adverse Effect.

         3.11 Permits. To the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, the La Senorita Companies hold all licenses, franchises, permits and other governmental authorizations, including permits, titles (including, without limitation, motor vehicle titles and current registrations), fuel permits, licenses, franchises, certificates, trademarks, trade names, patents, patent applications and copyrights owned or held by the La Senorita Companies, the absence of any of which would have a Material Adverse Effect (the "Material Permits"). An accurate list and summary description is set forth on Schedule 3.11 hereto of all such Material Permits. Except as set forth in Schedule 3.11, and, to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, the Material Permits are valid and, other than liquor licenses issued by the MLCC, may be transferred to Buyer at the Closing. None of the La Senorita Companies and none of the Shareholders have received any notice that any governmental authority intends to cancel, terminate or not renew any such Material Permit. The La Senorita Companies and the Shareholders have conducted and are conducting the Business in compliance with the requirements, standards, criteria and conditions set forth in applicable permits, licenses, orders, approvals, variances, rules and regulations and are not in violation of any of the foregoing except where such noncompliance or violation would not have a Material Adverse Effect. Except as specifically provided on Schedule 3.11, and, to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, the transactions contemplated by this Agreement will not result in a default under or a breach or violation of, or adversely affect the rights and benefits afforded to the La Senorita Companies, or to Buyer or the Transferred Entities after the Closing, by, any such Material Permits.

         3.12 Contracts.

              (a) Set forth on Schedule 3.12 is a list of all contracts, leases, arrangements and commitments (whether oral or written) by which any of the La Senorita Companies are directly affected or are bound, including, without limitation, contracts, agreements, arrangements or commitments (the following, "Contracts") that relate to: (i) the employment (including, without limitation, leased employment) of any person other than personnel employed at the pleasure of the La Senorita Companies in the ordinary course of their respective businesses at rates of compensation and on terms consistent with good business practice; (ii) collective bargaining with, or any representation of any Employees by, any labor union or association; (iii) the acquisition of services, supplies, equipment or other personal property involving more than $5,000.00 or that is not terminable by the La Senorita Companies upon not more than thirty (30) days' notice without obligation on the part of the La Senorita Companies; (iv) the purchase or sale of real property; (v) lease of real or personal property as lessor or lessee or sublessor or sublessee; (vi) lending or advancing of funds; (vii) borrowing of funds or receipt of credit other than by the La Senorita Companies in the ordinary course of business consistent with good business practice;
         (viii) incurring of any obligation or liability except for transactions engaged in by the La Senorita Companies in the ordinary course of business consistent with good business practice; and (ix) any matter or transaction not in the ordinary course of the business of the La Senorita Companies or that is inconsistent with past business practice of the La Senorita Companies.

              (b) Except as provided in Section 5.1(h) and except as set forth on Schedule 3.12, each Contract is in full force and effect on the date hereof, the La Senorita Companies are not in default under any Contract, the La Senorita Companies have not given or received notice of any default under any Contract, and, to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, no other party to any Contract is in default thereunder.

         3.13 Contract Defaults. To the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, none of the La Senorita Companies is in default in any respect under any Contract. All of the Contracts are legal, valid and binding obligations of the respective parties thereto in accordance with their terms and, except to the extent reflected in Schedule 3.13, have not been amended; and no defenses, offsets or counterclaims thereto have been asserted or to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, may be made, by any party thereto other than the La Senorita Companies nor have any of the La Senorita Companies waived any substantial rights thereunder.

         3.14 Employee Benefits.

              (a) Set forth on Schedule 3.14 hereto is a complete list of all "employee pension benefit plans" as defined in Section 3(2) of ERISA (including Multiemployer Plans), "welfare benefit plans" as defined in
         Section 3(1) of ERISA, or stock bonus, stock option, restricted stock, stock appreciation right, stock purchase, bonus, incentive, deferred compensation, severance, or vacation plans, or any other employee benefit plan, program, policy or arrangement maintained or contributed to by the La Senorita Companies or any of their Group Members or to which the La Senorita Companies or any of their Group Members, contributes or is obligated to make payments thereunder or otherwise may have any liability (including Multiemployer Plans) (collectively, the "Plans").

              (b) With respect to each of the Plans, true, correct and complete copies of the following documents have been delivered to Buyer: (i) the plan document and any related trust agreement, including amendments thereto; (ii) any current summary plan descriptions and other material communications to participants relating to the Plans; (iii) the most recent Form 5500 Annual Report, if applicable; and (iv) any correspondence with the IRS, the Pension Benefit Guaranty Corporation, the Department of Labor or any other Agency.

              (c) Each of the Plans (and each related trust, insurance contract or fund) complies in form and in operation in all material respects with the applicable requirements of ERISA, the Code and other applicable laws. Each Plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service and no event has occurred and no condition exists that could be expected to result in the revocation of any such determination.

              (d) No event that constitutes a "reportable event" (within the meaning of Section 4043(b) of ERISA) for which the 30-day notice requirement has not been waived by the PBGC has occurred with respect to any Plan. No Plan is subject to Title IV of ERISA, and neither the La Senorita Companies nor any Group Member has made any contributions to or participated in any "multiple employer plan" (within the meaning of the Code or ERISA) or Multiemployer Plan.

              (e) Neither the Shareholders, nor the La Senorita Companies nor any Group Member has incurred any liability or taken any action, or has any knowledge of any action or event, that could cause it to incur any liability: (i) under Section 412 of the Code or Title IV of ERISA with respect to any "single employer plan" (within the meaning of Section 4001(a)(15) of ERISA); (ii) on account of a partial or complete withdrawal (within the meaning of Section 4205 and 4203 of ERISA, respectively) with respect to any Multiemployer Plan; or (iii) on account of unpaid contributions to any such Multiemployer Plan. Neither the La Senorita Companies nor any of their Group Members has any liability (including any contingent liability under Section 4204 of ERISA) with respect to any Multiemployer Plan covering Employees (or former Employees) employed in the United States.

              (f) Full payment has been made of all amounts that the La Senorita Companies were required under the terms of the Plans to have paid as contributions to such Plans on or prior to the date hereof (excluding any amounts not yet due) and all amounts properly accrued to date as liabilities of the La Senorita Companies that have not been paid have been properly recorded on the Financial Statements, and no Plan that is subject to Part 3 of Subtitle B of Title 1 of ERISA has incurred any "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived.

              (g) The La Senorita Companies have not, and, to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, no other "disqualified person" or "party in interest" (within the meaning of Section 4975(e)(2) of the Code and Section 3(14) of ERISA, respectively) has, engaged in any transactions in connection with any Plan that could be expected to result in the imposition of a material penalty pursuant to Section 502(i) of ERISA, damages pursuant to
         Section 409 of ERISA or a tax pursuant to Section 4975(a) of the Code. No Plan or related trust owns any securities in violation of Section 407 of ERISA.

              (h) Except as set forth in Schedule 3.14, neither the execution and delivery of this Agreement by the La Senorita Companies nor the consummation of the transactions contemplated hereby will: (i) entitle any current or former Employee of the La Senorita Companies to severance pay, unemployment compensation or any similar payment; (ii) accelerate the time of payment or vesting, or increase the amount of, any compensation due to any such Employee or former Employee; or (iii) directly or indirectly result in any payment made or to be made to or on behalf of any person to constitute a "parachute payment" (within the meaning of Section 280G of the Code).

              (i) Neither the La Senorita Companies nor any of their Group Members maintains or ever has maintained, or contributes or ever has contributed to, any welfare plan (as defined above) providing for continuing benefits or coverage for any participant or any beneficiary of a participant following termination of employment, except as may be required under COBRA. Each of the La Senorita Companies' welfare plans which are "group health plans", as described in Code Section 5000(b)(1), have complied with the notice and continuation requirements of Section 4980B of the Code, COBRA, Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

              (j) No material claim, action, proceeding, or litigation has been made, commenced or, to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, threatened with respect to any Plan (other than for benefits payable in the ordinary course and PBGC insurance premiums).

         3.15 Employees; Employee Relations.

              (a) Schedule 3.15 sets forth: (i) the name and current annual salary (or rate of pay) and other compensation (including, without limitation, normal bonus, profit-sharing and other compensation) now payable by the La Senorita Companies to each Employee whose current total annual compensation or estimated compensation is Twenty-Five Thousand Dollars ($25,000) or more; (ii) any increase to become effective after the date of this Agreement in the total compensation or rate of total compensation payable by the La Senorita Companies to each such person; (iii) any increase to become payable after the date of this Agreement by the La Senorita Companies to Employees other than those specified in clause (i) of this Section 3.15; (iv) all presently outstanding loans and advances (other than routine travel advances to be repaid or formally accounted for within sixty (60) days) made by the La Senorita Companies to, or made to the La Senorita Companies by, any director, officer or Employee; (v) all other transactions between the La Senorita Companies and any director, officer or Employee of the La Senorita Companies since December 31, 1997 that is not disclosed on the Financial Statements; and (vi) all accrued but unpaid vacation pay owing to any officer or Employee that is not disclosed on the Financial Statements.

              (b) Except as disclosed on Schedule 3.15, none of the La Senorita Companies is a party to, or bound by, the terms of any collective bargaining agreement, and none of the La Senorita Companies has experienced any material labor difficulties during the last five (5) years. Except as set forth on Schedule 3.15, there are no labor disputes existing, or to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, threatened involving, by way of example, strikes, work stoppages, slowdowns, picketing, or any other interference with work or production, or any other concerted action by Employees. No charges or proceedings before the National Labor Relations Board, or similar agency, exist, or to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, are threatened.

              (c) The La Senorita Companies' relationships with their Employees are good. Except as disclosed on Schedule 3.15, none of the La Senorita Companies is a party to any employment contract with any individual or Employee, either express or implied. No legal proceedings, charges, complaints or similar actions exist under any federal, state or local laws affecting the employment relationship; and to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, no proceedings, charges, or complaints are threatened under any such laws or regulations and no facts or circumstances exist that would give rise to any such proceedings, charges, complaints, or claims, whether valid or not. The La Senorita Companies are in full compliance with the provisions of the ADA. The La Senorita Companies are not subject to any settlement or consent decree with any present or former Employee, employee representative or any government or Agency relating to claims of discrimination or other claims in respect to employment practices and policies; and no government or Agency has issued a judgment, order, decree or finding with respect to the labor and employment practices (including practices relating to discrimination) of the La Senorita Companies.

              (d) Since December 31, 1997, the La Senorita Companies have not incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act or similar state laws. The La Senorita Companies have not laid off more than ten percent (10%) of their Employees at any single site of employment in any ninety (90) day period during the twelve (12) month period ending December 31, 1998. It shall be the obligation of the La Senorita Companies to provide any notice required by said Act by reason of the provisions, execution or operation of this Agreement.

         3.16 Consents. Except as set forth on Schedule 3.16, no consent, approval, authorization or order of any court, Agency or any other person or under any Contract or other agreement or commitment to which the La Senorita Companies or any Shareholder is a party or by which their respective assets are bound is required in order to permit the La Senorita Companies and the Shareholders to consummate the transactions contemplated by this Agreement.

         3.17 Insurance. The La Senorita Companies are adequately insured with responsible insurers in respect of their respective properties against business risks normally insured against by companies in similar lines of business. Set forth on Schedule 3.17 attached hereto is a summary description of all policies of fire, casualty, liability and other forms of insurance and all fidelity bonds held by the La Senorita Companies (including insurer, named insured, type of coverage, limits of insurance, required deductibles or co-payments, annual premiums and expiration dates). All such policies are in full force and effect and shall remain in full force and effect through the Closing Date and are adequate for the Business.

         3.18 Tax Matters.

              Each of the La Senorita Companies has duly filed all Tax Returns that are required to be filed by it and such returns are true, correct and complete in all respects. Each of the La Senorita Companies has paid all Taxes shown to be due on such Tax Returns and all other taxes that have become due or have been assessed against it or the assets of the Business and all Taxes, penalties and interest that any Taxing Authority has proposed or asserted to be owing. All Tax liabilities to which the properties of the La Senorita Companies may have been subjected have been discharged except for Taxes assessed but not yet payable. No deficiency, assessment or claim for any Taxes is presently being asserted or, to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, is threatened to be asserted, against any La Senorita Company, and neither the La Senorita Companies nor the Shareholders know of any basis for any such claim. No action or proceeding for the assessment or collection of any Taxes is pending against any of the La Senorita Companies, and no notice of any claim for Taxes, whether pending or threatened, has been received. No issue has been formerly raised by any Taxing Authority in connection with an audit or examination of any Tax Return of any of the La Senorita Companies. All Taxes that the La Senorita Companies have been required to collect or withhold have been withheld or collected and, to the extent required, have been paid to the proper Taxing Authority. No Taxes will be assessed on or after the time of Closing against the La Senorita Companies for any Tax period ending on or prior to Closing other than the Taxes disclosed on Schedule 3.18. None of the La Senorita Companies has granted any extension to any Taxing Authority of the limitation period during which any Tax liability may be asserted thereby.

              (a) Traverse City and Franchise are corporations that have effected valid elections under Section 1362 of the Code to be taxed as S corporations and have qualified as S corporations since July 31, 1996 and July 11, 1990, respectively (which dates are their respective dates of inception), and Traverse City and Franchise qualify as of the date of this Agreement and will qualify on the Closing Date as S corporations. Since July 31, 1996 and July 11, 1990, respectively, Traverse City and Franchise have properly reported their respective operations as S corporations within the meaning of Subchapter S of the Code and corresponding provisions of the laws of the State of Michigan.

              (b) Traverse City, Franchise and the Shareholders are eligible to make an election under Section 338(h)(10) of the Code and any comparable election under any applicable state law.

         3.19 Environmental Laws and Regulations. Except as set forth on
Schedule 3.19: (a) during the occupancy and operation of the Subject Property by the La Senorita Companies and, to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, prior to their occupancy and operation, the operations of the Subject Property, and any use, storage, treatment, disposal or transportation of Hazardous Substances that has occurred in, on, to, from or under the Subject Property prior to the date of this Agreement have been in compliance with Environmental Requirements; (b) the La Senorita Companies have obtained and hold all necessary permits, licenses, approvals, consents or authorizations required under Environmental Requirements, and the La Senorita Companies are in compliance with all terms, conditions and provisions of the same; (c) during the occupancy and operation of the Subject Property by the La Senorita Companies and, to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, prior to their occupancy or operation, no release, leak, discharge, spill, disposal or emission of Hazardous Substances has occurred in, on, to, from or under the Subject Property in a quantity or manner that violates or requires further investigation or remediation under Environmental Requirements or as required by governmental authorities; (d) to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, there are no Hazardous Substances on the Subject Property as of the date of this Agreement, except for the presence of small quantities of Hazardous Substances utilized by the La Senorita Companies or other tenants of the Subject Property in compliance with Environmental Requirements, in the ordinary course of their business; (e) there is no pending or, to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, threatened litigation or administrative investigation or proceeding concerning the Subject Property or the La Senorita Companies or the Shareholders relating to or regarding Hazardous Substances or Environmental Requirements; (f) to the best of the La Senorita Companies' and the Shareholders' knowledge, information and belief, there are no above-ground or underground storage tank systems or asbestos-containing materials located at the Subject Property; or (g) neither the La Senorita Companies nor any of the Shareholders is aware of any facts, conditions or circumstances that could reasonably be expected to form the basis for a claim against any La Senorita Company or Buyer of or relating to the La Senorita Companies' compliance or failure to comply with any Environmental Requirements.

         3.20 Absence of Certain Changes or Events. Since December 31, 1997, none of the La Senorita Companies has: (i) suffered any extraordinary losses or waived any rights of substantial value; (ii) amended its Articles of Incorporation, Bylaws or other organizational documents; (iii) made any change in its mode of management or any change in its method of operation or method of accounting; (iv) made or become obligated to make any capital expenditures other than such expenditures or commitments not exceeding $5,000.00 in the aggregate;
(v) suffered any event or circumstance that could have a Material Adverse Effect; (vi) entered into any transaction, except in the ordinary course of its business consistent with good business practice; (vii) received any notice of any claim asserted against it by any Agency that could have a Material Adverse Effect; or (viii) incurred or agreed to incur any material obligation outside the ordinary course of business that has not heretofore been disclosed in writing to Buyer.

         3.21 True, Correct and Complete Information. All written agreements, lists, schedules, instruments, exhibits, documents, certificates, reports, statement and other writings furnished to Buyer pursuant hereto or in connection with this Agreement or the transactions contemplated hereby are and will be complete and accurate in all material respects. No representation or warranty by the La Senorita Companies and the Shareholders contained in this Agreement, in the schedules attached hereto or in any certificate furnished or to be furnished by any La Senorita

Company to Buyer in connection herewith or pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary in order to make any statement contained herein or therein not misleading. There is no fact known to the La Senorita Companies that has specific application to the La Senorita Companies or the Business (other than general economic or industry conditions) and that materially adversely affects or, as far as the La Senorita Companies can reasonably foresee, materially threatens, the Business, financial condition, or results of operations of the La Senorita Companies that has not been set forth in this Agreement or any schedule hereto.

         3.22 Availability of Documents. The La Senorita Companies have made available for inspection by Buyer at the offices of the La Senorita Companies true, correct and complete copies of their Articles of Incorporation, Bylaws, other organizational documents and all contracts, leases, arrangements, commitments and documents referred to herein or in any Schedule referred to herein, in each case together with all amendments and supplements thereto.

         3.23 Broker's and Finder's Fees. Except for their agreement with Bank of Boston, none of the La Senorita Companies has any agreements with any person to act as the La Senorita Companies' agent in connection with the transactions contemplated hereby. The La Senorita Companies and/or the Shareholders will pay any agent's, broker's or finder's fee or commission payable to Bank of Boston (the "Bank of Boston Fee") in connection with the transactions contemplated by this Agreement.

         3.24 Accounts Receivable; Evidences of Indebtedness. Set forth on
Schedule 3.24 is a list of all accounts receivable, promissory notes, contract rights, commercial paper, debt securities and other rights to receive money as of November 30, 1998, including any such amounts that are not reflected in the balance sheet as of September 30, 1998, included within the Financial Statements, and including receivables from and advances to Employees and the Shareholders (the "Receivables"). Schedule 3.24 shows the name of the account debtor, maker or obligor, the unpaid balance, the age of the Receivable and, if applicable, the maturity date, the interest rate and the collateral securing the obligation. All Receivables reflected in the Financial Statements or acquired since that date are legal, valid and binding obligations of the obligors and none of the La Senorita Companies nor any of the Shareholders has any knowledge of any fact impairing the collectability of such Receivables in accordance with their terms. The La Senorita Companies' invoices to customers are accurate in respect to services provided, except for matters that are immaterial as to each customer and in the aggregate. The reserves for doubtful receivables and uncollectible accounts reflected in the Financial Statements were established in accordance with GAAP and are sufficient to provide for any losses which may arise in connection with the collection of such Receivables. Since September 30, 1998, none of the La Senorita Companies has: (i) written off, cancelled, committed or become obligated to cancel or write off any Receivables; (ii) disposed of or transferred any Receivables except through the collection thereof in accordance with their terms; or (iii) acquired or permitted to be created any Receivables except in the ordinary course of its business consistent with past practice.

         3.25 Interests in Customers, Suppliers, Etc. No shareholder, officer, director or Affiliate of any La Senorita Company possesses, directly or indirectly, any financial interest in, or is a director, officer, Employee or Affiliate of, any corporation, firm, association or business organization that is a client, supplier, customer, lessor, lessee or competitor of any of the La Senorita Companies. Ownership of securities of a corporation whose securities are registered under the Securities Exchange Act of 1934 not in excess of five percent (5%) of any class of such securities shall not be deemed to be a financial interest for purposes of this Section 3.25.

         3.26 Officers and Directors. Set forth on Schedule 3.26 is a list of the current officers and directors of each of the La Senorita Companies.

         3.27 Bank Accounts and Powers of Attorney. Schedule 3.27 sets forth each bank, savings institution and other financial institution with which any of the La Senorita Companies have an account or safe deposit box and the names of all persons authorized to draw thereon or to have access thereto. Each person, if any, holding a power of attorney or similar grant of authority on behalf of any of the La Senorita Companies is identified on Schedule 3.27. Except as disclosed on such Schedule: (i) the La Senorita Companies have not given any revocable or irrevocable powers of attorney to any person, firm, corporation or organization relating to their business for any purpose whatsoever; and (ii) the La Senorita Companies have cancelled any and all credit, debt, gas and other cards issued to or in the name of or otherwise payable by the La Senorita Companies effective prior to the Closing and all amounts due thereunder have been fully paid and discharged.

         (B) REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.

         Each Shareholder represents and warrants that the representations and warranties in this Section 3(B) as they apply to such Shareholder are true and correct as of the date of this Agreement and at the time of the Closing.

         3.28 Authority; Ownership. The Shareholder has the full legal right, power and authority to enter into this Agreement. The Shareholder owns beneficially and of record the shares of the Capital Stock set forth opposite such Shareholder's name on Schedule 3.5, free and clear of all Encumbrances other than standard state and federal laws securing private offering restrictions and such shares of the Capital Stock, together with the other shares of the Capital Stock set forth on Schedule 3.5, constitute all of the outstanding shares of capital stock of the La Senorita Companies. The Shareholder has owned the Capital Stock since the date set forth on Schedule 3.5.

         3.29 Validity of Obligations. This Agreement and all other agreements, documents and instruments to be executed by the Shareholder have been, or will be when executed, duly executed and delivered and are the legal, valid and binding obligations of the Shareholder that is a party thereto enforceable in accordance with their respective terms, except as such enforcement may be limited by the Equitable Exceptions.

         3.30 Absence of Claims Against the La Senorita Companies. The Shareholder does not have any claims against the La Senorita Companies other than as disclosed herein.

         3.31 Taxes. The Shareholder is eligible to make an election under
Section 338(h) (10) of the Code and any comparable election under state law.

         (C) LIMITATIONS ON REPRESENTATIONS AND WARRANTIES OF THE LA SENORITA COMPANIES AND THE SHAREHOLDERS.

         3.32 Limitation. Except for matters expressly set forth in this ARTICLE III, including, without limitation, the representations and warranties set forth in Section 3.10 above, and except as set forth in any of the schedules referenced in this Agreement: (i) no other warranties whatsoever are made, including, without limitation, with regard to matters relative to Intellectual Property or Year 2000 compliance; and (ii) the La Senorita Companies and the Shareholders expressly disclaim all implied warranties, including, but not limited to, implied warranties of merchantability and fitness for a particular purpose.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF CASA OLE AND BUYER

         Casa Ole and Buyer represent and warrant to the La Senorita Companies and the Shareholders as follows:

         4.1 Due Organization. Casa Ole is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Casa Ole and Buyer has full corporate power and authority to own, lease or operate its properties and to carry on its business as it is now being conducted and to enter into this Agreement and perform its obligations hereunder.

         4.2 No Conflict. The execution, delivery and performance of this Agreement by Casa Ole and Buyer and compliance with the provisions of this Agreement by Casa Ole and Buyer will not violate the provisions of the Charter Documents of Casa Ole or Buyer or conflict with or result in a breach of the provisions of, or constitute a default under, any law, regulation or order or any indenture, mortgage, deed of trust, franchise, permit, license, note, agreement or other instrument to which Casa Ole or Buyer is a party or by which Casa Ole or Buyer may be bound.

         4.3 Authority for Agreement. The execution, delivery and performance of this Agreement by Casa Ole and Buyer and all other agreements by and among the parties, and the consummation by Casa Ole and Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action and no further action or approval is required in order to permit Casa Ole and Buyer to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Casa Ole and Buyer and constitutes, and all other agreements by and among the parties, when executed and delivered in accordance with the terms hereof and thereof, will constitute, the legal, valid and binding obligations of Casa Ole and Buyer, enforceable in accordance with the terms thereof, except as such enforcement may be limited by the Equitable Exceptions. Casa Ole and Buyer have full power, authority and legal right to enter into this Agreement, and all other agreements by and among the parties, and to consummate the transactions contemplated hereby and thereby.

         4.4 Absence of Certain Proceedings. There are no bankruptcy, reorganization or arrangement proceedings pending, or to the knowledge of Casa Ole or Buyer, threatened against Casa Ole or Buyer, and neither Casa Ole nor Buyer is currently contemplating filing any voluntary petition seeking protection under any bankruptcy laws.

         4.5 Broker's and Finder's Fees. Neither Casa Ole nor Buyer has made any agreement with any person, or taken any action that would cause any person to become entitled to an agent's, broker's or finder's fee or commission in connection with the transactions contemplated by this Agreement.

         4.6 Investment Intent. Buyer is acquiring the Purchased Shares for its own account, for investment, and without any present intention to resell the Purchased Shares. Buyer acknowledges and agrees that the Purchased Shares have not been and will not be registered under the Securities Act of 1933 or the Michigan Uniform Securities Act, and Buyer will not resell the Purchased Shares unless they are so registered or unless an exemption from registration is available. Buyer consents to the imposition of a legend to this effect on the certificates for the Purchased Shares and to a notation to this effect in the appropriate records of each La Senorita Company. To effectuate the terms and conditions hereof, Buyer represents and warrants to each La Senorita Company that it has consulted with counsel and that it believes the transaction contemplated hereby does not violate the Securities Act of 1933 or the Michigan Uniform Securities Act and that this transaction otherwise qualifies as an exempt transaction thereunder.

         4.7 Representations and Warranties of Casa Ole and Buyer. Casa Ole and Buyer acknowledge that the MLCC has established certain requirements that must be satisfied prior to the transfer of the MLCC liquor licenses owned by the La Senorita Companies to Buyer. With respect to such transfer, Casa Ole and Buyer represent and warrant to the La Senorita Companies and the Shareholders that:
(i) to the best of Casa Ole's and Buyer's knowledge, information and belief, Casa Ole, Buyer and their respective Affiliates, shareholders, officers and directors, if applicable, are qualified to have the MLCC licenses transferred to Buyer; and (ii) neither Casa Ole nor Buyer knows of any reason why the MLCC would not approve the transfer of such licenses to Buyer. Casa Ole and Buyer further acknowledge that they understand that the investigation process associated with the transfer of the MLCC licenses will require a period of time and that, in accordance with Section 6.18 of this Agreement, the Closing will not occur until such time as the investigation process has been completed and all of the MLCC licenses shall have been validly transferred to Buyer.

                                   ARTICLE V

                                    COVENANTS

         5.1 Covenants of the La Senorita Companies and the Shareholders. The La Senorita Companies and the Shareholders covenant as follows:

              (a) No Solicitation of Employees. The Shareholders and Lansing will not, and the Shareholders will cause Lansing and the Affiliates of the La Senorita Companies not to, for a period of five (5) years following the Closing, knowingly solicit or hire, without the prior written consent of Buyer, any Employee of Buyer who was employed or leased by, or otherwise provided services to, the La Senorita Companies at or immediately prior to the Closing; provided, however, that commencing on the first anniversary of the Closing Date, the Shareholders, Lansing and the Affiliates of the La Senorita Companies shall be permitted to hire any former Employee of Buyer solely to work in a real estate management, sales or investment position.

              (b) Maintenance of Business. During the period from the date hereof to the Closing:

                  (i) The La Senorita Companies and the Shareholders shall
              maintain the Business in as good a condition as that existing on the date of this Agreement. All machinery and equipment included in the Business that are in use and necessary for the day-to-day operation of the Business will be in normal operating condition for the purpose for which the same are used in the Business;

                  (ii) The La Senorita Companies shall not, and the Shareholders shall cause the La Senorita Companies not to, without the prior written consent of Buyer, permit any modifications or additions to the Business, except for any repair and renovation herein described, or sell or permit to be sold or otherwise transferred or disposed of any item or group of items constituting personal property, except food, beverage and other items sold in the ordinary course of business, nor prepay any contracts or leases except as is customary in the ordinary course of business;

                  (iii) The La Senorita Companies and the Shareholders shall maintain the La Senorita Companies' existing insurance coverage with respect to the Business;

                  (iv) The La Senorita Companies and the Shareholders shall
              assist and cooperate with Buyer prior to the Closing in obtaining all necessary permits and licenses (and where possible will assign such permits and licenses to Buyer) to continue operating the Business in the present manner; and

                  (v) The La Senorita Companies and the Shareholders shall use their reasonable efforts to maintain substantially all of the current Employees of the Business in a manner consistent with the La Senorita Companies' normal business practices.

              (c) Operations in Due Course. The La Senorita Companies and the Shareholders shall operate the Business in their usual and customary manner in the due course of business prior to the Closing.

              (d) Material Adverse Effect. The La Senorita Companies and the Shareholders shall provide to Buyer prompt written notice of any loss, damage or destruction of or to the Improvements or the Personal Property (other than reasonable wear, tear and use) that results in a Material Adverse Effect with respect to any La Senorita restaurant or the Business.

              (e) Access; Confidential Information. Between the date of this Agreement and the Closing Date the La Senorita Companies and the Shareholders shall afford to the officers, Employees and other authorized representatives of Buyer, including, without limitation, its engineers, counsel, independent auditors and bankers, access to each business operation of the La Senorita Companies, the properties and the books and records of the La Senorita Companies and will furnish Buyer with such additional financial and operating data and other information as to the business and properties of the La Senorita Companies as Buyer may, from time to time, reasonably request. Buyer will cause all information obtained from the La Senorita Companies and the Shareholders in connection with the negotiation and performance of this Agreement to be treated as confidential. Buyer will not disclose such confidential information to any person or entity other than their respective Employees, legal counsel, accountants, consultants and bankers. Buyer will not use, nor knowingly allow others to use, any such confidential information in a manner detrimental to the La Senorita Companies. In the event that the transactions contemplated by this Agreement are not consummated, then all such confidential information, including copies thereof shall be promptly returned to the La Senorita Companies and the Shareholders.

              (f) Assets of KMANCO. KMANCO shall have a minimum of $45,000 net value (value of assets in excess of trade payables) of merchandise, decor and supplies at the Closing Date.

              (g) Broker's and Finder's Fees. The La Senorita Companies or the Shareholders will obtain a payoff letter (the "Bank of Boston Payoff Letter") from Bank of Boston, which letter shall set forth the total amount of the Bank of Boston Fee and directions for payment thereof by wire transfer and which shall provide that, upon receipt of the Bank of Boston Fee by Bank of Boston from Buyer on behalf of the La Senorita Companies and the Shareholders, Bank of Boston releases its claims against Buyer or the La Senorita Companies for any agent's, broker's or finder's fee or commission. The Shareholders and Lansing hereby authorize and direct Buyer to pay to Bank of Boston at the Closing the Bank of Boston Fee out of the Purchase Price in accordance with the Bank of Boston Payoff Letter.

              (h) Termination of Obligations. Each of the promissory notes or other agreements evidencing the borrowing of funds or receipt of credit listed on Schedules 3.4 and 3.12 be cancelled, terminated or assigned to a Shareholder or a company that is not one of the La Senorita Companies prior to the Closing Date, and the La Senorita Companies will deliver to Buyer evidence of such cancellation, termination or assignment.

         5.2 Covenants of the La Senorita Companies, the Shareholders, Casa Ole and Buyer. The La Senorita Companies, the Shareholders, Casa Ole and Buyer covenant as follows:

              (a) Diligence Towards Closing. The La Senorita Companies, the Shareholders, Casa Ole and Buyer from and after the date hereof will not hinder in any way or unreasonably delay the Closing of the transactions contemplated by this Agreement.

              (b) Notice of Untrue or Inaccurate Representations. The La Senorita Companies, the Shareholders, Casa Ole and Buyer will promptly give written notice to the other upon becoming aware of the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event that would cause or constitute, or would be likely to cause or constitute, any of such party's representations or warranties being or becoming untrue or inaccurate.

              (c) Records Pertaining to the La Senorita Companies.

                  (i) Turnover of Records. At the Closing, the Shareholders
              shall deliver or cause to be delivered to Buyer any records in the possession of the Shareholders and applicable to the La Senorita Companies.

                  (ii) Retention of Records. Buyer shall, for a period of four
              (4) years (except in the case of any sales invoices, which shall be for three years) after the Closing Date, neither dispose of nor destroy any of the business records or files of the La Senorita Companies without first offering to turn over possession copies thereof to the Shareholders, at the Shareholders' expense, by written notice to the Shareholders at least thirty (30) days prior to the proposed date of such disposition or destruction.

                  (iii) Access to Records. Buyer shall allow the Shareholders access to all business records and files of the La Senorita Companies during normal working hours at the principal place of business of the La Senorita Companies, or at any location where such records are stored, and the Shareholders shall have the right, at their own expense, to make copies of any such records and files.

                  (iv) Assistance with Records. From and after the Closing Date,
              Buyer shall make available to the Shareholders upon written request: (i) personnel of the La Senorita Companies to assist the Shareholders in locating and obtaining records and files maintained by Buyer or the La Senorita Companies; and (ii) any of the personnel of the La Senorita Companies whose assistance or participation is reasonably required by the Shareholders in anticipation of, or preparation for, any existing or future third party actions, tax or other matters in which the Shareholders or any of their past, present or future Affiliates is involved and that relate to the Business.

              (d) Gift Certificates; Accrued Vacation Benefits. The La Senorita Companies, the Shareholders, Casa Ole and Buyer agree that the Shareholders shall be required to reimburse Buyer for: (i) any and all amounts outstanding under gift certificates issued by any La Senorita Company during calendar year 1998 and not redeemed prior to the Closing; and (ii) any and all compensation due to Employees for vacation accrued but not taken prior to the Closing; provided, however, that the Shareholders shall not be required to reimburse Buyer for such amounts unless and until: (y) in the case of gift certificates referred to in clause (i) above, such certificates are presented to Buyer for redemption; and (z) in the case of compensation referred to in clause (ii) above, at such time as the Employee entitled to such compensation request such compensation.

              (e) Tax Matters. Prior to the Closing, the La Senorita Companies, the Shareholders, Casa Ole and Buyer will agree to, and will set forth in writing as an attached Schedule 5.2(e) to this Agreement, an allocation of the Purchase Price among the Shares and the Lansing Assets (and, with respect to Traverse City and Franchise, an allocation of the amount allocated to the Shares of such companies (and corresponding liabilities) among the assets of such companies). Buyer, Lansing and the Shareholders agree to prepare their respective IRS forms and any state or local forms with respect to the sale of the Shares and the Lansing Assets in a manner that is consistent with the allocation contained in Schedule 5.2(e), which includes an allocation for asset values appropriate for Section 338(h)(10) of the Code and corresponding provisions of state and local law. The Shareholders, Traverse City, Franchise, Casa Ole and Buyer shall prepare and file promptly an election pursuant to Section 338(h)(10) of the Code and corresponding provisions of state and local law and in any event within the time allowed by applicable law with respect to the purchase of the Shares of Traverse City and Franchise. Consistent with such election pursuant to Section 338(h)(10) of the Code and corresponding provisions of state and local law, Traverse City and Franchise shall be treated as having sold all of their respective assets to Buyer (as opposed to the Shareholders selling the stock of such companies to Buyer), and Buyer shall be treated as having purchased the assets of such companies. Accordingly, the gain or loss attributable to the deemed sale of such assets shall be reported by Traverse City and Franchise on their final S corporation tax returns and such gain or loss shall be allocated to the Shareholders. Any tax liability attributable to such deemed sale of assets shall be the responsibility of the Shareholders. Within seventy-five (75) days after the Closing Date, the La Senorita Companies and the Shareholders shall prepare and file all income and property Tax Returns, Employee withholding, unemployment Tax Returns and other federal, state, county, local or city Tax Returns relating to the Business on or prior to the Closing Date and pay all amounts due under such returns. No new election with respect to Taxes or any changes in current elections with respect to Taxes affecting the La Senorita Companies shall be made after the date of this Agreement without the prior written consent of Buyer.

              (f) Michigan Restaurant Association Self-Insured Workers Compensation Fund. The La Senorita Companies have delivered to Casa Ole and Buyer a written statement (the "Fund Statement") from the Michigan Restaurant Association Self-Insured Workers Compensation Fund (the "Fund"), a copy of which is attached hereto as Schedule 5.2(f). The Fund Statement sets forth: (i) the total amount of all credits or dividends (each a "Fund Adjustment Amount") that would become creditable or payable to the La Senorita Companies as a result of periods prior to the Closing, assuming that the La Senorita Companies were to continue their participation in the Fund for the three-year period following the Closing and that all pending claims filed with the Fund (the "Fund Claims") were resolved in the La Senorita Companies' favor; and (ii) a schedule indicating the dates on which the Fund would credit or pay, as the case may be, such Fund Adjustment Amounts to the La Senorita Companies. Buyer agrees that it will pay to the shareholders an amount equal to: (i) the Fund Adjustment Amount set forth on the Fund Statement; less (ii) any decrease in the Fund Adjustment Amount that results from the resolution of any Fund Claim against any La Senorita Company. Buyer, the La Senorita Companies and the Shareholders agree that Buyer shall pay the foregoing amount to the Shareholders in accordance with the schedule set forth on the Fund Statement and that in no event shall any payment made pursuant to this Section 5.2(f) exceed $39,300. Buyer, the La Senorita Companies and the Shareholders further agree that they shall use their best efforts to obtain from the Fund accurate information regarding the resolution of Fund Claims and the impact of such resolution on the Fund Adjustment Amounts. Nothing in this Section 5.2(f) shall be deemed to require Buyer to continue to participate in the Fund following the Closing.


                                   ARTICLE VI

                  CONDITIONS PRECEDENT TO OBLIGATIONS OF BUYER

         The obligations of Buyer to close the purchase of the Purchased Shares and the Lansing Assets and the other transactions contemplated hereby to occur at Closing are subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, except such conditions as Buyer may waive in writing:

         6.1 No Governmental Action. The absence at the time of Closing of any law, ordinance, rule, regulation, standard or guideline ("Governmental Requirement") of the United States, or any other political subdivision in which any material portion of the Project is located and any other political subdivision, agency or instrumentality exercising jurisdiction over Buyer or any material portion of the Business, which Governmental Requirement would prohibit any La Senorita Company's sale or Buyer's acquisition of any material portion of the Business.

         6.2 Representation and Warranties of Transferred Entities and Shareholders. All of the representations and warranties of each La Senorita Company and the Shareholders set forth in ARTICLE III; and in any Schedule or other disclosure in writing from the La Senorita Companies or the Shareholders shall have been true and correct when made, and shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

         6.3 Covenants of Transferred Entities and the Shareholders. All of the covenants and agreements herein on the part of each La Senorita Company and the Shareholders to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

         6.4 Transferred Entities' Certificate. There shall be delivered to Buyer a certificate dated as of the Closing Date and signed by the President or a Vice President of each of the La Senorita Companies and by the Shareholders to the effect set forth in Sections 6.2 and 6.3, which certificate shall have the effect of a representation and warranty made by the La Senorita Companies and the Shareholders on and as of the Closing Date.

         6.5 No Casualty Losses. None of the assets of the La Senorita Companies shall have suffered any destruction or damage by fire, explosion or other casualty or any taking by eminent domain which has materially impaired the operation of the Business or otherwise had a Material Adverse Effect.

         6.6 Certificates of Authorities. Each of the La Senorita Companies shall have furnished to Buyer: (i) certificates of the Secretary of State of Michigan and MESA, each dated as of a date not more than thirty (30) days prior to the Closing Date, attesting to the organization, existence and good standing of such La Senorita Companies; (ii) a copy, certified by the Secretary of State of Michigan as of a date not more than thirty (30) days prior to the Closing Date, of such La Senorita Companies' Articles of Incorporation or other organizational document and all amendments thereto; (iii) a copy, certified by the Secretary of each of the La Senorita Companies, of the Bylaws of such La Senorita Companies, as amended and in effect at the Closing Date; and (iv) a copy, certified by an authorized officer of such La Senorita Companies, of resolutions duly adopted by the Board of Directors of such La Senorita Companies duly authorizing the transactions contemplated in this Agreement.

         6.7 Litigation. At the Closing Date, there shall not be pending or threatened any litigation in any court or any proceeding before any Agency: (i) in which it is sought to restrain, invalidate, set aside or obtain damages in respect of the consummation of the purchase and sale of the Purchased Shares or the Lansing Assets or the other transactions contemplated hereby; (ii) that could, if adversely determined, result in any Material Adverse Effect; or (iii) as a result of which, in the reasonable judgment of Buyer, Buyer would be deprived of the material benefits of its ownership of the Business.

         6.8 Satisfaction of Buyer's Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all other related matters shall have been reasonably satisfactory to Locke Liddell & Sapp LLP, Dallas, Texas, counsel for Buyer.

         6.9 Opinion of Transferred Entities' Counsel. Buyer shall have received an opinion of Bishop & Heintz, P.C., counsel for each La Senorita Company and the Shareholders, dated the Closing Date, to the effect that: (i) the La Senorita Companies are corporations duly organized, validly existing and in good standing under the laws of the State of Michigan; (ii) each of Lansing and La Margarita and each Shareholder has full power, authority and legal right to enter into this Agreement and all other agreements to which such entity or person is a party and to consummate the transactions contemplated hereby and thereby; (iii) all corporate action required to be taken by Lansing and La Margarita, and all action required to be taken by each Shareholder, to approve this Agreement and all other agreements to which such entity or person is a party and the transactions contemplated hereby and thereby and to authorize execution and delivery of this Agreement and all other agreements to which such entity or person is a party and the performance by Lansing, La Margarita and each Shareholder of their respective obligations hereunder and thereunder, have been duly and properly taken, and no further action or approval is required in order to permit Lansing, La Margarita and each Shareholder to consummate the transactions contemplated by this Agreement and all other agreements to which such entity or person is a party; (iv) this Agreement and all other agreements and instruments to which such entity or person is a party have been duly authorized, executed and delivered by each La Senorita Company and the Shareholders, to the extent such entities or persons are parties hereto or thereto, and constitute valid and binding agreements of such La Senorita Company and of the Shareholders, to the extent such entities or persons are parties hereto or thereto, enforceable in accordance with their terms, except as such enforceability may be limited by the Equitable Exceptions; and (v) the execution, delivery and performance of this Agreement and all other agreements by and among the parties and the consummation of the transactions contemplated hereby and thereby will not (A) to the best of such counsel's knowledge, result in any breach or termination of, or constitute a default under, or constitute an event which with notice or lapse of time, or both, would become a default under, or result in the creation of any Encumbrance upon any of the assets of the Business under, or create any rights of termination, cancellation or acceleration in any person under, any contract, lease, arrangement or commitment which is material to the business or financial condition of each La Senorita Company or to the best of such counsel's knowledge, violate any order, writ, injunction or decree to which such La Senorita Company is a party or by which any of its assets, business or operations may be bound or affected or under which such La Senorita Company or the Business or operations of the La Senorita Company receive benefits, which violation would be material to the business or financial condition of the La Senorita Company; (B) to the best of such counsel's knowledge, require the consent, waiver, approval, license or authorization of any person or Agency that has not been duly obtained, the failure to obtain which could have a material adverse effect upon the business or financial condition of any La Senorita Company; or (C) to the best of such counsel's knowledge, result in the violation of any provision of law applicable to any La Senorita Company that could have a Material Adverse Effect upon the business or financial condition of the La Senorita Companies.

         6.10 No Material Adverse Effect. There shall not have occurred any Material Adverse Effect. Each La Senorita Company shall have delivered to Buyer an unaudited balance sheet dated as of November 30, 1998 that reflects that there has been no Material Adverse Effect. In addition, Buyer shall receive a certificate from each La Senorita Company, dated as of the Closing Date and in form and substance satisfactory to Buyer, as to the fulfillment of the conditions set forth in this Section 6.10.

         6.11 Consents. Each La Senorita Company shall have obtained all orders, approvals, estoppel certificates or consents of third parties, including, without limitation, any orders, approvals, certificates or consents deemed necessary by counsel to Buyer that shall be required to consummate the transactions contemplated hereby.

         6.12 No Transfers to Affiliates. Except as otherwise expressly contemplated by this Agreement and the Asset Purchase Agreement, no La Senorita Company shall have distributed or transferred, and no Shareholder shall have received from any La Senorita Company, any of its assets or properties, or made any payments, to or for the benefit of any Shareholder or other Affiliate of the Transferred Entities.

         6.13 Resignations of Directors and Officers. Buyer shall have received the resignations of each of the directors and officers of the Transferred Entities, effective as of the Closing. In addition, pursuant to the Restriction Agreement, or if no such Restriction Agreement is entered into, in accordance with the Charter Documents of Development, either: (i) Kenneth Kleinrichert shall have resigned from, and Louis P. Neeb shall have been elected to, the Board of Directors of Development, in which case, the Board of Directors of Development shall consist of no more than two persons; or (ii) Louis P. Neeb and Larry Forehand shall have been elected to the Board of Directors of Development, in which case, the Board of Directors of Development shall consist of no more than four persons.

         6.14 Financing. Buyer's financing sources shall have provided the necessary approvals to provide funds with respect to the consummation of the transactions contemplated hereby and have consummated such financing on terms satisfactory to Buyer.

         6.15 Further Assurances. Each La Senorita Company and each Shareholder shall take all such further action as may be reasonably requested by Buyer in order to effectuate the consummation of the transactions contemplated by this Agreement. If Buyer shall reasonably determine that any further conveyance, assignment or other document or any further action is necessary to vest in it full title to the Purchased Shares or Lansing Assets, each La Senorita Company and the Shareholders shall cause the appropriate officers to execute and deliver all such instruments and take all such action as Buyer may reasonably determine to be necessary.

         6.16 Real Property Leases. La Margarita shall have executed and delivered to Buyer (or the appropriate operating entity) and Casa Ole the real estate lease agreements in substantially the form attached hereto as Exhibit D pertaining to the property on which the restaurant operations are conducted (the "Real Property Leases"), together with Landlord's and Mortgage Holder's Nondisturbance Agreements and Title Commitments, in form and substance acceptable to Buyer and Casa Ole, for each of the properties subject to the Real Property Leases.

         6.17 MESA Notice. The La Senorita Companies shall have disclosed to the Buyer, at least two (2) business days prior to the date of this Agreement, on forms provided by the Michigan Employment Security Agency ("MESA"), the amount of the La Senorita Companies' outstanding MESC tax liability, unreported MESA tax liability, MESA tax payments, MESA tax rates, five (5) years of cumulative unemployment benefit charges, a list of all current Employees of the Seller, and a listing of Employees of the La Senorita Companies separated from employment in the most recent twelve (12) months immediately preceding the Closing.

         6.18 Liquor Licenses. Buyer shall have received all necessary approvals, consents, authorizations from, and shall have satisfied all requirements of, the MLCC necessary to transfer the liquor licenses owned by the La Senorita Companies to Buyer (or to procure new licenses, if necessary, with respect to any of the restaurants operated by the La Senorita Companies) prior to the Closing Date.

         6.19 Employment Agreement. Steven Arnot shall have executed and delivered to Buyer an employment agreement in form and substance satisfactory to Arnot, Casa Ole and Buyer (the "Employment Agreement").

         6.20 Noncompetition Agreements. Each of the Shareholders shall have executed and delivered to Buyer a noncompetition agreement in form and substance satisfactory to the Shareholders, Casa Ole and Buyer in which such persons agree that they will not compete with Casa Ole or Buyer in the operation of a Mexican-style restaurant business for a period of five (5) years within the State of Michigan (the "Noncompetition Agreements").

         6.21 Escrow Agreement. Each of the Shareholders and Lansing shall have executed and delivered to Buyer the Escrow Agreement.

         6.22 Releases of Encumbrances. The La Senorita Companies shall have obtained and delivered to Casa Ole and Buyer releases of any and all Encumbrances, including expressly all of the Encumbrances listed on Schedule 3.4, together with fully-executed termination statements in form and substance suitable for filing with the appropriate Agencies to evidence the release of such Encumbrances.

         6.23 Bill of Sale. Lansing shall have executed and delivered to Buyer the Bill of Sale.

         6.24 S Corporation Elections. The S corporation elections of each of Traverse City and Franchise shall be valid.

         6.25 Allocation of the Purchase Price. The parties shall have agreed to an allocation of the Purchase Price in accordance with Section 5.2(e) and shall have prepared and delivered to one another Schedule 5.2(e) to this Agreement.

         6.26 Bank of Boston Payoff Letter. The La Senorita Companies and the Shareholders shall have obtained and delivered to Buyer the Bank of Boston Payoff Letter.

                                   ARTICLE VII

             CONDITIONS PRECEDENT TO OBLIGATIONS OF THE LA SENORITA
                           COMPANIES AND SHAREHOLDERS

         The obligations of each La Senorita Company and the Shareholders to cause the sale of the Purchased Shares and the Lansing Assets and the other transactions contemplated hereby to occur at Closing shall be subject to the satisfaction on or prior to the Closing Date of all of the following conditions, except such conditions as each La Senorita Company and the Shareholders may waive in writing:

         7.1 Representations and Warranties of Buyer. All of the representations and warranties of Buyer contained in this Agreement and in any Schedule or other disclosure in writing from Buyer shall have been true and correct when made, and shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

         7.2 Covenants of Buyer. All of the covenants and agreements herein on the part of the Buyer to be complied with or performed on or before the Closing Date shall have been fully complied with and performed.

         7.3 Buyer's Certificate. There shall be delivered to the La Senorita Companies and the Shareholders a certificate dated as of the Closing Date and signed by the President or a Vice President of Buyer to the effect set forth in Sections 7.1 and 7.2, which certificate shall have the effect of a representation and warranty made by Buyer on and as of the Closing Date.

         7.4 Certificates of Authorities. Buyer shall have furnished to the La Senorita Companies: (i) a certificate of the Secretary of State of Delaware, dated as of a date not more than thirty (30) days prior to the Closing Date, attesting to the organization, existence and good standing of Buyer; (ii) a copy, certified by the Secretary of State of Delaware as of a date not more than thirty (30) days prior the Closing Date, of Buyer's Certificate of Incorporation and all amendments thereto; (iii) a copy, certified by the Secretary of Buyer, of the Bylaws of Buyer, as amended and in effect at the Closing Date; and (iv) a copy, certified by an authorized officer of Buyer, of resolutions duly adopted by the Board of Directors of Buyer duly authorizing the transactions contemplated in this Agreement.

         7.5 Satisfaction of Transferred Entities' Counsel. All actions, proceedings, instruments and documents required to carry out this Agreement or incidental thereto and all other related legal matters shall have been reasonably satisfactory to Bishop & Heintz, P.C., counsel for the Transferred Entities and the Shareholders.

         7.6 Real Property Leases. Buyer, or the appropriate operating entity, together with Casa Ole as guarantor, shall have executed and delivered to La Margarita the Real Property Leases.

         7.7 Opinion of Casa Ole and Buyer's Counsel. The Shareholders shall have received an opinion of Locke Liddell & Sapp LLP, counsel for Casa Ole and Buyer dated the Closing Date, to the effect that: (i) Casa Ole is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (ii) each of Casa Ole and Buyer has full power, authority and legal right to enter into this Agreement and all other agreements to which such entity is a party and to consummate the transactions contemplated hereby and thereby; (iii) all corporate action required to be taken by each of Casa Ole and Buyer to approve this Agreement and all other agreements to which such entity is a party and the transactions contemplated hereby and thereby and to authorize execution and delivery of this Agreement and all other agreements and the performance by Casa Ole and Buyer of their respective obligations hereunder and thereunder, have been duly and properly taken, and no further action or approval is required in order to permit Casa Ole and Buyer to consummate the transactions contemplated by this Agreement and all other agreements to which such entity or person is a party; and (iv) this Agreement and all other agreements and instruments by and among the parties have been duly authorized, executed and delivered by each Casa Ole and Buyer, to the extent such entities are parties hereto or thereto, and constitute valid and binding agreements of Casa Ole and Buyer, to the extent such entities are parties hereto or thereto, enforceable in accordance with their terms, except as such enforceability may be limited by the Equitable Exceptions. For purposes of rendering the opinions referred to in section (iv) above, Locke Liddell & Sapp LLP shall be entitled to limit the opinions to the laws of the State of Texas and to assume that the laws of the State of Texas are the same as the laws of the State of Michigan.

         7.8 Employment Agreement. Buyer shall have executed and delivered to Steve Arnot the Employment Agreement.

         7.9 Noncompetition Agreements. Buyer shall have executed and delivered to each of the Shareholders the Noncompetition Agreements.

         7.10 Escrow Agreement. Buyer shall have executed and delivered to the Shareholders and Lansing the Escrow Agreement.

         7.11 Liquor Licenses. Buyer shall have received all necessary approvals, consents, authorizations from, and shall have satisfied all requirements of, the MLCC necessary to transfer the liquor licenses owned by the La Senorita Companies to Buyer (or the appropriate operating entity) prior to the Closing Date.

         7.12 Bill of Sale. Buyer shall have executed and delivered to Lansing the Bill of Sale.

         7.13 Restriction Agreement. Buyer shall have consented in writing to be bound by the terms of the Restriction Agreement; provided, however, that prior to their execution of the Restriction Agreement, KMANCO, Kenneth Kleinrichert and La Margarita shall have provided Buyer with a copy of the proposed Restriction Agreement in the form that is proposed to be executed by the parties thereto and shall have afforded Buyer an opportunity to review and comment upon the Restriction Agreement.

         7.14 Allocation of the Purchase Price. The parties shall have agreed to an allocation of the Purchase Price in accordance with Section 5.2(e) and shall have prepared and delivered to one another Schedule 5.2(e) to this Agreement.

                                  ARTICLE VIII

                                     CLOSING

         8.1 Closing Date and Place. Subject to satisfaction or waiver of the conditions to the obligations of the parties, the consummation of the purchase and sale of the Assets and the related transactions contemplated hereby shall take place at a closing (the "Closing") to be held at the offices of Bishop & Heintz, P.C., Traverse City, Michigan or at such other place as shall be mutually agreed upon among the parties at 10:00 a.m., Traverse City, Michigan time, on February 28, 1999, or, if the condition set forth in Section 6.18 hereof has not been satisfied on such date, three business days after such condition has been satisfied, or at such other date as the parties may mutually agree upon (the "Closing Date").

         8.2 Conveyance of the Stock. In order to consummate the sale, assignment, transfer and conveyance of the stock, the Shareholders will deliver to Buyer at the Closing certificates representing one hundred percent (100%) of Purchased Shares, free and clear of all Encumbrances.

         8.3 Transferred Entities' Obligations at Closing. At the Closing, the Transferred Entities and the Shareholders shall deliver to Buyer:

             (a) the books and records of each La Senorita Company;

             (b) certificates representing the Purchased Shares, duly endorsed in blank or accompanied by appropriate stock or interest powers, in proper form for transfer, with all transfer taxes paid;

             (c) the Real Property Leases;

             (d) appropriate receipts;

             (e) the releases and termination statements required to be delivered pursuant to Section 6.22;

             (f) the Bank of Boston Payoff Letter required to be delivered pursuant to Section 6.26;

             (g) to the extent not previously delivered, any and all documents required to be delivered pursuant to the terms of this Agreement; and

             (h) such other documents and instruments as shall be reasonably required of the Transferred Entities and the Shareholders by Buyer.

         8.4 Buyer's Obligations at the Closing. At the Closing, Buyer shall deliver to the Shareholders:

             (a) the Purchase Price (less the Escrowed Amount and the Bank of Boston Fee);

             (b) the Real Estate Leases;

             (c) appropriate receipts;

             (d) to the extent not previously delivered, any and all documents required to be delivered pursuant to the terms of this Agreement;

             (e) such other documents and instruments as shall be reasonably required of Buyer by the Shareholders.

         8.5 Payment into Escrow. At the Closing, Buyer shall deliver to Nationsbank or such other entity mutually agreed by the parties (the "Escrow Agent") by wire transfer of immediately available funds, the Escrowed Amount to be held in escrow by the Escrow Agent in accordance with the terms of the Escrow Agreement.

                                   ARTICLE IX

                               PERSONAL GUARANTEES

                            [Intentionally omitted.]

                                   ARTICLE X

                          SURVIVAL AND INDEMNIFICATION

         10.1 Survival of Covenants, Agreements, Representations and Warranties.

             (a) Covenants and Agreements. All covenants and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and shall continue in full force and effect thereafter according to their terms without limit as to duration.

             (b) Representations and Warranties. All representations and warranties contained herein shall survive the Closing and shall continue in full force and effect thereafter for a period of two (2) years following the Closing, except that: (a) the representations and warranties contained in Section 3.18 (Tax Matters) hereof shall survive until the earlier of (i) the expiration of the applicable periods (including any extensions) of the respective statutes of limitation applicable to the payment of the taxes to which such representations and warranties relate without an assertion of a deficiency in respect thereof by the applicable taxing authority or (ii) the completion of the final audit and determinations by the applicable taxing authority and final disposition of any deficiency resulting therefrom; (b) the representations and warranties contained in Section 3.19 (Environmental Laws and Regulations) hereof shall survive for a period of five (5) years following the Closing; (c) the representations and warranties contained in Section 3.14 (Employee Benefits) hereof shall survive until the expiration of the applicable period of the statutes of limitation applicable to ERISA matters; and (d) the representations and warranties contained in Sections 3.2 (Authority for Agreement), 3.4 (Title to Assets) and 3.5 (Capital Stock of the Transferred Entities; Subsidiaries) shall survive indefinitely.

             (c) Claims Made Prior to Expiration. Notwithstanding the foregoing survival periods set forth in this Section 10.1, the termination of a survival period shall not affect the rights of an Indemnified Party in respect of any claim made by such party with specificity, in good faith and in writing to the Indemnifying Party in accordance with Sections
         10.5 and 12.4 hereof prior to the expiration of the applicable survival period.

         10.2 Buyer's Losses. Lansing and the Shareholders jointly and severally agree to indemnify and hold harmless Buyer and the Transferred Entities, and their respective directors, officers, Employees, representatives, agents and attorneys from, against, for and in respect of any and all damages (including, without limitation, amounts paid in settlement with each Shareholder's consent, which may not be unreasonably withheld), penalties, fines, interest and monetary sanctions, losses, obligations, liabilities, claims, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding (hereinafter referred to collectively as "Buyer's Losses") suffered, sustained, incurred or required to be paid by any of them by reason of: (i) the failure by a La Senorita Company to comply with all applicable laws relating to bulk transfers including the provisions of the Uniform Commercial Code of the State of Michigan; (ii) any representation or warranty made by a La Senorita Company or the Shareholders in or pursuant to this Agreement being untrue or incorrect in any respect; (iii) any liability arising from or with respect to the La Senorita Companies or the Lansing Assets through the Closing Date, including, without limitation, the ownership or operation of the Business through the Closing Date and any liabilities for warranties or defective products arising from sales by the La Senorita Companies on or prior to the Closing Date; (iv) any failure by a La Senorita Company or the Shareholders to observe or perform their respective covenants and agreements set forth in this Agreement or any other agreement or document executed by them in connection with the transactions contemplated hereby; (v) any failure to file annual returns with the IRS or the U.S. Department of Labor for periods ending on or prior to the Closing Date with regard to any item listed on Schedule

3.14 (Employee Benefits) hereof, including any applicable penalties and interest, including, but not limited to, those amounts described under Section 502(c)(2) of ERISA or Section 6652(e) of the Code; (vi) any matter listed on
Schedule 3.6 (Litigation; Governmental Action, Etc.); or (vii) any liability arising from or based upon the required consents set forth in Schedule 3.16 (Consents) hereof and not obtained prior to the Closing.

         10.3 Employee Compensation and Benefits. Lansing and the Shareholders jointly and severally agree to indemnify and hold Buyer, and its directors, officers, Employees, representatives, agents and attorneys harmless from and against any and all claims made by persons employed or leased by, or who otherwise provided services to, any La Senorita Company, regardless of when made, for wages, salaries, bonuses, pension, workmen's compensation, medical insurance, disability, vacation, severance, pay in lieu of notice, sick benefits or other compensation or benefit arrangements to the extent the same are based on employment service rendered to any La Senorita Company prior to the Closing Date or injury or sickness occurring prior to the Closing Date (collectively, "Employee Claims").

         10.4 Shareholders' Losses. Buyer agrees to indemnify and hold harmless Lansing and the Shareholders from, against, for and in respect of any and all damages (including, without limitation, amounts paid in settlement with Buyer's consent, which may not be unreasonably withheld), penalties, fines, interest and monetary sanctions, losses, obligations, liabilities, claims, deficiencies, costs and expenses, including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation, claim or proceeding (hereinafter referred to collectively as "Shareholders' Losses") suffered, sustained, incurred or required to be paid by a Shareholder by reason of: (i) any representation or warranty made by Buyer in or pursuant to this Agreement being untrue or incorrect in any respect; (ii) any liability arising from or with respect to the ownership or operation of the Business after the Closing Date, including, without limitation, any liability for warranties or defective products arising from sales by Buyer after the Closing Date; (iii) any failure by Buyer to observe or perform its covenants and agreements set forth in this Agreement; (iv) any failure by Buyer to observe or perform its covenants and agreements set forth in this Agreement or any other agreement or document executed by it in connection with the transactions contemplated hereby; or (vi) any amounts payable to Shareholders pursuant to Section 5.2(f) hereof.

         10.5 Notice of Loss. Except to the extent set forth in the next sentence, a party to this Agreement shall not have any liability under the indemnity provisions of this Agreement with respect to a particular matter unless a notice setting forth in reasonable detail the breach which is asserted has been given to the Indemnifying Party (as hereafter defined) and, in addition, if such matter arises out of a suit, action, investigation or proceeding, such notice is given promptly, but in any event within thirty (30) days after the Indemnified Party (as hereafter defined) is given notice of the commencement of the suit, action, investigation or proceeding. Notwithstanding the preceding sentence, failure of the Indemnified Party to give notice hereunder shall not release the Indemnifying Party from its obligations under this ARTICLE X, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice. With respect to Buyer's Losses and Employee Claims, Lansing and the Shareholders, jointly and severally, shall be the Indemnifying Party and Buyer shall be the Indemnified Party. With respect to Shareholders' Losses, Buyer shall be the Indemnifying Party and Lansing and the Shareholders shall be the Indemnified Party.

         10.6 Right to Defend. Upon receipt of notice of any suit, action, investigation, claim or proceeding for which indemnification might be claimed by an Indemnified Party, the Indemnifying Party shall be entitled to defend, contest or otherwise protect against such suit, action, investigation, claim or proceeding at its own cost and expense, and the Indemnified Party must cooperate in any such defense or other action. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in a defense thereof by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or the Indemnifying Party fails to assume defense of the matter. In the event the Indemnifying Party shall fail to defend, contest or otherwise protect in a timely manner against any such suit, action, investigation, claim or proceeding, the Indemnified Party shall have the right, but not the obligation, to defend, contest or otherwise protect against the same and make any compromise or settlement thereof and recover the entire cost thereof from the Indemnifying Party including reasonable attorneys' fees, disbursements and all amounts paid as a result of such suit, action, investigation, claim or proceeding or the compromise or settlement thereof; provided, however, that the Indemnified Party must send a written notice to the Indemnifying Party of any such proposed settlement or compromise, which settlement or compromise the Indemnifying Party may reject, in its reasonable judgment, within thirty (30) days of receipt of such notice. Failure to reject such notice within such thirty (30) day period shall be deemed an acceptance of such settlement or compromise. The Indemnified Party shall have the right to effect a settlement or compromise over the objection of the Indemnifying Party; provided, that if (i) the Indemnifying Party is contesting such claim in good faith or (ii) the Indemnifying Party has assumed the defense from the Indemnified Party, the Indemnified Party waives any right to indemnity therefor. If the Indemnifying Party undertakes the defense of such matters, the Indemnified Party shall not, so long as the Indemnifying Party does not abandon the defense thereof, be entitled to recover from the Indemnifying Party any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than the reasonable costs of investigation undertaken by the Indemnified Party with the prior written consent of the Indemnifying Party.

         10.7 Cooperation. Buyer, the Transferred Entities and the Shareholders and each of their Affiliates, successors and assigns shall cooperate with each other in the defense of any suit, action, investigation, proceeding or claim by a third party and, during normal business hours, shall afford each other access to their books and records and Employees relating to such suit, action, investigation, proceeding or claim and shall furnish each other all such further information that they have the right and power to furnish as may reasonably be necessary to defend such suit, action, investigation, proceeding or claim, including, without limitation, reports, studies, correspondence and other documentation relating to Environmental Protection Agency, Occupational Safety and Health Administration, and Equal Employment Opportunity Commission matters.

         10.8 Limitations on Indemnification Obligation. The persons or entities indemnified pursuant to this ARTICLE X shall not assert any claim for indemnification hereunder, except with respect to any claim based upon: (i) intentional misrepresentation or fraud; (ii) failure to own and convey to Buyer the Lansing Assets, the Purchased Shares or the Transferred Entity Assets free and clear of Encumbrances; (iii) breach of any provision of Section 3.18 (Tax Matters); (iv) breach of the covenants of Section 5.2(d) (Gift Certificates; Accrued Vacation Benefits); (v) breach of the covenants of Section 5.2(e) (Tax Matters); or (vi) breach of the covenants of Section 5.2(f) (Fund), until such time as the aggregate of all Buyer's Losses (including Employee Claims) or Shareholders' Losses, as the case may be, that such persons or entities have against the Indemnifying Parties shall exceed the sum of $50,000, but upon reaching such amount, from the first dollar of all claims. Notwithstanding any other provision in this agreement to the contrary: (i) in no event shall an Indemnifying Party be required to indemnify, defend or hold harmless an Indemnified Party to the extent that such Indemnifying Party would be liable hereunder in an amount in excess of the Purchase Price; and (ii) in no event shall any Shareholder be required to indemnify, defend or hold harmless an Indemnified Party to the extent that such Shareholder would be liable hereunder in an amount in excess of the aggregate amount set forth opposite such Shareholder's name on Schedule 2.3 as the amount payable to such Shareholder in exchange for such Shareholder's shares of capital stock of the Transferred Entities; provided, however, that the limitations set forth in sections (i) and
(ii) above shall not apply to any claim based upon: (x) intentional misrepresentation or fraud; (y) failure to own the Lansing Assets, the Transferred Entity Assets or the Purchased Shares free and clear of Encumbrances; or (z) any Tax liability related to the Transferred Entities or the Lansing Assets that accrued, arose or is otherwise attributable to the period on or prior to the Closing Date.

         10.9 Offset. Upon thirty (30) days prior written notice and opportunity to cure and in accordance with the terms of the Real Property Leases, Buyer or Casa Ole shall be entitled to offset any amounts owed by Buyer or Casa Ole to La Margarita for rent and purchase options relating to the Real Property Leases against any amounts due Buyer or Casa Ole as a result of Buyer's Losses. This right of offset shall be nonexclusive and shall be in addition to all other rights and remedies available to Buyer at law or in equity.

                                   ARTICLE XI

                                   TERMINATION

         11.1 Termination. This Agreement may be terminated and abandoned at any time on or prior to the Closing Date in accordance with the following provisions:

             (a) By mutual consent of the parties hereto;

             (b) By Buyer in writing if any of the material conditions to the obligations of Buyer contained herein shall not have been satisfied or, if unsatisfied, waived by Buyer as of the Closing Date;

             (c) By the Transferred Entities and the Shareholders in writing if any of the material conditions to the obligations of the Transferred Entities and the Shareholders contained herein shall not have been satisfied or, if unsatisfied, waived by the Transferred Entities and the Shareholders as of the Closing Date; and

             (d) By Buyer, the Transferred Entities or the Shareholders in writing if the Closing shall not have occurred by the later of January 3, 1999 or within fifteen (15) days after the satisfaction of the condition set forth in Section 6.18 hereof.

         11.2 No Further Force or Effect. In the event of termination and abandonment of this Agreement pursuant to the provisions of this ARTICLE XI, this Agreement shall be of no further force or effect, except for confidentiality and indemnity provisions and other terms that, by their terms or nature, are intended to survive such termination.

                                  ARTICLE XII

                                  MISCELLANEOUS

         12.1 Further Assurances and Additional Conveyances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by Buyer and the Transferred Entities, Buyer and the Transferred Entities hereby agree to perform, execute and/or deliver or cause to be delivered at the Closing or after the Closing any and all further acts, deeds and assurances that the other party may reasonably request to evidence and vest in Buyer and the Transferred Entities the rights and properties intended to vest in Buyer and the Transferred Entities and the release of the obligations of the Transferred Entities pursuant to this Agreement.

         12.2 Binding Agreement; Assignment. This Agreement may not be assigned by Buyer, except to an Affiliate of Buyer (the obligations of which under this Agreement shall be guaranteed by Casa Ole), or as otherwise consented to in writing by the Shareholders (which consent shall not be unreasonably withheld) or by operation of law. This Agreement may not be assigned by the La Senorita Entities or the Shareholders except as consented to in writing by Casa Ole and Buyer (which consent shall not be unreasonably withheld) or by operation of law. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         12.3 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         12.4 Notices. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given if in writing and either delivered: (i) personally; (ii) by facsimile transmission with electronic confirmation of receipt; or (iii) by depositing the same in the U.S. mail to the addresses designated below or such other addresses as may be designated in writing by notice given hereunder. All such notices shall be effective upon personal delivery or facsimile transmission thereof or three (3) days following deposit in the U.S. mail or one (1) business day following deposit with any express delivery service.

If to Buyer:                       Casa Ole Restaurants, Inc.
                                   1135 Edgebrook
                                   Houston, Texas 77034
                                   Attention: Drew Dennard
                                   Facsimile No. 713-943-9554

With a copy to:                    Locke Liddell & Sapp LLP
                                   2200 Ross Avenue, Suite 2200
                                   Dallas, TX 75201-6776
                                   Attention: Don M. Glendenning, Esq. and
                                              Rebecca E. Guldi, Esq.
                                   Facsimile No. 214-740-8800

If to the Shareholders:            Mr. Kenneth Kleinrichert
                                   1241 Lake Drive
                                   Traverse City, MI 49686

                                   Mr. Donald Kleinrichert
                                   4515 S. Spider Lake Road
                                   Traverse City, MI 49686

                                   Mr. Joseph Kleinrichert or
                                   The Joseph Kleinrichert Trust
                                   4680 Bittersweet Lane
                                   Traverse City, MI 49686

                                   Mr. Steven Arnot
                                   1110 Bass Lake Road
                                   Traverse City, MI 49684

With a copy to:                    Patrick E. Heintz, Esq.
                                   Bishop & Heintz, P.C.
                                   440 W. Front at Oak
                                   P.O. Box 707
                                   Traverse City, MI 49685
                                   Facsimile No. 616-946-41 00

         12.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MICHIGAN, WITHOUT REGARD TO THE CONFLICTS-OF-LAW PRINCIPLES THEREOF.

         12.6 Payment of Fees and Expenses. Whether or not the transactions herein contemplated shall be consummated, Buyer will pay the fees, expenses and disbursements of Buyer and its respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto. The Transferred Entities will pay the expenses and disbursements of the Transferred Entities and the Shareholders and their respective agents, representatives, accountants and counsel incurred in connection with the subject matter of this Agreement and any amendments thereto and all other costs and expenses incurred in the performance and compliance with all conditions to be performed by the Transferred Entities and the Shareholders pursuant to the terms of this Agreement.

         12.7 Captions. The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.

         12.8 Number and Gender of Words. Words of any gender used in this Agreement shall be held and construed to include any other gender and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

         12.9 Recitals, Annexes, Exhibits and Schedules. The recitals, annexes, exhibits and schedules to this Agreement are incorporated herein and made a part hereof.

         12.10 Waiver. The waiver by any party hereto of any breach, default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall not be deemed to extend to any prior or subsequent breach, default, misrepresentation or breach of warranty or covenant hereunder and shall not affect in any way any rights arising by virtue of any such prior or subsequent occurrence.

         12.11 Attorneys' Fees. In any litigation brought by any party hereto to recover damages or equitable relief for misrepresentation or breach of any warranty or covenant made in this Agreement the prevailing party, in addition to such remedy, shall be entitled to recover reasonable attorneys' fees from the other party.

         12.12 Time of the Essence. Time is of the essence with respect to this Agreement.

         12.13 Entire Agreement. This Agreement (including the schedules, annexes and exhibits hereto) constitutes the entire agreement among the Transferred Entities, the Shareholders and Buyer and, upon closing of the transactions contemplated herein, supersedes any prior agreements and understandings both written and oral, between the parties hereto with respect to the subject matter hereof, and no party shall be liable or bound to the other in any manner by any representations or warranties not set forth herein. This Agreement may be modified or amended only by a written instrument executed by the Transferred Entities, the Shareholders and Buyer.

         12.14 Publicity. Prior to the Closing, all general notices, releases, statements, and communications to suppliers, distributors, and customers of the Transferred Entities and to the general public and the press relating to this Agreement and the transactions contemplated hereby shall be made only at such times and in such manner as may be mutually agreed upon by Buyer and the Transferred Entities; provided, however, that the parties hereto shall be entitled, following reasonable prior written notice to the other parties hereto, to issue such press releases and to make such public statements as are, in the opinion of its legal counsel, required by applicable law.

         12.15 Bulk Transfers. The parties hereby agree to waive the requirements of the bulk transfer provision of the Uniform commercial Code as adopted in Michigan.

                                  ARTICLE XIII

                              GUARANTY OF CASA OLE

         13.1 Guaranty. Casa Ole unconditionally and absolutely guarantees Buyer's obligations under this Agreement in accordance with the terms hereof, including, without limitation, the payment of all sums due, when due, and all expenses (including reasonable attorneys fees and expenses, where provided for herein) that may become due and payable by Buyer hereunder. This guaranty shall extend to any obligations of Buyer that arise as a result of any extensions of Buyer's obligations under this Agreement. Should Buyer default, breach any representation or warranty or otherwise be found liable to the La Senorita Company or the Shareholders and fail to cure timely such default, breach or liability, Casa Ole will cure such default, breach or liability in Buyer's stead as if the cure of such default, breach or liability of Buyer were a direct obligation of Casa Ole. Following the issuance of an initial demand upon Buyer by the La Senorita Companies or the Shareholders with regard to any such default, breach or liability, the La Senorita Companies and the Shareholders shall not be required to make any further demand upon or pursue or exhaust any other rights and remedies against Buyer prior to making a demand upon Casa Ole under this ARTICLE XIII.

             [The remainder of this page intentionally left blank.]

         IN WITNESS WHEREOF, the parties hereto executed this Agreement as of the day and year first above written.

                                      CASA OLE

                                      CASA OLE RESTAURANTS, INC.


                                      By: /s/ ANDREW DENNARD
                                         ---------------------------------------
                                      Name:  Andrew Dennard
                                           -------------------------------------
                                      Title: CFO & Vice President
                                            ------------------------------------

                                      BUYER:

                                      LA SENORITA RESTAURANTS
                                      ACQUISITION CORP.


                                      By: /s/ ANDREW DENNARD
                                         ---------------------------------------
                                      Name:  Andrew Dennard
                                           -------------------------------------
                                      Title: Vice President
                                            ------------------------------------


                                      SELLING ENTITIES:

                                      LA SENORITA TRAVERSE CITY, INC.


                                      By: /s/ STEVEN L. ARNOT
                                         ---------------------------------------
                                      Name: Steven L. Arnot
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------

                                      LA SENORITA FRANCHISE COMPANY


                                      By: /s/ KENNETH P KLEINRICHERT
                                         ---------------------------------------
                                      Name:   Kenneth P Kleinrichert
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------

                                      W. G. ENTERPRISES, INC.

                                      By: /s/ STEVEN L. ARNOT
                                         ---------------------------------------
                                      Name: Steven L. Arnot
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------


                                      KLEINRICHERT BROS., INC.

                                      By: /s/ STEVEN L. ARNOT
                                         ---------------------------------------
                                      Name: Steven L. Arnot
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------


                                      LA SENORITA - MT. PLEASANT, INC.

                                      By: /s/ STEVEN L. ARNOT
                                         ---------------------------------------
                                      Name: Steven L. Arnot
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------

                                      KMANCO, INC.


                                      By: /s/ KENNETH P KLEINRICHERT
                                         ---------------------------------------
                                      Name:   Kenneth P Kleinrichert
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------


                                      LA SENORITA LANSING, INC.

                                      By: /s/ STEVEN L. ARNOT
                                         ---------------------------------------
                                      Name: Steven L. Arnot
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------

                                      SHAREHOLDERS:


                                      /s/ KENNETH KLEINRICHERT
                                      ------------------------------------
                                      Kenneth Kleinrichert

                                      /s/ DONALD KLEINRICHERT
                                      ------------------------------------
                                      Donald Kleinrichert

                                      /s/ JOSEPH KLEINRICHERT
                                      ------------------------------------
                                      Joseph Kleinrichert


                                      THE JOSEPH KLEINRICHERT TRUST

                                      By: /s/ JOSEPH KLEINRICHERT
                                         ---------------------------------------
                                      Name:   Joseph Kleinrichert
                                           -------------------------------------
                                      Title: Trustee
                                            ------------------------------------


                                      /s/ STEVEN ARNOT
                                      ------------------------------------
                                      Steven Arnot


                                      FOR PURPOSES OF CONSENTING TO
                                      SECTIONS 6.16, 7.6, 7.13 AND 10.9
                                      OF THIS AGREEMENT

                                      LA MARGARITA COMPLEX, LLP


                                      By: /s/ KENNETH P KLEINRICHERT
                                         ---------------------------------------
                                      Name:   Kenneth P Kleinrichert
                                           -------------------------------------
                                      Title: President
                                            ------------------------------------

                                    EXHIBIT A

                                   DEFINITIONS

         "ADA" means the Americans with Disabilities Act.

         "Affiliate" of any person means any other person controlling, controlled by or under common control with, such first person.

         "Agency" is defined in Section 3.6 of this Agreement.

         "Agreement" means this Stock Purchase Agreement with Purchase of Designated Assets, as amended from time to time.

         "Asset Purchase Price" is defined in Section 2.3 of this Agreement.

         "Bank of Boston Fee" is defined in Section 3.23 of this Agreement.

         "Bank of Boston Payoff Letter" is defined in Section 5.1(g) of this Agreement.

         "Bill of Sale" is defined in Section 2.2(a) of this Agreement.

         "Business" is defined in the recitals of this Agreement.

         "Buyer's Losses" is defined in Section 10.2 of this Agreement.

         "Buyer" is defined in the preamble to this Agreement.

         "Capital Stock" is defined in Section 3.5 of this Agreement.

         "Casa Ole" is defined in the preamble to this Agreement.

         "Charter Documents" is defined in Section 3.3(a) of this Agreement.

         "Closing" and "Closing Date" are defined in Section 8.1 of this Agreement.

         "Closing Adjustment" is defined in Section 2.5 of this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended, together with the regulations thereunder.

         "Contracts" is defined in Section 3.12(a) of this Agreement.

         "Development" means La Senorita Development Co., a Michigan corporation that is 50% owned by KMANCO and that serves as the General Partner of La Senorita - Sault Ste. Marie Limited Partnership, which is a controlling partner of La Senorita - Sault Ste. Marie, a Michigan co-partnership.

         "Employee" means any employee of any La Senorita Company, including, without limitation, any person whose services were leased by, or who otherwise provided services to, any La Senorita Company.

         "Employee Claims" is defined in Section 10.3 of this Agreement.

         "Employment Agreement" is defined in Section 6.19 of this Agreement.

         "Encumbrance" means any lien, mortgage, security interest, encumbrance, pledge, charge, adverse claim, option, buy-sell agreement, right of first refusal agreement, right of preemption, third-party right or interest, right or restriction of any character whatsoever or any other type of preferential arrangement, including, without limitation, a title transfer or retention arrangement having similar effect, other than standard state and federal securities law private-offering legends and restrictions.

         "Environmental Requirements" means all laws, statutes, rules, regulations, ordinances, permits, guidance documents, judgments, decrees, orders, agreements and other restrictions and requirements (whether now or hereafter in effect) of any governmental authority, including, without limitation, federal, state and local authorities, relating to the regulation or protection of human health and safety, worker health and safety, natural resources, conservation, the environment, or the storage, treatment, disposal, transportation, handling or other management of industrial or solid waste, or Hazardous Substances.

         "Equitable Exceptions" is defined in Section 3.2 of this Agreement.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Escrow Agent" is defined in Section 8.5 of this Agreement.

         "Escrow Agreement" means an escrow agreement, substantially in the form attached hereto as Exhibit E to be entered into by and among the Shareholders, Lansing, Buyer and the Escrow Agent.

         "Escrowed Amount" is defined in Section 2.3 of this Agreement.

         "Financial Statements" is defined in Section 3.8 of this Agreement.

         "Franchise" is defined in the preamble to this Agreement.

         "Fund Adjustment" is defined in Section 5.2(f) of this Agreement.

         "Fund Claims" is defined in  Section 5.2(f) of this Agreement.

         "Fund Statement" is defined in Section 5.2(f) of this Agreement.

         "GAAP" means generally accepted accounting principles, consistently applied.

         "Governmental Requirements" is defined in Section 6.1 of this Agreement.

         "Group Member" means any member of any "affiliated service group" as defined in Section 414(m) of the Code that includes one of the La Senorita Companies, any member of any "controlled group of corporations" as defined in
Section 1563 of the Code that includes one of the La Senorita Companies, or any member of any group of "trades or businesses under common control" as defined by
Section 414(c) of the Code that includes one of the La Senorita Companies.

         "Hazardous Substance" means: (i) any "hazardous substance" as defined in ss.101(14) of the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended from time to time (42 U.S.C. ss.ss. 9601 et seq.) ("CERCLA") or any regulations promulgated thereunder, or the Occupational Safety and Health Act of 1970, as amended from time to time (29 U.S.C. ss. 651 et seq.), or any regulations promulgated thereunder, or any analogous state or local regulations; (ii) petroleum and petroleum by-products, asbestos and asbestos-containing materials, polychlorinated biphenyls and pesticides; or
(iii) any additional substances or materials that have been or are currently classified or considered to be pollutants, hazardous or toxic under Environmental Requirements.

         "IRS" means the Internal Revenue Service.

         "KBI" is defined in the preamble to this Agreement.

         "KMANCO" is defined in the preamble to this Agreement.

         "La Margarita" is defined in the preamble to this Agreement.

         "La Senorita Companies" is defined in the preamble to this Agreement.

         "Lansing Assets" is defined in Section 2.1 of this Agreement.

         "Lansing Assumed Liabilities" is defined in Section 2.2(b) of this Agreement

         "Lansing" is defined in the preamble to this Agreement.

         "Letter of Intent" means that certain letter agreement, dated October 3, 1998 by and between Casa Ole, the La Senorita Companies, La Senorita Sault Ste. Marie Ltd. Ptr., Kenneth Kleinrichert, Donald Kleinrichert, Joseph Kleinrichert and Steven Arnot, as amended.

         "Material Adverse Effect" is defined in Section 3.3(d) of this Agreement.

         "Material Permits" is defined in Section 3.11 of this Agreement.

         "MESA" is defined in Section 6.17 of this Agreement.

         "MLCC" means the Michigan Liquor Control Commission.

         "Mt. Pleasant" is defined in the preamble to this Agreement.

         "Multiemployer Plan" shall have the meaning defined in Section 4001(a)(3) of ERISA.

         "Noncompetition Agreement" is defined in Section 6.20 of this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "Plan" is defined in Section 3.14(a) of this Agreement.

         "Post-Closing Adjustment" is defined in Section 2.5 of this Agreement.

         "Purchase Price" is defined in Section 2.3 of this Agreement.

         "Purchase Price Adjustment" is defined in Section 2.5 of this Agreement.

         "Purchased Shares" is defined in Section 2.1 of this Agreement.

         "Real Property Leases" is defined in Section 6.16 of this Agreement.

         "Receivables" is defined in Section 3.24 of this Agreement.

         "Restriction Agreement" means that certain Agreement for Restrictions on the Sale of Shares between Ameriquest, a Michigan Co-Partnership, KMANCO, La Margarita and Development, or such other agreement relating to restrictions on transfer of shares of Development and/or voting arrangements and other matters with regard to Development as may be entered into by KMANCO and La Margarita.

         "Share Purchase Price" is defined in Section 2.3 of this Agreement.

         "Shareholder Losses" is defined in Section 10.4 of this Agreement.

         "Shareholders" is defined in the preamble to this Agreement.

         "State Fund" is defined in Section 5.2(f) of this Agreement.

         "Subject Property" means all real property comprising a portion of the assets of the Business and any properties listed on Schedule 3.9.

         "Tax Return" or "Tax Returns" means all returns, declarations of estimated tax payments, reports, forms, estimates, information returns, statements and other documentation, including any related or supporting information filed with respect to any of the foregoing, maintained, filed or to be filed with any Taxing Authority in connection with the determination, assessment, collection or administration of any Taxes.

         "Tax" or "Taxes" means all taxes, charges, fees, levies or other assessments, including, without limitation, any net income tax or franchise tax based on net income, any alternative or add-on minimum taxes, any gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, profits, license, social security, medicare, payroll, employment, excise, severance, stamp, occupation, property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment, together with any interest, penalty, addition to tax or additional amount imposed by any "Taxing Authority."

         "Taxing Authority" means any domestic, foreign, federal, national, state, provincial, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

         "Third Party Intellectual Property" is defined in Section 3.10(a) of this Agreement.

         "Transferred Entity Assets" is defined in Section 3.4(b) of this Agreement.

         "Transferred Entities" is defined in the preamble to this Agreement.

         "Traverse City" is defined in the preamble to this Agreement.

         "WGE" is defined in the preamble to this Agreement.

                                    EXHIBIT B

                                 LANSING ASSETS

                               [Attached hereto.]

                           La Senorita Lansing, Inc.

                   Depreciation Schedule by Category (Detail)
                          For 12 Months Ended 12/31/98



Building
Parking Lot Improvements
Building
Eavestrough
Roofing
Tables
Chairs & Booths
Shelving-GFS
Kitchen Equipment
Kitchen Equipment
(2) Signs
Fire Safe
Security System
Ventilation Hoods
2 Walk-in Coolers
Walk-in Freezer
Cleveland Steamer
Neon Sign
TV's & VCR's
Sign - Entranceway
Food Processor
Mug Freezers/Olander Equipment
Sharp 7370 Copier/Adv. Bus. Mac
Outdoor Sign & Neon/Day Signs
Shell Assembly/Model 340 Taylor
Positouch Computer System
Blinds, Kirsh
Copper Lights/Dining Room
Sound System/Sound Stage
Exterior Neon/Custom Signworks
Light Fixtures/Hi-Lite Mfg. Co.
Rethermalizer, Kirchman
Rewire Neon/Magna/Custom
4 Toshiba TV's, Dales
Upholster Booths/Williams
Phones/Analog Communications
Carpet/Durkan/Valley
Delfield Refrig Counter/Staffor
PC for back office, MCS

                                   EXHIBIT C

           FORM OF BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT

                               [Attached hereto.]

                          BILL OF SALE, ASSIGNMENT AND
                              ASSUMPTION AGREEMENT

         THIS BILL OF SALE, ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement") is made and entered into as of this ___ day of ___, 1999 by and between La Senorita Lansing, Inc., a Michigan corporation ("Assignor"), and Traverse City, a Michigan corporation ("Assignee").

         WHEREAS, Assignor and Assignee, together with Casa Ole Restaurants, Inc., a Texas corporation, La Senorita Restaurants Acquisition Corp., a Delaware corporation, La Senorita Franchise Company, a Michigan corporation, W.G. Enterprises, Inc., a Michigan corporation, Kleinrichert Bros., Inc., a Michigan corporation, La Senorita - Mt. Pleasant, Inc., a Michigan corporation, KMANCO, Inc., a Michigan corporation, Kenneth Kleinrichert, Donald Kleinrichert, Joseph Kleinrichert, the Joseph Kleinrichert Trust and Steven Arnot and for certain purposes, La Margarita Complex LLP, a Michigan limited liability partnership, have entered into that certain Stock Purchase Agreement with Purchase of Designated Assets dated January ___, 1999 (the "Purchase Agreement"), which agreement provides, among other things, for the assignment and sale of certain of the assets and the assumption of certain of the liabilities owned, used or incurred by Assignor in connection with its business; and

         WHEREAS, the parties to this Agreement wish to evidence such contribution, sale, assignment and assumption as set forth below;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. DEFINITIONS. Capitalized terms that are used herein and not otherwise defined shall have the meanings assigned to such terms in the Purchase Agreement.

         2. SALE AND ASSIGNMENT. Subject to the provisions of Section 4 of this Agreement, Assignor hereby transfers and delivers to Assignee all right, title and interest of Assignor in, to and under the Lansing Assets. No assets or properties of any kind or character of Assignor that are not included in the Lansing Assets are being transferred or delivered hereunder. The Lansing Assets shall be sold and delivered to Assignee in exchange for cash, as described in the Purchase Agreement.

         3. ASSUMPTION. Subject to the provisions of Section 4 of this Agreement, Assignee hereby assumes and agrees to pay, perform and discharge all of the Lansing Assumed Liabilities. Other than as expressly contemplated by the preceding sentence, Assignee shall not assume or be liable for any liabilities, obligations or duties of Assignor.

         4. LIMITATIONS ON ASSUMPTION AND ASSIGNMENT.

               (a) Except to the extent specifically set forth in Section 3 of this Agreement, Assignee does not assume or agree to pay, perform or discharge any liabilities or obligations of Assignor.

               (b) This Agreement shall not constitute or effect an assignment of any asset, property or right so long as an assignment or attempted assignment of such asset, property or right would constitute a breach or violation of the agreement, instrument or other arrangement or document pursuant to which such asset, property or right is held, in any way adversely affect the rights of Assignor or Assignee under such agreement, instrument or other arrangement or document or violate any applicable law. Subject to the foregoing sentence, with respect to obligations described in Section 3 above that by their terms or under applicable law are not transferable or assignable by Assignor or require consents to assignment and such consents have not yet been obtained, Assignor shall enter into such arrangements as are requested by Assignee to provide Assignee all of the benefits of and under such assets, properties and rights and Assets, including Assignor undertaking to use its best efforts and cooperation in obtaining any required consents.

         5. FURTHER ASSURANCES. Assignor, for itself and its successors and assigns, hereby covenants and agrees that, from time to time, Assignor will execute and deliver, or will cause to be executed and delivered, such documents and instruments and will take, or cause to be taken, such further or other actions as Assignee may deem necessary to sell, assign, convey, transfer and deliver the Lansing Assets, and to assign, convey, transfer and deliver the Lansing Assumed Liabilities, unto Assignee and its successors and assigns (or to evidence any of the foregoing). Assignee, for itself and its successors and assigns, hereby covenants and agrees that, from time to time, Assignee will execute and deliver, or will cause to be executed and delivered, such documents and instruments and will take, or cause to be taken, such further or other actions as Assignor may deem necessary for Assignee to assume the Lansing Assumed Liabilities (or to evidence such assumption).

         6. GENERAL. This Agreement shall be binding upon, and inure to the benefit of, the parties to this Agreement and their successors and assigns. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by Assignor without the prior written consent of Assignee. This Agreement may be amended only by a written instrument duly signed by each of the parties to this Agreement.

         IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement on the date and year first above written.


                                            ASSIGNOR:

                                                 LA SENORITA LANSING, INC.


                                                 By:
                                                     ---------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                       -------------------------



                                            ASSIGNOR:

                                                 LA SENORITA TRAVERSE CITY, INC.


                                                 By:
                                                     ---------------------------
                                                 Name:
                                                       -------------------------
                                                 Title:
                                                       -------------------------

                                   EXHIBIT D

                          FORM OF REAL PROPERTY LEASE

                               [Attached hereto.]

                                 LEASE AGREEMENT

         This Lease Agreement effective on the 1st day of January, 1999, by and between LA MARGARITA COMPLEX, LLP, a Michigan Limited Partnership, hereinafter referred to as "Landlord" and LA SENORITA RESTAURANTS ACQUISITIONS CORP., a Delaware Corporation, hereinafter referred to as "Tenant" and CASA OLE' RESTAURANTS, INC., a Delaware Corporation, hereinafter referred to as "Guarantor." In consideration of the mutual covenants herein contained, the parties agree as follows:

         1. Description of Premises.

         Landlord, in consideration of the rent to be paid and the covenants and agreements to be performed by Tenant, does hereby lease and demise unto Tenant the following described premises situated in the ________ of ___________, County of ____________________ and State of Michigan, consisting of the premises at [ADDRESS] ________________________________, which includes without limitation a building containing approximately _________ square feet, (the "Building") and associated parking areas as shown on the site plan attached hereto as Exhibit A, and as more particularly described on Exhibit A-1 attached hereto (collectively, the "Leased Premises").

         2. Term.

         The term of this Lease is twenty (20) years (240 months) commencing on January 1, 1999 (the "Commencement Date") and expiring on December 31, 2019 (the "Expiration Date") (the "Term"), unless earlier terminated as authorized herein.

         3. Tenants Acceptance of Property.

         At the commencement of the Term, Tenant shall accept the Building, improvements, and any equipment on or in the Leased Premises, in their existing condition, latent structural defects excepted. No representation, statement or warranty, express or implied, has been made by or on behalf of Landlord as to such condition, or as to the use that may be made of such property except as otherwise expressly set forth herein. In no event shall Landlord be liable for any defect in such property or for any limitation on its use, except as otherwise expressly set forth herein.

         4. Rent.

         a. All rent payable to Landlord shall be paid to LA MARGARITA COMPLEX, LLP at 1026 Hannah, Traverse City, Michigan 49684.

         b. Net Rent. Annual Net Rent shall be a sum equal to six and five-tenths percent (6.50%) of the "Annual Sales" (as defined below) of the Leased Premises (the "Annual Net Rent"). The Minimum Annual Net Rent shall be five percent (5.00%) of the Annual Sales from the Leased Premises for the calendar year 1998 (the "Minimum Annual Net Rent").

         Tenant agrees to pay Landlord on the first day of each month during this Lease, monthly installments of the greater of the Minimum Annual Net Rent and the Annual Net Rent. Tenant shall pay Annual Net Rent based upon quarterly estimates of such sales:

         i. No later than the first day of each quarter, Tenant shall supply to Landlord an estimate of Tenant's sales for that quarter, computed in accordance with Section 4(b) iii below. Tenant's monthly rental payment of Annual Net Rent shall be made on the first day of the month for that month, using the following formula:

                           Tenant's Estimate of the Current Quarter's Sales, times Six and One Half Percent (6.50%), divided by three (3).

                  No later than twenty (20) days after the end of each quarter, Tenant shall have determined the actual sales for such quarter. If sales for such subject quarter are greater than Tenant's prior estimate, then Tenant shall within five (5) days, forward to Landlord the additional rent owed. If sales for such subject quarter are less than Tenant's prior estimate, then Tenant shall deduct the difference from the next month's rent. In the event the commencement date of this Lease begins on a day other than the beginning of a quarter, the calculation of sales and the payment of rent shall be prorated.

         ii. The Minimum Annual Net Rent shall be subject to an adjustment increase, calculated every two (2) years on the anniversary of the Commencement Date with the first adjustment to occur on the first day of the third year of this Lease. The bi-annual increase shall be equal to four percent (4.00%) of the then current Minimum Annual Net Rent. Tenant shall be responsible for making said adjustment and paying rent in accord with these adjustments. Landlord shall have the right, not more than two (2) times in a calendar year, to have a certified public accountant (at Landlord's expense) inspect the books of Tenant and a calculation of the adjusted rent for the previous calendar year upon not less than five (5) business days' notice. Landlord's Inspection shall occur in Tenant's offices where such records are kept, and any underpayment or overpayment of Annual Net Rent paid shall be corrected promptly by payment by Landlord or Tenant, as applicable.

         iii. The term "Annual Sales" as used herein, means the gross sales price of all merchandise, goods, property and services sold at or from the Leased Premises (whether for cash or otherwise) by Tenant. Annual Sales shall not include: (i) uncollectible accounts receivable and uncollectible credit card collection ;
                  (ii) promotional material given away by Tenant ; (iii) sales, gross receipts, and excise and similar taxes; (iv) the sales price of merchandise that is returned by customers and accounts receivable that are determined by Tenant in accordance with its normal business practices to have become uncollectible to the extent included in the computation of Annual Sales when the merchandise is sold; (v) any exchange of merchandise between stores of Tenant when such exchange is made solely for the convenient operation of Tenant's business and not for the purpose of consummating away from the Leased Premises a sale made in, at or from the Leased Premises; (vi) returns to shippers or manufacturers; (vii) sales of fixtures, machinery and equipment, which are not part of Tenant's stock in trade, after use thereof in the conduct of Tenant's business; and
                  (viii) the amount of any discount on sales to employees.

         iv. It is the intention of Landlord and Tenant that rent for each renewal term of the Lease shall be an amount to be agreed upon by Landlord and Tenant, and in the absence of such an agreement, the rent shall be determined based upon the formula whereby Annual Net Rent, or the Minimum Annual Net Rent for the initial Term of the Lease was determined. It is the intention of Landlord and Tenant that the rent herein specified shall be net to Landlord in each year during the Term of this Lease. Accordingly, all costs, expenses, and obligations of every kind relating to the Leased Property (except as otherwise specifically provided in this Lease) which are attributable to the Term of this Lease shall be paid by Tenant, and Landlord shall be indemnified by Tenant against such costs, expenses and obligations, except to the extent that the costs, expenses or obligations are created, triggered, caused by or otherwise aggravated by Landlord's actions, inactions, responsibilities under this Lease. All costs, expenses, and obligations of every kind relating to the Leased Premises which are attributable to a period before or after the Term of this Lease shall be paid by Landlord, and Tenant shall be indemnified by Landlord against such costs, expenses and obligations.

         c. Additional Rent. All taxes, charges, costs, and expenses which Tenant is required to pay hereunder, including but not limited to the items set forth below, together with all interest and penalties that may accrue thereon in the event of Tenant's failure to pay such amounts, and all damages, costs, and expenses which Landlord may incur by reason of any default of Tenant or failure on Tenant's part to comply with the terms of this Lease, shall be deemed to be "Additional Rent" and, in the event of nonpayment by Tenant, Landlord shall have all the rights and remedies with respect thereto as Landlord has for the nonpayment of the Annual Net Rent. The Annual Net Rent, together with the Additional Rent, shall hereinafter collectively be referred to as "Rent."

         i. Taxes. Tenant shall pay all real estate taxes, assessments, water and sewer charges, personal property taxes, and other governmental levies against the Leased Premises, and also any occupancy tax and "tax on rents" attributable to the Term of the Lease (all of which are herein called "Impositions"). The phrase "tax on rents" shall mean any tax levied, assessed, or imposed in connection with the receipt of Rent under this Lease for the use and occupancy of the Leased

                  Premises, in lieu of, in whole or in part, any real estate or personal property tax upon the Leased Premises. If Impositions may be made in installments without penalty, then Tenant shall be obligated to pay only such installments as are attributable to the Lease Term. All Impositions for the tax years in which this Lease shall commence and terminate shall be apportioned between Tenant and Landlord.

                  Tenant shall have the right, after written notice to Landlord, to contest by appropriate legal proceedings, diligently conducted in good faith, the validity or amount of any such Impositions and to delay payment thereof pending the prosecution of such proceedings, provided no civil or criminal penalty would be incurred by Landlord and no lien or charge would be foreclosed or satisfied out of the Leased Premises or the Building by reason of such contest and/or delay. Tenant shall indemnify and hold Landlord harmless from any and all costs, expense, including reasonable attorney fees, and obligations of every kind relating to the actions taken by Tenant in connection with the legal proceedings referenced herein.

         ii. Operating expenses. Tenant shall pay all expenses in the operation of the Leased Premises applicable to the Term of the Lease, except (1) any interest and amortization on mortgages encumbering the fee title at any time, (2) rentals payable by Landlord as tenant under any superior lease, and (3) any estate, inheritance, income or other personal taxes of Landlord.

         iii. Receipts. Tenant shall furnish to Landlord official receipts or other satisfactory proof of payment of the Impositions, within a reasonable time after demand by Landlord.

         iv. Power of attorney. Landlord appoints Tenant the attorney-in-fact of Landlord for the purpose of making all payments to be made by Tenant pursuant to any of the provisions of this Lease to persons other than Landlord. In case any person to whom any sum is directly payable by Tenant under any of the provisions of this Lease shall refuse to accept payment of such sum from Tenant, Tenant shall thereupon give prompt written notice to Landlord within three (3) business days, such notice to be accompanied by payment of such sum to Landlord. In such event, Landlord agrees to promptly make such payments to the appropriate entity on Tenant's behalf.

         5.       Security Deposit.

         (a) Deposit. Concurrently with the execution of this Lease, the Tenant has deposited with the Landlord the sum of Six Thousand ($6,000.00) Dollars as security for the performance by the Tenant of all the conditions required to be performed by the Tenant under this Lease.

Such sum shall be returned to the Tenant after the expiration of the term of this Lease provided the Tenant has performed all such conditions. Prior to the time when the Tenant shall be entitled to the return of the security deposit, the Landlord shall be entitled to intermingle such deposit with its own funds and to use such sum for such purposes as the Landlord may determine. The Tenant shall not be entitled to any interest on the security deposit.

         (b) Default. In the event of default by the Tenant in respect of any of the conditions of this Lease, including but not limited to the payment of rent and Additional Rent, the Landlord may use, apply or retain all or any part of such security deposit for the payment of any unpaid rent and Additional Rent, or for any other amount which the Landlord may be required to spend by reason of the default of the Tenant, including any damages or deficiency in the reletting of the Leased Premises, regardless of whether the accrual of such damages or deficiency occurs before or after an eviction or a summary reentry or other reentry by the Landlord.

         (c) Assignment. The security deposit shall not be assigned or encumbered by the Tenant without the written consent of the Landlord, and any assignment or encumbrance without such consent shall not bind the Landlord. Regardless of any assignment of this Lease by the Tenant, the Landlord may return the security deposit to the original Tenant, in the absence of evidence satisfactory to the Landlord of an assignment of the right to receive such security deposit or any part of the balance thereof.

         6.Interest. Any installment of monthly Rent payable hereunder by Tenant to Landlord not paid when due shall bear interest at the lesser of (i) prime rate plus two percent (2%) per annum or (ii) the maximum allowable rate, from and after five (5) days after the due date until the same shall be paid, at the sole option of Landlord. By charging interest on payments which shall be overdue, Landlord shall not be deemed to have waived its right to declare a default in the Lease and demand possession.

         7. Use, Repairs, Replacement, Maintenance and Service. (a) Tenant covenants that the Leased Premises shall be used and occupied only for the operation of a restaurant serving primarily Mexican style food, with the sale and service of alcoholic beverages, with incidental family style entertainment (not offensive to Landlord) which has been previously available or supplied by Landlord while it occupied the Premises, and for no other purpose or purposes without the prior written consent of Landlord, which consent may not be withheld or delayed; provided that in no event shall the Premises ever be used for any type of sexually-oriented enterprise. Landlord shall be entitled to injunctive relief to enforce this clause and the prohibitions herein.

         (b) Tenant shall have the right to temporarily cease operating its business in the Leased Premises for the purposes of remodeling the Leased Premises or due to condemnation, casualty, an act of God, or other reason beyond Tenant's reasonable control. Should Tenant cease operating its business for purposes of remodeling in excess of ninety (90) days, then Landlord shall have the right, but not the obligation, to terminate this Lease upon thirty (30) days written notice to the Tenant. The foregoing notwithstanding, Landlord shall have any and all rights and remedies available to it as a consequence of the termination of the Lease caused by Tenant which shall constitute a default under the material terms and conditions hereof.

         In the event there is an cessation of operations by Tenant for more than five (5) business days in any thirty (30) day period, then the Landlord may impute sales, based on historical Annual Sales increased for inflation, to determine the Annual Net Rent under paragraph 4 above.

         (c) Tenant shall maintain the entire Leased Premises in good repair and make all necessary repairs and replacements to all buildings, interior and exterior, including but not limited to electrical, mechanical, heating and plumbing equipment, structural and non-structural repairs, any roof and grass areas, parking areas, grounds, landscaping and sidewalk areas, [TRAVERSE CITY
LEASE: provided, however, that Landlord shall reimburse Tenant for Landlord's proportionate share (9.6%) of Tenant's cost to repair the roof]. Tenant expressly acknowledges that the electrical, mechanical, heating, plumbing equipment, structural and non-structural repairs as well as those fixed assets not designated with an "*" on Exhibit B hereto shall remain with the Leased Premises upon the termination of the Lease. Landlord represents and warrants that as of the Commencement Date, the entire Leased Premises (including but not limited to the Building and all equipment located therein) is in good repair and condition, reasonable wear and tear excepted, and covenants to reimburse Tenant for its reasonable expenses in the event this warranty and representation is not correct; provided, however that this right of reimbursement shall exist only as to breaches that have occurred on the date of occupancy by Tenant and that this warranty and representation is not a guarantee that said Building and equipment will continue to remain in good repair and condition into the future. Tenant shall have the continuing obligation to inspect the Leased Premises and accomplish repairs. Maintenance shall include the removal of snow from parking and sidewalk areas. [AS TO TRAVERSE CITY LEASE ONLY: Except for Landlord's obligation to maintain its prorata share (9.6%) of the roof] Landlord shall have no obligation to maintain or repair any part of the Leased Premises. All costs, expenses, and other sums incurred pursuant to this section shall be Additional Rent. The taking of possession of the Leased Premises by the Tenant shall be conclusive evidence that, at such time, the Leased Premises were in satisfactory or acceptable condition, except those placed in writing and signed by the parties at that time.

         (d) Tenant shall, throughout the term of this Lease, promptly comply, or cause compliance, with all laws and ordinances and the orders, rules, regulations and requirements of all Federal, State, County and Municipal governments, and appropriate departments, commissions, boards and offices thereof, which may be applicable to the Leased Premises, including, without limitation, the fixtures, plate glass and equipment therein and the landscaping, sidewalks and curbs, if any, adjoining the Leased Premises (collectively, "Laws"), whether or not the same shall presently be within the contemplation of the parties hereto or shall involve any change of governmental policy and whether or not the same require structural or non-structural, ordinary and extraordinary, interior or exterior, foreseen or unforeseen, repairs, alterations, or additions, and irrespective of the cost thereof.

         (e) Tenant shall have the right to contest by appropriate legal proceedings, before any tribunal having jurisdiction, whether judicial or administrative, the validity of any law, ordinance, order, rule, regulation or requirement of the nature herein described.

         8. Utilities. The cost of water, heat, air conditioning, electrical service, natural gas and other utility services provided to the Leased Premises during the Term shall be paid by Tenant as Additional Rent.

         9. Insurance. Tenant shall pay for, and keep in force, special form (formerly known as all risk) insurance policies pertaining to the Leased Premises, and all buildings and other improvements thereon including tenant improvements. The coverage under such policies shall be public liability insurance with coverage of not less than One Million ($1,000,000.00) Dollars combined single limit for general liability, plus Five Million ($5,000,000.00) Dollars excess liability for each accident or occurrence of bodily injury or property damage. Such insurance shall cover comprehensive general liability to include acts commonly referred to as "personal injury," such as false arrest, detention or imprisonment, malicious prosecution, libel, slander, defamation, invasion of privacy, and wrongful entry or eviction, and special form property insurance covering buildings and improvements on the Leased Premises in an amount equal to one hundred (100%) percent of the replacement cost thereof with either automatic increase in construction costs or inflation guard provision, and a clause for contingent liability due to operation of local building ordinances. Landlord shall be named as an additional insured on all such policies and such policies shall specifically provide that Landlord shall be given at least thirty (30) days notice of intent on the part of the insurer to cancel such insurance. Tenant shall have the right to carry its insurance under a blanket policy which covers more than one location. Tenant shall furnish Landlord with a certificate or certificates of insurance as evidence that such insurance is in full force at all times during the term hereof.

         10. Mutual Release. Anything in this Lease to the contrary notwithstanding, it is agreed that each party (the "Releasing Party") hereby releases the other party (the "Released Party") from liability which the Released Party would, but for this paragraph, have had to the Releasing Party during the term of this Lease, resulting from the occurrence of any accident or occurrence or casualty (i) which is normally covered by a fire and extended coverage policy, or an all risk of direct physical loss policy, or (ii) covered by any other insurance being carried by the Releasing Party at the time of such occurrence; provided that such release shall not invalidate such insurance coverage.

         11. Environmental Matters. Tenant shall strictly comply with all laws, ordinances, orders, rules, regulations and requirements of all Federal, State, County and Municipal governments and appropriate departments, commissions, boards and offices thereof pertaining to environmental matters (the "Hazardous Materials Laws"). Tenant shall store all hazardous materials and substances used in connection with the conduct of its business on the Leased Premises in a manner which will prevent spills or the release of any hazardous or toxic substances into the air or onto the ground or into the water. Leased Premises shall be used for the storage of hazardous substances as that term is used in the environmental laws, ordinances and regulations only to the extent necessary to conduct Tenant's business on the premises, and Tenant may, with Landlord's consent (which consent is deemed to have been given so long as the same is performed in accordance with all applicable Hazardous Materials Laws) bring, keep or use in or about the Leased Premises under the conditions approved by the Landlord, items customarily used to operate or maintain a restaurant, provided such items are used and stored in accordance with all applicable Hazardous Materials Laws. Tenant shall defend, indemnify and hold Landlord harmless from any and all loss, cost, expense, damage or claim, of whatever name or nature, arising out of a spill or release of any such hazardous substances on the Leased Premises unless caused by Landlord occurring after the date this Lease was executed.

         Landlord represents and warrants that the Leased Premises (and Landlord's activities thereon at all times) comply with all laws, ordinances, orders, rules, regulations and requirements of all Federal, State, County and Municipal governments and appropriate departments, commissions, boards and offices thereof pertaining to environmental matters. Notwithstanding any other provision of this Lease to the contrary, it shall be Landlord's sole responsibility, without cost or expense to Tenant, to comply with any and all present and future Hazardous Materials Laws which apply to the Leased Premises as a consequence of any condition which existed prior to Tenant taking possession of the Leased Premises, including but not limited to the removal of asbestos containing materials from the Leased Premises, if required by applicable law. Landlord shall indemnify, defend and hold Tenant harmless from and against any and all liabilities, losses and costs, expenses, damages or claims of whatever name or nature, including, without limitation, Tenant's reasonable counsel fees, which Tenant may incur in connection with the presence of hazardous substances at the Leased Premises (including but not limited to asbestos containing materials), unless such hazardous substances were placed on the Leased Premises by anyone other than the Landlord.

         If any release of hazardous materials, or the clean-up of such release, materially interferes with Tenant's use or occupancy of the Leased Premises (other than a release for which Tenant is responsible as set forth above), then
(i) Rent and all other charges payable under the Lease shall abate during the period of such interference (based on the extent to which Tenant's use of the Leased Premises is impaired, as determined by Tenant); and (ii) if such interference continues for a period in excess of thirty (30) days, provided, however, that if such interference is of a type which cannot be reasonably cured within thirty (30) days, then Landlord shall have such longer time as may be reasonably necessary so long as Landlord commences such cure within thirty (30) days and diligently prosecutes such cure to completion, or poses a health hazard to Tenant's employees for any period of time, then Tenant, at its option, may terminate this Lease.

         12. Reimbursement of Expenses. If Tenant defaults in the observance or performance of any of the terms or provisions of this Lease, and does not cure such default with the applicable cure period, then Landlord may, without further notice, perform the same for the account of Tenant. Any reasonable expense, cost or obligation of Landlord arising from Tenant's default, including reasonable attorney fees, shall be deemed to be Additional Rent and shall be paid by Tenant to Landlord within fifteen (15) days of the rendition of any bill or statement to Tenant therefor.

         13. Reimbursement of Litigation Expense. In case the Landlord shall, without fault on its part, be made a party to any litigation, including but not limited to litigation arising out of Michigan dram shop laws, liquor liability laws, or other laws associated with the sale, furnishing or making available alcoholic beverages, commenced by or against Tenant, Tenant shall pay all reasonable costs, including reasonable attorney's fees incurred by or against Landlord in connection with such litigation. The Tenant shall also pay all costs and reasonable attorney's fees incurred by or against the Landlord in enforcing any of the covenants, terms, and provisions of this Lease, or in terminating this Lease by reason of the Tenant's default. In any other case, should it be necessary or proper for Landlord or Tenant to bring any action under this Lease or to consult or place said Lease, or any amount payable hereunder, with an attorney concerning or for the enforcement of any of such party's right hereunder, then Landlord and Tenant each agree that the non-prevailing party shall pay all attorneys' fees and costs reasonably incurred by the prevailing party. All such costs and attorney fees payable by Tenant pursuant to this provision shall be treated as Additional Rent.

         14. Assignment. Except as otherwise herein permitted, Tenant shall not assign this Lease or any right hereunder, or hypothecate or mortgage the same, or sublet the Leased Premises, or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed.

         Any assignment, hypothecation, mortgage or subletting without the said written consent shall be void. Notwithstanding the foregoing, Tenant may, without the prior written approval of the Landlord, assign this Lease in its entirety, to: (a) any entity which has the power to direct Tenant's management and operations or any entity whose management and operations is controlled by Tenant; or (b) any entity a majority of whose stock or partnership interest is directly or indirectly owned by Tenant; or (c) any entity in which or with which Tenant, its successors or assigns, is merged or consolidated; or (d) any entity acquiring this Lease and a substantial portion of Tenant's assets; or (e) any successor to a successor entity becoming such by either of the methods described in subsections (c) or (d) above; or (f) any franchisee of Tenant, each of the foregoing exceptions subject to the limitation that nothing herein shall relieve Tenant or guarantor of their respective obligations hereunder.

         15. Subordination. This Lease is subject and subordinate at all times to the lien of existing and future mortgages on the Leased Premises. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant will, nevertheless, execute and deliver such further instruments subordinating this Lease to the lien of all such mortgages as may be desired by the mortgagee. The Tenant hereby appoints the Landlord its attorney-in-fact, irrevocably, to execute and deliver any such reasonable instrument for the Tenant. If Tenant fails to do so within five (5) business days after Landlord's written request, Landlord shall use its best efforts to obtain a non-disturbance agreement reasonably acceptable to Tenant from any existing lienholders. Notwithstanding the foregoing, this Lease shall be subordinate to future liens only if the lienholder agrees in writing that so long as Tenant is not in default under this Lease past applicable cure periods, its use and occupancy of the Leased Premises will not be disturbed notwithstanding any default by Landlord under the instruments creating such lien.

         16. Improvements by Tenant. During the term of this Lease, Tenant may remodel or alter the interior of the Building without the consent of Landlord so long as such changes are non-structural in nature and comply with all codes, ordinances, and laws in effect at the time of remodeling. All structural and material exterior alterations may be made only with Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed. Tenant shall have the right to modify its signs and exterior landscaping without Landlord's consent so long as such changes are in compliance with the Laws. Tenant shall be permitted at any time during the Lease, to remove any additions or improvements made by it, provided, however, that it repairs any damage to the Leased Premises caused by such removal or pays for any damages caused by such removal, and further provided, that any such addition or improvement not removed within ten (10) days of the Expiration Date, shall be deemed abandoned and shall, thereupon, become the property of Landlord without compensation to Tenant. Mechanical systems, fixtures and equipment comprising a part of or attached to the Leased Premises shall become part of the structure and shall not be removed in any event by Tenant, the foregoing notwithstanding.

         17. Default and Reentry.

         (a) Tenant Default, reentry. In the event of: (i) any failure of Tenant to pay any Rent (including additional rent) or other sums when due hereunder after Landlord has provided Tenant with seven (7) days notice and opportunity to cure as required under applicable Laws; or (ii) Tenant's default in performing any of the other terms, conditions or covenants of this Lease to be observed or performed by Tenant, for more than ten (10) days after written notice of such other default shall have been given to Tenant, provided, however, if such default is of the type which cannot reasonably be cured within thirty (30) days, then Tenant shall have such longer time as may be reasonably necessary so long as Tenant commences such cure within thirty (30) days and diligently prosecutes such cure to completion, or if Tenant or an agent of Tenant shall falsify any report required to be furnished to Landlord pursuant to the terms of this Lease; or (iv) suffer this Lease to be taken under any writ of execution, then Landlord, besides other rights or remedies it may have, shall have the immediate right to terminate this Lease or reenter and attempt to relet without terminating this Lease and remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant all without resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby unless caused by the negligence or willful misconduct of Landlord, its employees, agents or contractors.

         (b) Application of rent, deficiency. If Landlord, without terminating this Lease, either: (i) elects to reenter and attempts to relet; or (ii) takes possession pursuant to legal proceedings; or (iii) takes possession pursuant to any notice provided by law, then it may, from time to time, make such alterations and repairs as may be necessary in order to relet the Leased

Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its reasonable discretion may deem advisable. Landlord shall use reasonable efforts to relet the Leased Premises. Upon each such reletting, all rentals received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord second, to the payment of any costs and expenses of such reletting, including brokerage fees and reasonable attorney's fees; third, to the payment of Rent due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied to payment of future Rent as the same may become due and payable hereunder. If such rentals received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No such reentry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, (excluding punitive damages), including the cost of recovering the Leased Premises, reasonable attorney's fees, and including the worth at the time of such termination of the excess, if any, of the amount of Rent and charges equivalent to Rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the stated term, all of which amounts shall be reduced to present value (using the current "prime" interest rate of Chase Bank, or should such financial institution no longer exist, a comparable financial institution), and shall be immediately due and payable from Tenant to Landlord. In determining the Rent which would be payable by Tenant hereunder, subsequent to default, the Annual Net Rent for each year of the unexpired term shall be equal to the Minimum Annual Net Rent stated in paragraph 4, and Additional Rent stated in paragraph 4, which future Additional Rent shall be calculated based upon the average of the Additional Rent due and payable during the preceding three (3) calendar years or the average of all Additional Rent due and payable during the full term of the Lease if shorter than three (3) full calendar years.

         (c) Landlord's Default. If Landlord defaults in the observance or performance of any term or covenant required to be performed by it under this Lease, Tenant, shall have such rights and remedies that are available hereunder. If Landlord defaults in the observance or performance of any term or covenant required to be performed by it under this Lease, Tenant, after not less than thirty (30) days written notice to Landlord (provided, however, if such default is of a type which cannot reasonably be cured within thirty (30) days, then Landlord shall have such longer time as may be reasonably necessary so long as Landlord commences such cure within thirty (30) days and diligently prosecutes such cure to completion), may, but shall not be obligated to, remedy such default and in connection therewith may pay expenses and employ counsel, provided that Tenant shall have the right to remedy such default without notice in an emergency. Tenant may offset all sums expended or obligations incurred by Tenant in connection therewith against Rent payable under the Lease, or at Tenant's option, such sums shall be paid by Landlord to Tenant upon demand. If Tenant elects not to remedy any such default, Tenant shall have the right to terminate this Lease if such default is not remedied by Landlord within sixty (60) days of the original written notice from Tenant, unless such default is of a type which cannot be reasonably cured within said sixty (60) days as set forth above and Landlord is continuing to demonstrate reasonable efforts to cure.

         The parties acknowledge that Lease is executed in connection with that certain Stock Purchase Agreement dated of even date herewith (the "SPA") between Tenant, Guarantors, and parties related to the Landlord (the "Seller"), and that the SPA is of economic benefit to all parties Should Seller default under the SPA, and said default not be cured within ten (10) business days written notice to the Landlord, Tenant shall have the right to, upon prior written notice, deposit the Rent and Additional Rent into an interest bearing escrow account (with interest earned to be disbursed to the prevailing party upon resolution of the dispute) with Grand Traverse Title Company, 116 Boardman Avenue, Traverse City, Michigan, and said funds shall be held in escrow pending resolution of any alleged default. Should Tenant fail to pay Rent and Additional Rent or otherwise comply with the terms and conditions of this Lease, then the same shall be considered a default entitling Landlord to all remedies hereunder, and acquisition of the escrowed funds. At no time shall Tenant be relieved of its duties and responsibilities to pay Rent and Additional Rent, either to Landlord or to the Escrow Agent as contemplated herein. Tenant shall not have any right of unilateral offset.

         (d) No waiver. No waiver of any covenant or condition or the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of Rent by Landlord at any time when Tenant is in default under any covenant or condition hereof, be construed as a waiver of such default or of Landlord's right to terminate this Lease on account of such default, nor shall any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord, it being expressly understood that if at any time Tenant shall be in default in any of its covenants or conditions hereunder an acceptance by Landlord of Rent during the continuance of such default or the failure on the part of Landlord promptly to avail itself of such other rights or remedies as Landlord may have, shall not be construed as a waiver of such default, but Landlord may at any time thereafter, if such default continues, terminate this Lease on account of such default.

         (e) Cumulative remedies. The rights and remedies given to either party by this Lease shall be deemed to be cumulative and no one of such rights and remedies shall be exclusive at law or in equity of the rights and remedies which such party might otherwise have by virtue of a default under this Lease, and the exercise of one such right or remedy shall not impair such party's standing to exercise any other right or remedy.

         18. Landlords Security Interest.

         (a) Security interest, collateral. For valuable consideration and as security for the payment of rent, additional rent and all other charges becoming due hereunder, Tenant hereby grants to Landlord a security interest in the following described collateral: (i) All inventory in the Demised Premises during the term of this Lease; (ii) All equipment and other personalty placed in the Demised Premises during the term of this Lease; and (iii) All of the proceeds of said inventory, equipment and personalty; provided, however, that such security interest shall be automatically subordinated to the interest of any mortagee or lienholder of Tenant, now or hereafter, during the term of the Lease. Landlord agrees to execute any reasonable subordination agreement to such effect within five (5) business days of Tenant's written request and authorizes Tenant to act as its attorney-in-fact if Landlord fails to comply with this provision.

         (b) Default. Upon the happening of any of the following events or conditions, namely: (1) Default in the payment of rent, additional rent, or performance of any of the obligations or of any covenant or liability contained or referred to herein; and/or (2) Making of any levy, seizure or attachment of the collateral; and/or (3) Death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Tenant or any guarantor or surety for Tenant, thereupon, or any time thereafter (such default not having previously been cured), Landlord shall then have all the remedies of a secured party under the laws of the state in which the demised premises are located, including, without limitation thereto, the right to take possession of the collateral and for that purpose Landlord may enter upon the demised premises and remove the same therefrom. Landlord shall give Tenant at least ten days prior notice of any public notice thereof or of the date after which any private sale or any other intended disposition is to be made, and at any such sale Landlord may purchase the collateral.

         (c) Termination. The security agreement and the security interest and collateral created hereby shall be terminated when all of the rent and other charges becoming due during the term of this Lease or extension thereof have been paid in full.

         19. Payment and Possession After Termination. The failure of Tenant to surrender the Leased Premises upon termination without Landlord's written consent shall result in a tenancy for month-to-month, at an Annual Net Rent rate of 125% of the Annual Net Rent stated in this Lease, plus Additional Rent. This provision does not grant to Tenant any right to hold over or extend this Lease. Nor shall payment of any money by Tenant after termination result in an extension or renewal of this Lease unless the parties execute a new lease or amendment hereto. Landlord may receive and collect any money due under this Lease and the payment of the same shall not waive any notice, judgment, or pending lawsuit.

         20. Landlords Right of Access. Tenant shall permit Landlord or Landlord's agents to inspect or examine the Leased Premises at any reasonable time following twenty-four (24) hours prior written notice, and shall permit Landlord to make such repairs, alterations, improvements, or additions in the Leased Premises or to the building of which the Leased Premises is a part, that Landlord is required under this Lease to make or which Tenant has covenanted herein to do and has failed so to do following written notice and applicable cure periods, without the same being construed as an eviction of Tenant in whole or in part and the Rent shall in no manner abate while such repairs, alterations and improvements, or additions are being made by reason of loss or interruption of the business of Tenant because of the prosecution of such work. Landlord shall exercise its good faith efforts in connection with any such inspections, repairs, alterations, improvements, or additions, but shall not be responsible in any way for any consequential special or enhanced damages incurred by Tenant in connection therewith.

         21. Peaceful Possession. Tenant, on paying the Rent herein provided, and performing all the covenants and agreements herein contained to be performed by it, in the manner and at the time set therefor, (subject to applicable cure periods), shall and may peacefully and quietly have, hold and occupy the Leased Premises as described herein.

         22. Liens. Except as herein permitted, Tenant shall have no power to do any act or make any contract which may create or be the foundation for any lien, mortgage or other encumbrance upon the reversion or other estate of Landlord, or upon any interest of Landlord in the Leased Premises or in the buildings or improvements thereon; it being agreed that should Tenant cause any alterations, rebuildings, replacements, changes, additions, improvements or repairs to be made to the Leased Premises, or cause any labor to be performed or material to be furnished therein, thereon or thereto, neither Landlord nor the Leased Premises shall under any circumstances be liable for the payment of any expense incurred or for the value of any work done or material furnished unless otherwise expressly set forth in this Lease, but all such alterations, rebuildings, replacements, changes, additions, improvements and repairs, and labor and material, shall be made, furnished and performed at Tenant's expense, and Tenant shall be solely and wholly responsible to contractors, laborers and suppliers furnishing and performing such labor and material. If, because of any act or omission (or alleged act or omission) of Tenant, any construction or other lien, charge or order for the payment of money shall be filed against the Leased Premises or any building or improvements thereon, or against Landlord, or any conditional bill of sale or security agreement may exist with respect to any building equipment or any materials used in the construction or alteration of, or installed in, any such building or improvement (whether or not such lien, charge or order, conditional bill of sale or security agreement is valid or enforceable as such), Tenant shall, at its own cost and expense, cause the same to be canceled and discharged of record or bonded within ten (10) business days after written notice hereof. The provisions of this section shall not apply to any work which is the responsibility of Landlord under this Lease.

         23. Bankruptcy or Insolvency.

         (a). Conditions to the Assumption and Assignment of the Lease Under Chapter 7 of the Bankruptcy Code. In the event that Tenant shall become a debtor under Chapter 7 of the

Bankruptcy Code, and the Trustee or Tenant shall elect to assume this Lease for the purpose of assigning the same or otherwise, such election and assignment may only be made if all of the terms and conditions of Section B and Section C hereof are satisfied. If such Trustee shall fail to elect or assume this Lease within sixty (60) days after the filing of the Petition, this Lease shall be deemed to have been rejected. Landlord shall be thereupon immediately entitled to possession of the Leased Premises without further obligation to Tenant or Trustee, and this Lease shall be canceled, but Landlord's right to be compensated for damages in such liquidation proceeding shall survive.

         (b) Conditions to the Assumption of the Lease in Bankruptcy Proceedings. In the event that a Petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is transferred to Chapter 11, the Trustee or Tenant, as Debtor-in-Possession, must elect to assume this Lease within seventy-five (75) days from the date of the filing of the Petition under Chapter 11, or the Trustee or Debtor-in-Possession shall be deemed to have rejected this Lease. No election by the Trustee or Debtor-in-Possession to assume this Lease, whether under Chapter 7 or 11, shall be effective unless each of the following conditions, which Landlord and Tenant acknowledge are commercially reasonable in the context of a bankruptcy proceeding of Tenant, have been satisfied, and Landlord has so acknowledged in writing:

                  1) The Trustee or the Debtor-in-Possession has cured, or has provided Landlord adequate assurance (as defined below) that:

                           (i) Within ten (10) days of such assumption the Trustee will cure all monetary defaults under this Lease; and

                           (ii) Within thirty (30) days from the date of such assumption the Trustee will cure all non-monetary defaults under this Lease.

                  2) The Trustee or the Debtor-in-Possession has compensated, or has provided to Landlord adequate assurance (as defined below) that within ten (10) days from the date of assumption Landlord will be compensated for any pecuniary loss incurred by Landlord arising from the default of Tenant, the Trustee or the Debtor-in-Possession as recited in Landlord's written statement of pecuniary loss sent to the Trustee or Debtor-in-Possession.

                  3) The Trustee or the Debtor-in-Possession has provided Landlord with adequate assurance of the future performance of each of Tenant's, Trustee's, or Debtor-in-Possession's obligations under this Lease; provided, however, that:

                           (i) The Trustee or Debtor-in-Possession shall also deposit with Landlord as security for the timely payment of rent an amount equal to three (3) months' Rent (as adjusted pursuant to this section) and other monetary charges accruing under this Lease; and

                           (ii) If not otherwise required by the terms of this Lease, the Trustee or
                                    Debtor-in-Possession shall also pay in
                                    advance on the date monthly Rent is payable
                                    1/12th of Tenant's annual obligations under this Lease for Additional Rent.

                           (iii) The obligations imposed upon the Trustee or Debtor-in-Possession shall continue with respect to Tenant or any assignee of the Lease after the completion of bankruptcy proceedings.

                  4) The assumption of the Lease will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Leased Premises.

                  5) For purposes of this section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "adequate assurance" shall mean:

                           (i) The Trustee or the Debtor-in-Possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that the Trustee or Debtor-in-Possession will have sufficient funds to fulfill the obligations of Tenant under this Lease; and

                           (ii) The Bankruptcy Court shall have entered an Order segregating sufficient cash payable to Landlord, and/or the Trustee or Debtor-in-Possession shall have granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Trustee or Debtor-in-Possession, acceptable as to value and kind to Landlord to secure to Landlord the obligation of the Trustee or Debtor-in-Possession to cure the monetary and/or non-monetary defaults under this Lease within the time periods set forth above.

         (c) Conditions to the Assignment of the Lease in Bankruptcy Proceedings. If the Trustee or Debtor-in-Possession has assumed the Lease pursuant to the terms and provisions of paragraphs A and B herein, for the purpose of assigning (or elects to assign) Tenant's interest under this Lease or the estate created thereby, to any other person, such interest or estate may be so assigned only if Landlord shall acknowledge in writing that the intended assignee has provided adequate assurance as defined in this section of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant.

         For purposes of this section, Landlord and Tenant acknowledge that, in the context of a bankruptcy proceeding of Tenant, at a minimum "adequate assurance of future performance" shall mean that each of the following conditions have been satisfied, and assignee has so acknowledged in writing.

                  1) The assignee has submitted a current financial statement audited by an officer of assignee which shows a net worth and working capital in amounts determined to be sufficient by Landlord to assure the future performance by such assignee of Tenant's obligation under this Lease;

                  2) The assignee, if required by Landlord, shall have obtained guarantees in form and substance satisfactory to Landlord from one or more persons who satisfy Landlord's reasonable standards of creditworthiness; and

                  3) Landlord has obtained all consents or waivers from any third party required under any lease, mortgage, financing arrangement or other agreement by which Landlord is bound to perform Landlord to consent to such assignment.

         (d) Use and Occupancy Charges. When pursuant to the Bankruptcy Code, the Trustee or Debtor-in-Possession shall be obligated to pay reasonable use and occupancy charges for the use of the Leased Premises or any portion thereof, such charges shall not be less than the Monthly Rent and Additional Rent as defined in this Lease.

         24. Damage or Destruction. If, during the lease Term, the buildings or improvements located on the Leased Premises at the commencement of the Term or thereafter erected thereon shall be destroyed or damaged in whole or in part by fire or other cause, Tenant shall give Landlord prompt notice thereof, and Tenant, at its own cost and expense, shall promptly repair, replace and rebuild the same (or at the parties' mutual agreement, Landlord will accept the insurance proceeds in lieu of Tenant's repairs), at least to the extent of the value and as nearly as possible to the character of the buildings and improvements existing immediately prior to such occurrence; and Landlord shall in no event be called upon to repair, replace or rebuild any such buildings, improvements or equipment, nor to pay any of the costs or expenses thereof beyond or in excess of the insurance proceeds as herein provided. All insurance proceeds received by Landlord or Tenant on account of such damage or destruction shall be paid to an escrow agent to be agreed upon by Landlord and Tenant in the event of such damage or destruction and shall be disbursed by the escrow agent to pay or reimburse Tenant pursuant to an escrow agreement to be negotiated among Landlord, Tenant and escrow agent to Tenant for such restoration, repairs, replacement, rebuilding or alterations. There shall be no abatement of rent during the period of restoration.

         Restoration shall commence as soon as any insurance payments shall have been received and necessary permits shall have been obtained. Tenant shall be responsible to undertake all necessary action to render the Leased Premises safe and secure promptly after any damage shall occur and to demolish damaged and dangerous structures and remove debris.

         (As to the Mount Pleasant Lease Only): If the Land Contract Vendor of the Leased Premises shall, by the terms of its Land Contract, require that such insurance proceeds be used to apply on the indebtedness, instead of to repair or restoration, the Tenant shall be entitled to elect to repair or restore with its own funds or to terminate this Lease by written notice to the Landlord given within thirty (30) days of the damage. The termination shall be effective as of the date of the notice.

         25. Condemnation. If the whole or any part of the Leased Premises shall be taken by any lawful authority under the power of eminent domain, then this Lease and the term demised, at Tenant's option, shall thereupon terminate and Tenant shall be liable for Rent only to the date of such termination. If a portion of the Building is taken, then the Minimum Annual Net Rent shall be adjusted proportionately. If the Lease is terminated, all compensation awarded for any taking (or sale proceeds in lieu thereof) shall be the property of Landlord; provided, however, that Tenant shall have the right to make a claim separate and apart from Landlord's claim for moving expenses, tenant improvements, trade fixtures and personalty, good will, and all other interests and property for which Tenant is entitled to compensation under the Laws.

         26. Notices. Whenever in this Lease it shall be required or permitted that notice or demand be given or served by either party upon the other, such notice or demand shall be in writing and shall be deemed to have been duly given or served when addressed as set forth below: (i) when hand delivered; or (ii) on the earlier of the date actually received or the third day after deposit in the United States mail, postage prepaid, certified or registered mail, with return receipt requested; or (iii) on the day following deposit with a nationally recognized overnight courier; or (iv) on the day sent by facsimile transmission, provided a copy of such notice is also sent by one of the methods set forth above.

         Landlord:                  LA MARGARITA COMPLEX, LLP
                                    1026 Hannah
                                    Traverse City, MI  49684

         Tenant:                    c/o Casa Ole' Restaurants, Inc.
                                    1135 Edgebrook
                                    Houston, TX  77034-1899

                                    Fax Number:  713-943-9554

         27. Representations. No agreement shall be binding upon either party unless made in writing and signed by it. No representation, guarantee or warranty, except such as is herein contained, nor any collateral agreement hereto shall be binding unless the same be in writing and shall refer to this Lease.

         28. Severability. If any term, covenant, or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforced to the fullest extent permitted by law.

         29. No Option. The submission of this Lease for examination does not constitute a reservation of or option for the Leased Premises.

         30. Sale of Leased Premises. Landlord reserves the right to sell, assign, transfer, mortgage or otherwise encumber the Leased Premises without prior consent of the Tenant. Upon any sale or transfer, including any transfer by operation of law, of the Leased Premises, Landlord shall be relieved from all subsequent obligations under this Lease, provided that the buyer or transferee shall assume such obligations in writing.

         31. Headings. The captions in this Lease are inserted only for convenience and are not to be construed as part of this Lease or as in any way affecting it. All negotiations, considerations, representations and understandings between the parties are incorporated herein, and may be modified or altered only by agreement in writing between the parties. Whenever herein the singular number is used, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders.

         32. Applicable Law. This Lease and the performance hereunder shall be governed by the laws of the State of Michigan.

         33. Force Majeure. If either party fails to perform any of its obligations under this Lease as a result of Force Majeure, such party shall not be liable for loss or damage for the failure and the other party shall not be released from any of its obligations as a result of Force Majeure, and the period of delay or prevention shall be added to the time herein provided for the performance of any such obligation.

         "Force Majeure" shall mean any period of delay which arises from or through Acts of God; strikes, lockouts, or labor difficulty; explosion, sabotage, accident, riot, or civil commotion; act of war; fire or other casualty; legal requirements; delays caused by the other party; and causes beyond the reasonable control of a party.

         34. Interpretation. This Lease has been executed and reviewed by both parties and after opportunity for both parties to have it reviewed by legal counsel of their choice. None of the provisions of this Lease shall be interpreted against either party solely by reason of the fact that legal counsel for such party shall have drafted any such provision.

         35. Binding on Successors, Etc. The covenants, conditions and agreements made and entered into by the parties hereto shall inure to the benefit of and shall be binding upon their respective heirs, legal representatives, successors and assigns, as the case may be.

         36. Plural, Singular and Gender Words. Any word contained in the text of this Lease shall be read as the singular or the plural and as the masculine, feminine or neuter gender as may be applicable in the particular context.

         37. Joint and Several Obligation of Tenant. If there is more than one party tenant, the covenants of the Tenant shall be the joint and several obligations of each such party, and, if the Tenant is a partnership, the covenants of the Tenant shall be the joint and several obligations of each of the partners and the obligations of the firm.

         38. Entire Agreement. There are no oral agreements affecting this Lease; this Lease and exhibits, if any, attached hereto and forming a part thereof, supersede and cancel any and all previous negotiations, arrangements, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties and understandings between the parties as stated by, including, but not limited to, Tenant's agent(s), employees. No alteration, amendment, change or addition to this Lease shall be binding upon either party unless reduced to writing and signed by each party.

         39. Authority. Landlord represents and warrants that it is the sole owner of the Building and the Leased Premises, that it has the full right, power and authority to make this Lease and that no other person needs to join in the execution of this instrument in order for this Lease to be binding on all parties having an interest in the Leased Premises and that it will execute or procure any further necessary assurances of title that may be reasonably required for the protection of Tenant.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals this _____ day of ________ , 199__.


WITNESSES:                              LANDLORD:

                                           LA MARGARITA COMPLEX, LLP

----------------------------------         By:
                                              ----------------------------------

----------------------------------         Its:
                                               ---------------------------------

WITNESSES:                              TENANT:

                                           LA SENORITA RESTAURANTS ACQUISITION
                                           CORP.


----------------------------------         By:
                                              ----------------------------------

----------------------------------         Its:
                                               ---------------------------------

STATE OF MICHIGAN          )
                           ) ss
COUNTY OF                  )

         On this day of , 199__, before me, a Notary Public, in and for the jurisdiction aforesaid, personally appeared ____________________, the _____________ of La Margarita Complex, LLP, a Michigan Limited Partnership, to me personally known, who by me duly sworn did say that said instrument was signed on its behalf and that they acknowledged execution of said instrument to be voluntary act and deed by it voluntarily executed.

                                           ------------------------------------
                                                                   Notary Public
                                           __________________ County, MI
                                           My commission expires:  ____________

STATE OF                   )
                           ) ss
COUNTY OF                  )

         On this day of , 199__, before me, a Notary Public, in and for the jurisdiction aforesaid, personally appeared ____________________, the _____________ of LA SENORITA RESTAURANTS ACQUISITION CORP., a Delaware corporation, to me personally known, who by me duly sworn did say that said instrument was signed on its behalf and that they acknowledged execution of said instrument to be voluntary act and deed by it voluntarily executed.

                                           ------------------------------------
                                                                   Notary Public
                                           __________________ County, MI
                                           My commission expires:  ____________

Prepared by:

Patrick E. Heintz, Esq.
BISHOP & HEINTZ, P.C.
440 W. Front at Oak
P.O. Box 707
Traverse City, MI 49685-0707
(616) 946-4100

                                    GUARANTY

         WHEREAS, LA SENORITA RESTAURANTS ACQUISITION CORP., (hereafter "Tenant") is indebted to LA MARGARITA COMPLEX, LLP, (hereafter "Landlord") under the terms and conditions of the above Lease Agreement; and

         WHEREAS, Landlord has demanded security for such indebtedness; and

         WHEREAS, CASA OLE' RESTAURANTS, INC. is interested in a continuation of the Lease Agreement and desires that Landlord accept performance of the Lease Agreement as set forth above; and

         WHEREAS, CASA OLE' RESTAURANTS, INC., recognizes that the accommodations given to it are beneficial, necessary, and property and in the best interests of the Tenant; and

         WHEREAS, CASA OLE' RESTAURANTS, INC. has agreed to guarantee payment and performance of said Lease by Tenant; and

         WHEREAS, CASA OLE' RESTAURANTS, INC. acknowledge receipt of personal benefits from the accommodations given to Tenant by Landlord;

         NOW, THEREFORE, in consideration of the foregoing and to induce Landlord to accept and enter into the Lease Agreement, the undersigned, on behalf of CASA OLE' RESTAURANTS, INC., of 1135 Edgebrook, Houston, Texas 77034-1899 guarantees the payment and performance unconditionally and absolutely of the foregoing Lease in accordance with its terms, including all sums when due and all extensions or renewals thereof, and all expenses (including reasonable attorney fees and legal expenses) incurred in the collection thereof and the enforcement hereof.

         The undersigned, CASA OLE' RESTAURANTS, INC. represents that it is a Delaware Corporation and that it intends to bind its property hereby. In addition, the undersigned represents that at the time of the execution and delivery of this Guaranty, nothing exists to impair the effectiveness of liability of the undersigned to Landlord hereunder, to the immediate taking effect of this Guaranty as the sole agreement between the undersigned and the Landlord to guarantee the Tenant's obligation to the Landlord.

         If Tenant fails to pay all or any part of the rent when due under said Lease, whether by default, demand, or maturity, the undersigned immediately upon demand of the Landlord will pay to the Landlord the amount due and unpaid by Tenant as if such amount constituted the direct and primary obligation of the undersigned. Landlord shall not be required prior to any such demand on, or payment by the undersigned, to make any demand upon or pursue or exhaust any of its rights or remedies against Tenant or others with respect to the payment of any portion of the rent or sums due under the Lease, or pursue or exhaust any of its rights or remedies with respect to any collateral given by Tenant or for this Guaranty. The undersigned shall have no rights of subrogation with respect to payment under the Lease or any collateral securing the Lease until Landlord has received full payment.

         The undersigned waives notice of acceptance of this Guaranty and further waives protest, presentment, demand for payment, notice of default, or nonpayment and notice of dishonor, and all other notices whatsoever, and agrees that the Landlord may from time to time extend or renew the Lease for any period, whether or not longer than the original period of said Lease, and grant any releases, compromises, or indulgences with respect to said Lease or any extension or renewal thereof, all without notice to or consent of the undersigned and without affecting the liability of the undersigned hereunder.

         This Guaranty shall inure to the benefit of the Landlord, its successors and assigns, and shall be binding upon the Guarantor, its heirs, successors and assigns.


                                          CASA OLE' RESTAURANTS, INC.


By:
   ----------------------------

                                    Its:
                                        ---------------------------------------


STATE OF                                    )
                                            )ss:
County of                                   )

         On this _______ day of ________________, 199__, before me, a Notary
Public in and for said County, personally appeared ____________________, the __________________ of Casa Ole' Restaurants, Inc., to me known to be the person described in and who executed the within instrument who have acknowledged said instrument to be the free act and deed of Casa Ole' Restaurants, Inc.

                                           ------------------------------------
                                                                   Notary Public
                                           __________________ County, MI
                                           My commission expires:  ____________

                                   EXHIBIT "A"





         Site Plan.

                                  EXHIBIT "A-1"





         Description of Leased Premises

                                   EXHIBIT "B"



         Fixed Assets

                                   EXHIBIT E

                            FORM OF ESCROW AGREEMENT

                               [Attached hereto.]

                                ESCROW AGREEMENT


         THIS ESCROW AGREEMENT (this "AGREEMENT") is entered into as of , 1999 among Kenneth Kleinrichert, Donald Kleinrichert, Joseph Kleinrichert, The Joseph Kleinrichert Trust and Steven Arnot (each individually, a "Shareholder" and collectively, the "Shareholders"), La Senorita Restaurants Acquisition Corp., a Delaware corporation ("Acquisition"), La Margarita Complex, LLP, a Michigan limited partnership ("La Margarita") and ("Agent").

                                    RECITALS:

         WHEREAS, the Shareholders; Acquisition; La Margarita; Casa Ole Restaurants, Inc., a Texas corporation; La Senorita Traverse City, Inc., a Michigan corporation; La Senorita Franchise Company, a Michigan corporation; W.G. Enterprises, Inc., a Michigan corporation; Kleinrichert Bros., Inc., a Michigan corporation; La Senorita - Mt. Pleasant, Inc., a Michigan corporation; and KMANCO, Inc., a Michigan corporation (collectively the "Transferred Entities"); and La Senorita Lansing, Inc., a Michigan corporation ("Lansing" and, together with the Transferred Entities, the "La Senorita Companies"), have entered into that certain Stock Purchase Agreement with Purchase of Designated Assets, of even date herewith, providing for the sale by the Shareholders to Acquisition of all of the outstanding shares of capital stock of the Transferred Entities and the sale by Lansing of certain designated assets of Lansing (the "Stock Purchase Agreement"); and

         WHEREAS, pursuant to Section 2.3 of the Stock Purchase Agreement, Acquisition has agreed to deposit $1,110,000.00 (the "Escrow Amount") with Agent, to be applied in accordance with the terms of this Agreement; and

         WHEREAS, the Shareholders, La Margarita and Acquisition desire for Agent to hold the Funds (as defined below), and Agent has agreed to hold the Funds, pursuant to the terms of this Agreement;

         NOW, THEREFORE, for in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Shareholders, Acquisition and Agent hereby agree as follows:

         1. Appointment. The Shareholders and Acquisition hereby appoint Agent as escrow agent, to serve in such capacity in accordance with the terms and conditions set forth in this Agreement and, except as specifically provided to the contrary in this Agreement, in accordance with Agent's General Provisions attached to this Agreement as Exhibit A and incorporated in this Agreement for all purposes. Agent hereby accepts such appointment.

         2. Deposit. Simultaneous with the Closing (as defined in the Stock Purchase Agreement), Acquisition shall deposit the Escrow Amount with Agent. Agent hereby acknowledges receipt of the Escrow Amount and accepts the same as escrow agent hereunder and shall hold the Escrow Amount, together with interest earned thereon (collectively, the "Funds") in accordance with the terms of this Agreement.

         3. Purpose of Escrow Account. The purpose of the this Agreement is to assure the performance of Acquisition under the Stock Purchase Agreement.

         4. Investment of Funds. Agent shall invest the Funds as Acquisition shall from time to time direct in writing. All such investments shall be made in obligations that are guaranteed by the federal government and immediately available for withdrawal.

         5. Disbursement of Funds. Immediately following the Closing, Agent shall disburse the Funds on behalf of La Margarita to the La Senorita Companies in the amounts described in Section 6 of this Escrow Agreement, to be applied to the purchase price described in Section 2.3 of the Stock Purchase Agreement. Also at the Closing, Agent shall disburse to La Senorita Companies all accrued interest on the Funds. The Funds shall be disbursed at such time as Agent shall be instructed in writing by Acquisition, by a final decision of the arbitrators chosen as provided below or by a final order of a court of competent jurisdiction.

         6. Apportionment of La Senorita Companies Payment. The La Senorita Companies Payment shall be apportioned in the following amounts: $260,000.00 to W.G. Enterprises, Inc.; $400,000 to Kleinrichert Bros., Inc.; $20,000 to La Senorita-Mt. Pleasant, Inc.; and $430,000 to KMANCO, Inc.

         7. Disputes. In the event that a timely objection to the disbursement of Funds under Section 5 is given by the Shareholders or Acquisition to Agent or where any other condition for the disbursement remains unsatisfied, Agent shall not make the disbursement until such objection is withdrawn or until such conditions are satisfied.

                  (a) Any dispute under this Agreement shall be settled by arbitration in Houston, Texas, and, except as herein specifically stated, in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA Rules") then in effect. However, in all events, these arbitration provisions shall govern over any conflicting rules that may now or hereafter be contained in the AAA Rules. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof.

                  (b) Any such arbitration will be conducted before a single arbitrator who will be compensated for his or her services at a rate to be determined by the parties or by the American Arbitration Association, but based upon a reasonable hourly or daily consulting


ESCROW AGREEMENT - Page 2
         rate for the arbitrator if the parties are not able to agree upon his or her rate of compensation.

                  (c) The American Arbitration Association will have the authority to select an arbitrator from a list of lawyers who are familiar with Texas contract law and experienced in mergers and acquisitions; provided, however, that such lawyers cannot work for a firm then performing services for either party, that each party will have the opportunity to make such reasonable objection to any of the arbitrators listed as such party may wish and that the American Arbitration Association will select the arbitrator from the list of arbitrators as to whom neither party makes any such objection. If the foregoing procedure is not followed, then Acquisition and the Shareholders shall each choose one person from the list of arbitrators provided by the American Arbitration Association (provided that such person does not have a conflict of interest), and the two persons so selected will select from the list provided by the American Arbitration Association the person who will act as the arbitrator.

                  (d) Acquisition and the Shareholders will each pay 50% of the initial compensation to be paid to the arbitrator in any such arbitration and 50% of the costs of transcripts and other normal and regular expenses of the arbitration proceedings; provided, however, that the prevailing party in any arbitration will be entitled to an award of attorneys' fees and costs, and all costs of arbitration, including those provided for above, will be paid by the non-prevailing party, and the arbitrator will be authorized to make such determinations.

                  (e) For any dispute submitted to arbitration, the burden of proof will be as it would be if the claim were litigated in a Texas judicial proceeding.

                  (f) Upon the conclusion of any arbitration proceedings hereunder, the arbitrator will render findings of fact and conclusions of law and a written opinion setting forth the basis and reasons for any decision reached and will deliver such documents to each party to this Agreement along with a signed copy of the award.

                  (g) The arbitrator chosen in accordance with these provisions will not have the power to alter, amend or otherwise affect the terms of these arbitration provisions or the provisions of this Agreement or the Stock Purchase Agreement.

                  (h) Except as specifically otherwise provided in this Agreement or the Stock Purchase Agreement, arbitration will be the sole and exclusive remedy of the parties for any dispute arising out of this Agreement.


         8. Compensation of Agent. The Shareholders agree to pay and will be solely liable for all compensation, fees, costs, damages, judgments and expenses, including reasonable attorneys'


ESCROW AGREEMENT - Page 3
fees, suffered or incurred by Agent in connection with or arising out of this Agreement, except that with respect to any suit in interpleader brought by Agent, the losing party shall be responsible for all of Agent's cost incurred in connection with such suit.

         9. Resignation of Agent and Appointment of Successor. Agent, or any successor, may resign at any time upon giving written notice to Acquisition, the Shareholders and La Margarita thirty (30) days before such resignation shall take effect. If Agent shall resign or be unable to serve, then it shall be succeeded by such bank or trust company as the Shareholders shall appoint, with the written approval of Acquisition and La Margarita, or, if no appointment is made, then by a bank or trust company appointed by a court of competent jurisdiction. Acquisition or the Shareholders may petition such a court to appoint a successor to Agent. Agent shall transfer the Funds to its successor and shall thereupon be discharged, and the successor shall thereupon succeed to all of the rights, powers and duties and shall assume all of the obligations of Agent under this Agreement.

         10. No Third-Party Beneficiary. No person not a party to this Agreement shall have any rights in the Funds or be deemed a third-party beneficiary of this Agreement.

         11. Termination. This Agreement shall terminate upon any of the following occurrences:

                                    (a) Upon mutual agreement of Acquisition,
                           the Shareholders and La Margarita, written notice of which is delivered to Agent;

                                    (b) Upon disbursement of the Funds pursuant
                           to Section 5 above; or

                                    (c) On May 1, 1999, in which event Agent
                           shall disburse the Funds to Acquisition and this Agreement shall terminate; provided, however, that if a dispute is pending pursuant to Section 7 above and said dispute has not been resolved, then Agent shall not disburse the Funds, and this Agreement shall remain in effect during the pendency of said dispute solely for the purpose of the payment of actual costs and expenses associated with said dispute.

         12. Affiliations. Agent represents and warrants to Acquisition that it has disclosed to Acquisition in writing all direct and indirect affiliations that it has or within the last year has had with any of the Shareholders, the La Senorita Companies or La Margarita.

         13. Notices. Any notice, request, instruction, objection or other document or communication to be given hereunder shall be in writing and shall be delivered personally or sent by registered or certified mail to the following address or such other address as may be specified by such notice.


ESCROW AGREEMENT - Page 4

         The Shareholders:   Mr. Kenneth Kleinrichert
                             1241 Lake Drive
                             Traverse City, MI 49686

                             Mr. Donald Kleinrichert
                             4515 S. Spider Lake Road
                             Traverse City, MI 49686

                             Mr. Joseph Kleinrichert
                             and/or The Joseph Kleinrichert Trust
                             4680 Bittersweet Lane
                             Traverse City, MI 49686

                             Mr. Steven Arnot
                             1110 Bass Lake Road
                             Traverse City, MI 49684

         With copy to:       Patrick E. Heintz, Esq.
                             Bishop & Heintz, P.C.
                             440 W. Front at Oak
                             P. O. Box 707
                             Traverse City, MI  49685
                             Facsimile No. 616-946-4100

         La Margarita:       La Margarita Complex, LLP
                             P.O. Box 388
                             Traverse City, MI 49685
                             Attention: Kenneth Kleinrichert
                             Facsimile No.: 616-947-8137

         With copy to:       Patrick E. Heintz, Esq.
                             Bishop & Heintz, P.C.
                             440 W. Front at Oak
                             P. O. Box 707
                             Traverse City, MI  49685
                             Facsimile No. 616-946-4100

         Acquisition:        Casa Ole Restaurants, Inc.
                             1135 Edgebrook
                             Houston, Texas 77034
                             Attention: Drew Dennard
                             Facsimile No.: (713)943-9554



ESCROW AGREEMENT - Page 5

         With copy to:       Locke Liddell & Sapp LLP
                             2200 Ross Avenue, Suite 2200
                             Dallas, Texas 75201
                             Attention: Don M. Glendenning, Esq. and
                             Rebecca E. Guldi
                             Facsimile No.: 214-740-8800

         Agent:              ___________________________________________________
                             ___________________________________________________
                             ___________________________________________________
                             Attention:_________________________________________



         14. Amendment. This Agreement may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

         15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

         16. Assignability. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, assigns and transferees.

         17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE CONFLICTS-OF-LAW PRINCIPLES THEREOF.

         18. Headings. The headings of the several Sections in this Agreement are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning of this Agreement.

             [The remainder of this page intentionally left blank.]



ESCROW AGREEMENT - Page 6

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                  SHAREHOLDERS:

                                  ______________________________________________
                                  Kenneth Kleinrichert


                                  ______________________________________________
                                  Donald Kleinrichert


                                  ______________________________________________
                                  Joseph Kleinrichert


                                           THE JOSEPH KLEINRICHERT TRUST


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________



                                  ______________________________________________
                                  Steven Arnot



                                  ACQUISITION:

                                      LA SENORITA RESTAURANTS ACQUISITION CORP.


                                        By:_____________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


ESCROW AGREEMENT - Page 7

                                  ESCROW AGENT:


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                                  LA MARGARITA:

                                  LA MARGARITA COMPLEX, LLP


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________



ESCROW AGREEMENT - Page 8

                                  SCHEDULE 2.5

                           PURCHASE PRICE ADJUSTMENT

                                  [Attached.]

                              La Senorita/Casa Ole
                                Accounting Issues


The following is a list of current assets and current liabilities of La Senorita companies, with an explanation on how each will be settled at close.

RESTAURANT COMPANIES:                    ACTION AT CLOSE
---------------------                    ---------------
Cash (all accounts)                      to Kleinrichert's, Casa will collect cash from
                                         sales after close

Accounts Receivable - House Charges      to Casa Ole & prorated (when collected, receipts
                                         for sales prior to close will be sent to
                                         Kleinrichert's)

Adopt a Family Funds                     Kleinrichert pays balances (at close) to Casa

401-k withholdings                       Kleinrichert pays balances (at close) to Casa

Intercompany Accounts                    will be eliminated

Inventories                              to Casa, with credit for the Inventory balance
                                         to be offset against accounts payables.

Utility Deposits                         Casa will pay to Kleinrichert's (only deposit
                                         is $100 on W.G. Enterprises records.)

Prepaid Service Contracts                Prorated, with Casa to pay Kleinrichert's their portion

Prepaid Expenses                         Prorated, with Casa to pay Kleinrichert's their portion

Prepaid Insurance                        Prorated, in the event that Casa keep current
                                         La Senorita insurance, if Casa switches
                                         Insurance carriers, prepaid insurance balances
                                         will be due Kleinrichert's when collected.

Accounts Payable                         Assumed by Casa, to be offset by inventory
                                         balances. To the extent that accounts payable
                                         exceed the Inventory balance, Kleinrichert's
                                         will pay Casa the difference, and vice-versa.

FICA & Federal W/H Payable               Prorated, Kleinrichert's to pay their share to
                                         Casa when paid

Accrued Unemployment Taxes               Prorated, Kleinrichert's to pay their share to
                                         Casa when paid

State W/H Taxes Payable                  Prorated, Kleinrichert's to pay their share to
                                         Casa when paid

Worker's Comp. Insurance Payab           Prorated, Kleinrichert's to pay their share to
                                         Casa when paid

Accrued Tuition Payable                  All payments after close to be paid by Casa

Accrued Vacation Pay                     Prorated, Kleinrichert's to pay their share to
                                         Casa when paid by Casa

Accrued Payroll                          Prorated, Kleinrichert's to pay their share to
                                         Casa when paid by Casa Accrued Bonus Prorated,
                                         Kleinrichert's to pay their share to Casa when
                                         paid by Casa

Health Insurance payable                 Prorated, Kleinrichert's to pay their share to
                                         Casa when paid by Casa

Accrued Utilities                        Prorated, Kleinrichert's to pay their share to
                                         Casa when paid by Casa

Accrued Insurances                       Prorated, Kleinrichert's to pay their share to
                                         Casa when paid by Casa

Personal Property Taxes Payable          Prorated, Casa to pay tax bills after close
                                         with reimbursement from Kleinrichert's for
                                         their portion.

Real Property Taxes Payable              Prorated, paid according to lease terms


KMANCO INC.:


The settling will be the same as for the Restaurant Companies, with the addition of the following accounts that are only recorded on Kmanco:

Investment in Sauit Ste. Marie & A/R     assumed by Casa
La Senorita Sauit Partnership

A/R House Charges                        To Casa Ole & prorated (when collected,
                                         receipts for sales prior to close will be sent
                                         to Kleinrichert's)

Maintenance Fund                         will be eliminated

Note Receivable - Reddy Ent.             balance assumed by Casa & paid to
                                         Kleinrichert's when collected (balance will
                                         extend beyond one year)

Note Receivable - S.W. Smith Co.         balance assumed by Casa & paid to
                                         Kleinrichert's when collected (balance will
                                         extend beyond one year)

A/R Franchisees                          Prorated, balances assumed by Casa & amounts
                                         due to Kleinrichert's will be paid when
                                         collected.

A/R Fern Street & A/R Help U Sell        Accounts to be eliminated

A/R Shareholder                          Accounts to be eliminated

Intercompany Accounts                    Accounts to be eliminated

Inventory - Restaurant Supplies          To be acquired by Casa, balance to be at least
                                         $45,000 per Purchase Agreement

Prepaid Insurance                        To be prorated, unless Casa changes insurance
                                         carriers

Cash Surrender Value, Deferred Comp.     The policies on the 3 Kleinrichert's will be
Policies (Asset) & Deferred              transferred to La Margarita, the policies on
Compensation (Liability)                 the other employees will transfer to Casa.


For any other issues that may not have been covered here, the general intent is for the Kleinrichert's to be paid for any amounts earned and due La Senorita prior to the close. It is also the responsibility of the Kleinrichert's to pay for any obligation (not covered below) that was incurred prior to the close.

                                  SCHEDULE 3.1

                 PREDECESSOR NAMES OF THE LA SENORITA COMPANIES

1. La Senorita - Mount Pleasant, Inc. was originally incorporated under the name La Senorita - Kalkaska, Inc.

2. La Senorita - Lansing, Inc. filed an assumed name certificate for the name La Senorita - Lansing on December 20, 1988.

3. La Senorita - Traverse City, Inc. filed an assumed name certificate for the name La Senorita - Traverse City on October 7, 1996.

4. Prior to September 17, 1979, W.G. Enterprises, Inc. conducted business as Watson & Guyot, PC.

5. The La Senorita Companies and/or the Shareholders operated the Traverse City and Petoskey restaurants as "La Margarita Mexican Restaurant" prior to 1983.

                                  SCHEDULE 3.3

                                  NO CONFLICTS

         KMANCO has agreed to certain limitations on its ability to transfer its shares of stock in La Senorita Development Co. and has committed to enter into an Agreement for Restrictions on the Sale of Shares, by and among Ameriquest, a Michigan Co-Partnership, KMANCO, La Margarita and La Senorita Development Co., a Michigan corporation (the "Restriction Agreement). Buyer will become subject to the Restriction Agreement as a result of its purchase of the outstanding stock of KMANCO. A draft of the Restriction Agreement has been previously provided to Buyer and Casa Ole, and KMANCO and La Margarita will provide a final draft of the Restriction Agreement to Buyer and Casa Ole, and will provide each of them with time to review the draft of the Restriction Agreement and an opportunity to comment thereon, prior to the execution thereof.

                                  SCHEDULE 3.4

                              TITLE TO THE ASSETS

The following liens have been filed of record against the La Senorita
Companies:

1.       LANSING

FILINGS WITH THE STATE OF MICHIGAN:

                  LIEN NUMBERS      SECURED PARTY             TYPE
                  ------------      -------------             ----
                  C179100           COMERICA Bank,            Original
                                    Midland, MI

                  C755836           COMERICA Bank,            Continuation
                                    Midland, MI

                  D418387           COMERICA Bank,            Continuation
                                    Livonia, MI

                  C179101           COMERICA Bank,            Original
                                    Midland, MI

                  C755837           COMERICA Bank,            Continuation
                                    Midland, MI

                  D418388           COMERICA Bank,            Continuation
                                    Livonia, MI

                  C179102           COMERICA Bank,            Original
                                    Midland, MI

                  C755834           COMERICA Bank,            Continuation
                                    Midland, MI

                  D418390           COMERICA Bank,            Continuation
                                    Livonia, MI

                  C179103           COMERICA Bank,            Original
                                    Midland, MI

                  C755835           COMERICA Bank,            Continuation
                                    Midland, MI

                  418389            COMERICA Bank,            Continuation
                                    Livonia, MI

FILINGS WITH INGHAM COUNTY:
                  538788            COMERICA Bank             Original
                  1740-312/313      Midland, MI

                  538788            COMERICA Bank             Continuation
                  2649-270          Livonia, MI

                  538789            COMERICA Bank             Original
                  1740-314/315      Midland, MI

                  538789            COMERICA Bank             Continuation
                  2649-271          Livonia, MI

The above-referenced filings relate to Small Business Association loans made by COMERICA Bank to Lansing in the aggregate amount of $167,451.22.

FILINGS WITH GRAND TRAVERSE COUNTY:
                  162123            State of Michigan         Original
                                    Tax Lien - Employment
                                    Security Commission

The obligations evidenced by this filing have been paid. Buyer is working to obtain a release of lien from the Employment Security Commission and will either: (i) provide such release in form satisfactory for filing to Buyer at the Closing; or (ii) file the release prior to Closing and provide evidence of such filing to Buyer at the Closing.

2.       TRAVERSE CITY

FILINGS WITH STATE OF MICHIGAN:
                  D235505           Old Kent Bank             Original
                                    Traverse City, MI

FILINGS WITH GRAND TRAVERSE COUNTY:

                  206370            Old Kent Bank             Original
                                    Traverse City, MI

3.       WGE

FILINGS WITH THE STATE OF MICHIGAN:
                  B245690           Traverse City Bank,       Original
                                    Traverse City, MI

                  B773891           Old Kent Bank,            Continuation
                                    Grand Traverse
                                    Traverse City, MI

                  C461876           Old Kent Bank,            Continuation
                                    Grand Traverse
                                    Traverse City, MI

                  D073126           Old Kent Bank,            Continuation
                                    Grand Traverse
                                    Traverse City, MI

                  B262775           Pacesetter Bank & Trust   Original
                                    GD Traverse
                                    Traverse City, MI

                  74864A            Old Kent Bank,            Continuation
                                    Grand Traverse
                                    Traverse City, MI

                  C492674           Old Kent Bank,            Continuation
                                    Grand Traverse
                                    Traverse City, MI

                  D107189           Old Kent Bank,            Continuation
                                    Grand Traverse
                                    Traverse City, MI

                  B337884           Pacesetter Bank & Trust   Original
                                    GD Traverse
                                    Traverse City, MI

                  B921040           Pacesetter Bank & Trust   Continuation
                                    GD Traverse
                                    Traverse City, MI

                  C590169           Old Kent Bank,            Continuation
                                    Grand Traverse
                                    Traverse City, MI

                  D221937           Old Kent Bank             Continuation
                                    Traverse City, MI

FILINGS WITH GRAND TRAVERSE COUNTY:
                  749/617           Old Kent, Bank            Original
                  Number not        Traverse City, MI
                  readable on copy.

                  157166            Old Kent Bank,             Continuation
                  1032/167          Grand Traverse
                                    Traverse City, MI

4.       KMANCO

FILINGS WITH THE STATE OF MICHIGAN:
                  B754529           Old Kent Bank,            Original
                                    Grand Traverse
                                    Traverse City, MI

                  C431279           Old Kent Bank,            Continuation
                                    Grand Traverse
                                    Traverse City, MI

                  D045867           Old Kent Bank,            Continuation
                                    Grand Traverse
                                    Traverse City, MI

                  C735021           Old Kent Bank,            Original
                                    Grand Traverse
                                    Traverse City, MI

                  D357967           Old Kent Bank             Continuation
                                    Traverse City, MI

5.       See Schedule 5.12, Item 3.

                                  SCHEDULE 3.5

                                 CAPITAL STOCK

          Company                                 Shareholder                        Number of Shares
          -------                                 -----------                        ----------------
La Senorita - Traverse City, Inc.             Kenneth Kleinrichert                          2,164
                                              Donald Kleinrichert                           2,164
                                              Joseph Kleinrichert Trust                     2,164
                                              Steven Arnot                                    282
                                                                                           ------
         Total:                                                                             6,774
                                                                                           ======

La Senorita Franchise Co.                     Kenneth Kleinrichert                          5,500
                                              Donald Kleinrichert                           5,500
                                              Joseph Kleinrichert                           5,500
                                                                                           ------
         Total:                                                                            16,500
                                                                                           ======

W G Enterprises, Inc.                         Kenneth Kleinrichert                          2,000
                                              Joseph Kleinrichert                           1,000
                                              Steven Arnot                                    161
                                                                                           ------
         Total:                                                                             3,161
                                                                                           ======

Kleinrichert Bros., Inc.                      Kenneth Kleinrichert                          2,000
                                              Steven Arnot                                    107
                                                                                           ------
         Total:                                                                             2,107
                                                                                           ======

La Senorita - Mount Pleasant, Inc.            Donald Kleinrichert                           1,000
                                              Joseph Kleinrichert                           1,000
                                              Kenneth Kleinrichert                          1,000
                                              Steven Arnot                                    161
                                                                                           ------
         Total:                                                                             3,161
                                                                                           ======

KMANCO, Inc.                                  Kenneth Kleinrichert                          2,164
                                              Donald Kleinrichert                           1,198
                                              Joseph Kleinrichert                           1,681
                                              Steven Arnot                                    282
                                                                                           ------
         Total:                                                                             5,323
                                                                                           ======

SUBSIDIARIES:

1. KMANCO owns 50% of the issued and outstanding capital stock of Development, which is the general partner of and operates La Senorita-Sault Ste. Marie Limited Partnership, a Michigan limited partnership, which is a controlling partner of La Senorita - Sault Ste. Marie, a Michigan partnership.

2. Franchise has a wholly-owned subsidiary, La Buena Agency, a Michigan corporation, which is a marketing company.

                                  SCHEDULE 3.6

                     LITIGATION, GOVERNMENTAL ACTION, ETC.

1.       KMANCO MATTERS:

         KMANCO received notice on December 14, 1998 that it is delinquent in filing with the IRS Form 5500 C/R for the La Senorita Mexican Restaurants Profit Sharing & 401(k) Plan. The notice provides that the IRS must have a response to such notice by January 14, 1999. KMANCO will file a Form 5500 C/R, together with any other required filings, and will pay any fees associated therewith prior to the Closing.

         KMANCO has approximately 93 claims that have been filed with the Michigan Restaurant Association Self Insured Workers' Compensation Fund (the "Fund"), which are listed on that certain claims cost detail created by the Fund, dated as of 9/30/98. A copy of the claims cost detail, together with copies of the Employer's Basic Report of Injury related to each claim listed thereon, were previously provided to Buyer.

2.       UNEMPLOYMENT CLAIMS:

         From time to time, Employees of the La Senorita Companies file unemployment claims with the State of Michigan following the termination of their employment with the La Senorita Companies. Copies of each Request to Employers for Wage and Separation Information issued to the La Senorita Companies by the Michigan Unemployment Security Agency since December 31, 1997 for each such claimant, together with copies of determinations (if made) and descriptions of the context surrounding each such claim, have been previously provided to Buyer.

3. The La Senorita Restaurant in Traverse City received a Citation and Notification of Penalty from the Michigan Department of Consumer and Industry Services, General Industry Safety Division following an inspection on October 15, 1997. The citation related to required use of personal protective equipment for employees changing hot oil in the kitchens at the restaurant and required provision of certain communications regarding hazards in the workplace. The matter was resolved in an Informal Settlement Agreement, signed by the Department on January 5, 1998 (the "Settlement Agreement"), which provided for the restaurant correcting its violations and paying certain penalties. The restaurant has complied with the Settlement Agreement at all times since January 5, 1998.

                                  SCHEDULE 3.7

                              COMPLIANCE WITH LAWS

1. See Schedule 3.6, Item 3 for information regarding the La Senorita (Traverse City) Restaurant.

2. A number of the La Senorita Companies have filed a request for approval of construction related to the Petoskey restaurant. Before the construction can begin, the restaurant will need to obtain a waiver of the building setback zoning rules in Bear Creek Township. Documents related to this request for waiver have been previously provided to Buyer.

                                  SCHEDULE 3.9

                              PHYSICAL PROPERTIES

1.       VEHICLES OWNED BY KMANCO:

1951 1HC Pickup Truck, VIN # L11232685.

1998 GM Yukon Station Wagon, VIN # 1GKEK13R2WJ735070.

1995 Chevrolet Station Wagon, VIN # 1GNFK16K5SJ459192.

1996 Dodge Ram Pickup Truck, VIN # 1B7KF23Z4TJ176982.

The 1998 GM Yukon Station Wagon, the 1995 Chevrolet Station Wagon and the 1996 Dodge Ram Truck will be transferred to Kenneth, Donald and/or Joseph Kleinrichert at or prior to the Closing.

2. VEHICLES LEASED BY KMANCO: (copies of leases and related documents previously provided to Buyer)

1998 Chevrolet Pickup Truck, VIN # 2GCEK19M1W1139725. Leased by Williams Chevrolet, Inc., Traverse City, Michigan.

1995 Toyota Tacoma, VIN # 4TAUN73C6SZ062692. Leased by Traverse Motors, Inc., Traverse City, Michigan.

3.       FIXED ASSETS:

         Attached hereto is a fixed asset list for each of the La Senorita Companies.

4.       REAL PROPERTY:

         The Traverse City (Garfield Avenue), Petosky and Saginaw restaurants may have originally been owned in the name of the respective operating companies for a short time, but were transferred to La Margarita.

                                 SCHEDULE 3.10

                             INTELLECTUAL PROPERTY

1.       MARKS OWNED BY WGE:

Servicemark for Sombrero Sam, Reg. No. 1,521,314, Registered January 17, 1989.

Trademark for La Senorita, Reg. No. 1.637,229, Registered September 23, 1991.

Trademark for Margarita Lounge, Reg. No. 1,731,794, Registered October 10, 1992.

2. SHRINKWRAP SOFTWARE LICENSES HELD BY LA SENORITA COMPANIES:

Positouch
Cyma
Novell

Documentation regarding each of the software licenses has been previously provided to Buyer.

                                 SCHEDULE 3.11

                                    PERMITS

1.       PERMITS HELD BY WGE:

State of Michigan License No. 28-000133.
Grand Traverse County 1998 Food Service License #133.
1998-1999 Liquor License No. 06136-97.

2.       PERMITS HELD BY KBI:

State of Michigan License No. 24-000041.
Emnet County 1998 Food Service License (number not available).
         Copy of application dated April 9, 1998 and receipt from District Health Department No. 3 (Receipt No. 30581) provided to Buyer.
1998-1999 Liquor License No. 06818-97.

3.       PERMITS HELD BY MT. PLEASANT:

State of Michigan License No. 37-000018.
         Permit granted to Ken Kleinrichert
Isabella County 1998 Food Service License (number not available).
         Copy of receipt for application for Food License from Central Michigan Heath Department (Receipt No. 4757) provided to Buyer.
1998-1999 Liquor License No. 07785-97.

4.       PERMITS HELD BY LANSING:

1998-1999 Liquor License No. 03471-98.
Ingham County 1998 Food Service License (number not available).
         Copy of application dated April 7, 1998 and receipt from Ingham County Health Department (No. 30591) provided to Buyer.

5.       PERMITS HELD BY TRAVERSE CITY:

State of Michigan License No. 28-000606.
Grand Traverse County 1998 Food Service License # 606.
1998-1999 Liquor License No. 08802-98.

6.       PERMITS HELD BY KMANCO:

Grand Traverse County Water Permit # 1483.
Sewer Permit # 3558.

                                 SCHEDULE 3.12

                                   CONTRACTS

1.       FRANCHISE AGREEMENTS:

Franchise Agreement, dated June 25, 1995, by and between Franchise and Reddy Enterprises, Inc. related to Cadillac restaurant.

Franchise Agreement, dated June 5, 1993, by and between Franchise and La Senorita Sault Ste. Marie, Ltd. Partnership. related to Sault Ste. Marie restaurant.

Franchise Agreement, dated May 15, 1992, by and between Franchise and S.W. Smith Corporation related to Saginaw restaurant.

Franchise Agreement, dated April 24, 1992, by and between Franchise and Timoteo, Inc. related to Gaylord restaurant.

Copies of the above agreements have been previously provided to Buyer.

2.       BONUS ARRANGEMENTS:

         The La Senorita Entities have bonus arrangements with the following employees. Each bonus ranges from between $0 to $200 per month, and sample bonus work sheets have been provided to Buyer.

Jeff Birgy
Bryan Young
Steve Sura
Matt Sura
Lura Ruede
Leslie Eberhardt
Anthony Harvey
Dennis Kenville
Ray Dilts
Kris Kobylarz
Robert Anderson
George Wills
Gary Shetteck
Steve Arnot
David Scott
David Starkey

3.       LOANS:

Promissory Notes made by WGE in favor of Old Kent Bank: (i) dated 6/23/86, in the original amount of $30,000; (ii) dated 9/2/86, in the original amount of $58,751.16; (iii) dated 6/26/81 in the original amount of $200,000; and (iv) dated 2/29/88, in the original amount of $100,000. Each note is secured by a Security Agreement, dated 1/13/87, pursuant to which Old Kent Bank has taken a security interest in all of the assets of WGE. Old Kent Bank has filed a UCC-1 related to this security interest.

Promissory Note made by La Senorita - Gaylord, Inc. in favor of Old Kent Bank, dated 5/12/87, in the original amount of $245,000. This is secured by a Security Agreement, dated 2/29/88, executed by WGE.

Promissory Note made by WGE, La Margarita, KMANCO, Car Wash, Inc. and KBI in favor of Old Kent Bank, dated 2/29/88, in the original amount of $975,079.39. This is secured by a Security Agreement dated 2/29/88, executed by WGE.

Promissory Note made by WGE in favor of Old Kent Bank, dated 4/5/89, in the original amount of $21,150. This is secured by a Security Agreement dated 4/5/89, executed by WGE.

Promissory Note made by Traverse City in favor of Old Kent Bank, dated 5/15/97, in the original amount of $300,000. This is secured by a Security Agreement of even date, executed by Traverse City.

Promissory Note made by Mt. Pleasant in favor of Old Kent Bank, dated 5/1/92, in the original amount of $55,106.87. This is secured by a Security Agreement of even date, executed by Mt. Pleasant.

Promissory Note made by KMANCO in favor of Old Kent Bank, dated 6/30/93, in the original amount of $300,000. This is secured by a Security Agreement of even date, executed by KMANCO.

Promissory Note made by KMANCO in favor of Old Kent Bank, dated 1/7/86, in the original amount of $22,000. This is secured by a Security Agreement of even date, executed by KMANCO.

COMERICA Bank has made loans to Lansing. The loans are evidenced by an Authorization Debenture Guaranty and Loan Agreement, dated November 14, 1988, SBA Debenture No. CDC S 333428 30 06 MI together with related documents. The notes are secured by a Continuing Collateral Mortgage, dated February 1, 1989, executed by Lansing. The loans were made through the Small Business Administration.

5.       MANAGEMENT AGREEMENTS:

Administrative Services Contract, dated June 1, 1985 between KMANCO and WGE.

Administrative Services Contract, dated June 1, 1985 between KMANCO and KBI.

Administrative Services Contract, dated June 1, 1985 between KMANCO and D.J.K., Inc.

Administrative Services Contract, dated December 1, 1986 between KMANCO and La Senorita - Gaylord, Inc.

Administrative Services Contract, dated June 1, 1985 between KMANCO and La Senorita - Flint, Inc.

Copies of the above-referenced Administrative Services Contracts have been previously provided to Buyer.

6.       OTHER CONTRACTS:

Contract with Pepsico for beverage and soft-drink products, a copy of which has been previously provided to Buyer.

                                 SCHEDULE 3.13

                               CONTRACT DEFAULTS

                                     [NONE]

                                 SCHEDULE 3.14

                               EMPLOYEE BENEFITS


1.       Long Term Disability Insurance

         Insurer- Northwestern Mutual Life Insurance Company
         Group Policy Number-  L653057
         Effective Date- January 1, 1993

         The La Senorita Companies have purchased long-term disability policies for several Employees. The La Senorita Companies have requested that Buyer reimburse the Shareholders for any refund of the cash value of such policies that is attributable to premiums paid before the Closing Date received by Buyer or the La Senorita Companies after the Closing following the termination of the employment of any of such Employee. The La Senorita Companies have agreed to: (i) obtain a statement from Northwestern Mutual Life Insurance Company setting forth the names of the Employees with a cash value accumulated in such policies and the amount of that cash value; and (ii) deliver the same to Buyer at or prior to the Closing. Buyer has agreed to the requested reimbursement; provided, however that for any Employee listed on such statement, Buyer's liability to the Shareholders for any such refund shall not exceed the amount set forth on such statement.

2. La Senorita Scholarship Plan; several of the La Senorita Companies provide up to $3,000 for college tuition for Employees after three years of service (amount based on years of service).

3.       Employee Life Insurance Policies

         a)       Employee-  Steven L. Arnot
                  Insurer- Transamerica Occidental Life
                  Policy Number-  92171816
                  Policy Date- July 2, 1987

         b)       Employee-  Rose M. Wieber
                  Insurer-  Transamerica Occidental Life
                  Policy Number-  92171523
                  Policy Date-  July 2, 1987

         c)       Employee-  David M. Starkey
                  Insurer-  Transamerica Occidental Life
                  Policy Number-  92219574
                  Policy Date-  June 6, 1988

         d)       Employee-  Bryan R. Young
                  Insurer- Northwestern Mutual Life Insurance Company Policy Number- 12685258
                  Policy Date-  September 8, 1993

         e)       Employee-  Gregory L. Church
                  Insurer- Northwestern Mutual Life Insurance Company Policy Number- 11729398
                  Policy Date-  April 4, 1991

         f)       Employee-  Steven S. Sura
                  Insurer- Northwestern Mutual Life Insurance Company Policy Number- 11771466
                  Policy Date-  May 9, 1991

         g)       Employee-  David E. Scott
                  Insurer-  Lincoln National Life Insurance Co.
                  Policy Number-  20-07229303

4.       401(k) Plan- a copy of which has previously been provided to Buyer

         Plan Name- La Senorita Mexican Restaurants Profit Sharing & 401(k)
         Plan
         Employer- KMANCO, Inc.
         Trustee-  Northwestern Savings Bank & Trust, FSB
         Administrator- KMANCO, Inc.

5.       Health Plan

         Group Name-  KMANCO, Inc. dba La Senorita Restaurants
         Insurer-  Blue Cross Blue Shield of Michigan
         Group Number-  44789
         Effective Date-  December 15, 1997

6.       Dental and Prescription Drug Plan

         Employer-  KMANCO, Inc.
         Plan Supervisor/Third Party Administrator-  Group Benefit Services,
         Inc.
         Effective Date-  July 1, 1998

7.       Section 125 Plan (Employee Paid Insurance Plan)

         Plan Name-  La Senorita- Petoskey Sec. 125 Plan
         Employer-  Kleinrichert Bros. Inc.
         Insurer-  Atlanta Life Insurance Company
         Effective Date-  December 12, 1995

The La Senorita Companies also maintain the following 125 Plans through Midland Insurance Group:

------------------------------------------------------------------------
Group #                      Group Name
------------------------------------------------------------------------
200067                       La Senorita/Saginaw
------------------------------------------------------------------------
00571                        La Senorita/Kleinrichert Petoskey
------------------------------------------------------------------------
200050                       La Senorita/Reddy Enter.
------------------------------------------------------------------------
200072                       La Senorita/Sault Ste. Marie
------------------------------------------------------------------------
200070                       La Senorita/Timoteo
------------------------------------------------------------------------
200071                       La Senorita/W.G. Enterprises
------------------------------------------------------------------------
200044                       La Senorita/Lansing, Inc.
------------------------------------------------------------------------
200046                       La Senorita/Mt. Pleasant
------------------------------------------------------------------------
100825                       La Senorita/Traverse City
------------------------------------------------------------------------

                                 SCHEDULE 3.15

                         EMPLOYEES; EMPLOYEE RELATIONS


Name                       Annual Salary
----                       -------------
Steve Arnot                  $ 74,367
David Scott                    61,881
David Starkey                  57,089
Steve Sura                     55,805
Bryan Young                    51,471
Lura Ruede                     47,801
Matthew Sura                   46,495
Jeff Birgy                     35,832
Raymond Dilts                  31,346
Tracey Towner                  31,299
Gary Schettek                  29,926
Dennis Kenville                29,564
Gregory Church                 28,553
Leslie Eberhart                27,773
Anthony Harvey                 25,593
Steve Smith                    24,587

The Company pays bonuses to its employees. As of January 7, 1999, the Company has accrued $30,227 of bonus compensation that may become payable to employees.

As of January 7, 1999, the Company has accrued $30,963 of vacation pay that may become payable to employees.

                                 SCHEDULE 3.16

                                    CONSENTS


                                      None

                                 SCHEDULE 3.17

                                   INSURANCE


1.       Commercial Property, General Liability, Crime

         Named Insured-  La Senorita Restaurant
         Insurer-  Citizens Insurance Company of America
         Policy Number-  01 MPG 0520832 00
         Effective Dates-  January 1, 1999 to January 1, 2000

2.       Liquor

         Named Insured-  KMANCO Inc, et al.
         Insurer-  Citizens Insurance Company of America
         Policy Number-  01 BXX 0164232 01
         Effective Dates-  January 1, 1999 to January 1, 2000

3.       Automobile

         Named Insured- La Margarita Complex, et al.
         Insurer-  Citizens Insurance Company of America
         Policy Number- 01 MPC 052327900
         Effective Dates- January 1, 1999 to January 1, 2000

4.       Boiler and Machinery

         Named Insured- KMANCO, Inc.
         Insurer-  Cincinnati Insurance Co.
         Policy Number- 2656285
         Effective Dates- January 1, 1999 to January 1, 2002

5.       Umbrella

         Named Insured- KMANCO, Inc.
         Insurer- Cincinnati Insurance Co.
         Policy Number- CCC 439 3188
         Effective Dates- January 1, 1999 to January 1, 2002

6.       Michigan Restaurant Association Self-Insured Workers Compensation Fund

         All La Senorita Companies participate in this fund.

7.       See Schedule 3.14.

                                 SCHEDULE 3.18

                                  TAX MATTERS


                                     None.

                                 SCHEDULE 3.19

                             ENVIRONMENTAL MATTERS


         An underground storage tank was removed in 1992 from the Traverse City location then in existence (address: 1245 South Garfield). Documentation relative to the tank and site analysis has previously been provided to Buyer.

                                 SCHEDULE 3.24

                              ACCOUNTS RECEIVABLE


                                   Attached.

                               W. G. Enterprises


Lectern
Sneeze guard
Stainless steel top
Lighted sign board
Elecrtrolux
Safe
Alarm
Glass Tender
Pot Racks
Shelves
Work Table
Food processor
Glasswasher
Disposal
Chairo-Upholstered
Pitco Fryer
Phones
Hot food tables
Freezer condensor unit
Telephone system -- Macrotel
Steamer
Margarita Machine -- Taylor
Perlick Glass Froster
Freezer
Dishwasher -- Hobart
Perlick Glass Froster
Stainless 1 with sink
Amana microwaves
Panel for microwaves
Chairs
Walk-in freezer
DataSym POS System
Dynamic mixer
Upgrade phone system
Water heater
Cooler walk-in
Hanging lights
Hobart hoodvents for dish
Freezer walk-in
Margarita machine
Shelving
Range
Duo Aire make-up air unit

Roof canopies -- fans
Vending machine
Margarita machine
Positouch computer system
2 Bar mixers
Epson 300B Thermal printers
Outside patio furniture
Mita copier
Amana Microwave
Toshiba projection TV
Neon Exterior sign
Range -- griddle
Draft beer unit
Sound system
Lincoln Impinger II Oven
Rethormalizer
Rubber maid utility cart
Lincoln impinging oven
Glass racks, Janisse
Tables, lounges, Janisse
Positouch monitor
Kitchen serving line
Proofer, Kirchman
Chip warmer, Kirchman
Front sign rebuilt, day signs
Antenna/premester
Reupholseter lounge booths
Chairs, pacifico, the barn furn
Chairs, pacifico 18 yellow side
Chairs, pacifico 53 red and purple
Epson kitchen printers Syacon


Leasehold improvements


Bldg permit
Tile
Banquet room architect
Banquet room Wilson Const
Landscaping
Tile -- Scott
Door -- Eliason
Construction Tank
Banquet room carpet
Parking lot pave & strip
Architect

Air ducts
Install recessed fixtures
Install dimmers
Install ground circuit
Brown lumbar
Exterior paint
Wilson construction
Tile
New roof
Seal & stripe parking lot
Install tile shelf
Repair tile & repaint
Arte de mexico
Air conditioner
Arte de mexico
Excavating -- dirt
Shelving
New walls
Paneling
New lighting
Quarry tile
Glass window
Outdoor light
Interior decor
Flu damper
Remodeling
Interior decor
Improvements
Painting
Remodeling
A/c heat
Remodeling
Fiberglass wall panels
Floor-bath
Neon signs
Remodel -- B&G Improvements
Oak doors -- lounge
A/c reehm rf 200-92
Electric panel
New tile kitchen floor
Gas piping
New roof
Furnace
Wall dividers
New roof lounge

Remodel exterior
Exterior lights
Install awnings and lights
Remodel bldg
Lawn sprinkler system
Electrical work
Paint outside building
Carpet, Durkan/Valley
Rebuild fire sprinklers


[List of distributions of assets by WG Enterprises prior to date of agreement follows. As such distributions occurred prior to the purchase by Casa Ole, it is immaterial and not reproduced here.]


                            Kleinrichert Bros., Inc.


Bissel sweeper
Warmer
Chairs
Lighted sign board
Reach in cooler
Chairs
Cooler
Floor grill
Chairs
Alarm sirens
Kitchen equip
Slush machine
Hanging sign
Food processor
Hobart dishwasher
Freezer -- Rapid, Inc.
Amana microwaves
Bar draft lines draft
Marquee sign
Refrigerator
Dish tables
Steam cleaner
Margarita machine
100 glasser chairs
super mixer
gas fireplace
steamer
Perlick glass froster
neon signs

TV & VCR
A/C compressor
ATT phones
Gas generator chairs
Margarita machines
Water heater
Hobart hood vents
Signs
Signage changeable copy
Positouch pos computer
Light fixtures
Reupstolster chairs
Positouch monitor -- touch screen
Pitco S. Steel fry pot replacements
Microwave, RC-22
Sound system
Mita copiers
Penney press
Holexio conveyer toaster
Rethermalizer
Grill lang
Water heater
2-citizen printers
Lockwood proofer
chairs Kitchen serving line
Kolpak freezer refrig Stafford
compressor beer cooler


Leasehold improvements


[A list of remodeling improvements substantially similar to those listed above for WG Enterprises follows and is omitted herefrom as immaterial.]



[List of distributions of assets by Kleinrichert Bros., Inc. prior to date of agreement follows. As such distributions occurred prior to the purchase by Casa Ole, it is immaterial and not reproduced here.]


                           La Senorita -- Mt. Pleasant


Pay phones
Lighted sign board
Chairs grill games
Computer software
Computer equip
Telephone system

Steamer
Copy machine
Tables, chairs
Woodstove
Margarita machine
Waitress pagers
NCR Upgrade release 7
Preeter
Pay phone dishwasher -- purch option
Vending machine
TVs & VCRs
5 Amana microwaves
Dining room chairs
Food processor
Gasser chairs
Tables
Plants, acces
Glass tender
Sound system
Stainless tables & sink
3 Neon sings
Steel duct -- dishwasher
Sharp 7370 copier
Dishwasher hood
Mug freezer
Kinetico 2000 softener
ATT partner phone system
Taylor freeze model340 marg
Water heater
Sound system
Rethermalizer, Kirchman
Lockwood proofer ship warmer
TVs
Chairs


[A list of remodeling improvements substantially similar to those listed above for WG Enterprises follows and is omitted herefrom as immaterial.]


[List of distributions of assets by La Senorita Mt Pleasant prior to date of agreement follows. As such distributions occurred prior to the purchase by Casa Ole, it is immaterial and not reproduced here.]


                             La Senorita -- Lansing


Tables

Chairs & booths
Shelving
Kitchen equip
Signs
Fire safe
Security system
Ventilation hoods
2 walk in coolers
Walk in freezer
Cleveland steamer
Neon sign
TVs &VCRs
Sign -- entry
Food processor
Mug freezers
Sharp 7370 copier
Outdoor sign & neon day signs
Shell assemble
Positouch computer system
Blinds
Copper lights
Sound system
Exterior lights
Light fixtures
Rethermalizer, Kirchman
Rewire neon
4 Toshiba TV's
Upholster booths
Phones
Carpet
Delfield refrig counter
PC for back offices


[A list of remodeling improvements substantially similar to those listed above for WG Enterprises follows and is omitted herefrom as immaterial.]


[List of distributions of assets by La Senorita Mt Pleasant prior to date of agreement follows. As such distributions occurred prior to the purchase by Casa Ole, it is immaterial and not reproduced here.]


                           La Senorita Traverse City


Work top table sink fauce
Wall shelf
Work table drawer tabco

Dishtables -- stainless stee
Disposer model ss-100-29
Dishwasher Hobart CR 66A
Dishwasher hood sturdi
Fan penn
Roof curb sq weldeo
Refrigerated table delfie
4-shelf racks
Freezer Delfield
Taco table Delfield
Shelving metro shelf
Refrigerator
Hot food unit
Impinger oven Lincoln
Oven ve3nt
Roof fan
Roof curb
Double over shelves mirto
6 Amana microwaves
Single shelf tray
Gas hose for wolf grill
Refrigerator Delfield
Shelves for refrigerator
Fryer fileter combo
Rethermalizer
Table
Range
Tilt skillet
Pot & Kettle filler
Fryer
Hand sinks SS
Work table SS w faucet
Work table SS drawe
Sink w faucet
Work table draw cas
Wall shelf
Work table
Canopy
Canopy
Roof fans
Roof fans
Roof curbs
Make up air duo aire
Walk in coolers freezer
Shelving

Hand sink
Refrig units
Glastender draft beer box
Cooler
Mug frosters
Dual wait ST glass washer
Pre rinser
Bar stools
Table
Shelf
Marg machines
Booths
Tables
Chairs
Positouch computer system
Music system
Telephone system
TVs security system
Fire suppression
Kitchen equipment
Hobart mixer
Kitchen small equip utens
Outside patio furniture
Refrigeration
Bar lines
Speakers
Prep table


[A list of remodeling improvements substantially similar to those listed above for WG Enterprises follows and is omitted herefrom as immaterial.]


[List of distributions of assets by La Senorita Lansing prior to date of agreement follows. As such distributions occurred prior to the purchase by Casa Ole, it is immaterial and not reproduced here.]


                                  KMANCO, INC.


Desk
Desk
Drawing table
Storage cabinets
File cabinets
Two drawer files
Easel & chalk boards
Bookcases

Storage cabinets
Overhead projector
Office furniture
NEC Computer
Computer, s-ware, Epson prn
NEC Computer
Steelcase desk drawers
Acma 486 computer
Acma computers
HP Laser jet 4pl printer
Acma computer w cd
Acma 486 dx workstation
Compaq prosignia
AST 486 computer
Two novan mixers
Digital laser printer
Digital Pentium computer
Furnishings
VCR
Sarplus digital phone system
Novell upgrade
AST computers
Alarm system
Conference table and chairs
Pentium computer
Positouch monitor hospitality
Mita copier
Pentium computer
Software
Computer monitor touch-screen
2 Epson printers
Computer
Canon printer
Epson kitchen printers


[A list of remodeling improvements substantially similar to those listed above or WG Enterprises follows and is omitted herefrom as immaterial.]


[List of distributions of assets by KMANCO prior to date of agreement follows. As such distributions occurred prior to the purchase by Casa Ole, it is immaterial and not reproduced here.]

                                 SCHEDULE 3.26

              OFFICERS AND DIRECTORS OF THE LA SENORITA COMPANIES

FRANCHISE

President - Kenneth Kleinrichert
Secretary - Donald Kleinrichert
Treasurer - Joseph Kleinrichert

Directors:

Kenneth Kleinrichert
Donald Kleinrichert
Joseph Kleinrichert

KBI

President - Steven Arnot
Vice President - Kenneth Kleinrichert
Secretary - Donald Kleinrichert
Treasurer - Joseph Kleinrichert

Directors:

Kenneth Kleinrichert
Joseph Kleinrichert
Steven Arnot

KMANCO

President - Kenneth Kleinrichert
Vice President - Joseph Kleinrichert
Secretary - Donald Kleinrichert
Treasurer - Donald Kleinrichert

Directors:

Kenneth Kleinrichert
Joseph Kleinrichert
Donald Kleinrichert

MT. PLEASANT

President - Steven Arnot
Vice President - Kenneth Kleinrichert

Vice President - Joseph Kleinrichert
Secretary - Donald Kleinrichert
Treasurer - Donald Kleinrichert

Directors:

Kenneth Kleinrichert
Joseph Kleinrichert
Donald Kleinrichert
Steven Arnot

LANSING

President - Steven Arnot
Vice President - Kenneth Kleinrichert
Secretary - Donald Kleinrichert
Treasurer - Joseph Kleinrichert

Directors:

Kenneth Kleinrichert
Joseph Kleinrichert
Donald Kleinrichert
Steven Arnot

TRAVERSE CITY

President - Steven Arnot
Vice President - Kenneth Kleinrichert
Secretary - Donald Kleinrichert
Treasurer - Joseph Kleinrichert

Directors:

Kenneth Kleinrichert
Joseph Kleinrichert
Donald Kleinrichert

WGE

President - Steven Arnot
Vice President - Kenneth Kleinrichert
Secretary - Donald Kleinrichert
Treasurer - Joseph Kleinrichert

Directors:

Kenneth Kleinrichert
Joseph A. Kleinrichert
Steven Arnot

                                 SCHEDULE 3.27

                       BANK ACCOUNTS; POWERS OF ATTORNEY

TYPE                                        NAME                                  ACCOUNT NUMBER/BANK
----                                        ----                                  -------------------
General           WG ENTERPRISES INC.                                                Acct# 8400525
                  D/B/A LA SENORITA                                                  OLD KENT BANK-
                  Signers:  Ken Kleinrichert, David Starkey, Steven Arnot            GRAND TRAVERSE

Petty Cash        WG ENTERPRISES INC.                                                Acct# 8437170
                  D/B/A LA SENORITA                                                  OLD KENT BANK-
                  Signers:  Steven Arnot, Jeff Birgy, Gina Hoy                       GRAND TRAVERSE

Tax Account       WG ENTERPRISES                                                     Acct# 9036294
                  D/B/A LA SENORITA                                                  OLD KENT BANK-
                  Signers:  Ken Kleinrichert, David Starkey                          GRAND TRAVERSE

General           LA SENORITA-PETOSKEY                                               Acct# 8653347
                  Signers:  Ken Kleinrichert, Steve Arnot, Dave Starkey              OLD KENT BANK-
                                                                                     GRAND TRAVERSE
Petty Cash        LA SENORITA                                                         Acct# 338397
                  PETTY CASH ACCOUNT                                                 OLD KENT BANK-
                  Signers:  Bryan R. Young, Steven Arnot, Glenda Naganashe              PETOSKEY

General           LA SENORITA-MT. PLEASANT                                           Acct# 8653370
                  Signers:  Ken Kleinrichert, Dave Starkey                           OLD KENT BANK-
                                                                                     GRAND TRAVERSE
General           LA SENORITA-MT. PLEASANT INC.                                     Acct# 101903418
                  Signers: Ken Kleinrichert, David Starkey, Steven Arnot           NATIONAL CITY BANK

Petty Cash        LA SENORITA-MT. PLEASANT, INC.                                    Acct# 101903434
                  PETTY CASH                                                       NATIONAL CITY BANK
                  Signers:  Steven Arnot, Steve Sura, Anna Higgins

General           LA SENORITA-LANSING                                                Acct# 8653388
                  Signers:  Ken Kleinrichert, David Starkey, Steven Arnot            OLD KENT BANK-
                                                                                     GRAND TRAVERSE
Petty Cash        LA SENORITA LANSING INC.                                          Acct# 7510383537
                  PETTY CASH ACCOUNT                                                 OLD KENT BANK-
                  Signers:  Matt Sura, Steven Arnot, Angela DePauge                  GRAND TRAVERSE

General           LA SENORITA TRAVERSE CITY                                         Acct# 750712338
                  Signers:  Ken Kleinrichert, Dave Starkey                           OLD KENT BANK-
                                                                                     GRAND TRAVERSE

   TYPE                                     NAME                                  ACCOUNT NUMBER/BANK
   ----                                     ----                                  -------------------
Petty Cash        LA SENORITA TRAVERSE CITY                                         Acct# 7507679582
                  #9 PETTY CASH                                                      OLD KENT BANK
                  Signers:  Lura Ruede, Steven Arnot, Bev Jody                       GRAND TRAVERSE

General           KMANCO INC.                                                        Acct# 8525164
                  Signers:  Ken Kleinrichert, David Starkey, Steven Arnot            OLD KENT BANK-
                                                                                     GRAND TRAVERSE

                  KMANCO INC.                                                        Acct# 8648552
                  INSURANCE ACCOUNT                                                  OLD KENT BANK-
                  Signers:  Ken Kleinrichert, David Starkey                          GRAND TRAVERSE

                  KMANCO INC.                                                       Acct# 7506947204
                  REMODEL ACCOUNT                                                    OLD KENT BANK-
                  Signers:  David Starkey                                            GRAND TRAVERSE

                  PAYROLL ANALYSIS CO                                                Acct# 8758617
                  Signers:  David Starkey, Steven Arnot                              OLD KENT BANK-
                                                                                     GRAND TRAVERSE

                  LA SENORITA FRANCHISE CO.                                          Acct# 8680746
                  Signers:  David Starkey                                            OLD KENT BANK-
                                                                                     GRAND TRAVERSE

                                SCHEDULE 5.2(e)

                        ALLOCATION OF THE PURCHASE PRICE

   [To be prepared following execution of document and prior to the Closing, initialed by the parties, and attached hereto.]

        LA SENORITA - ANALYSIS OF PRICE ALLOCATION FOR SALE TO CASA OLE
                                  SCHEDULE 5.2


                                                                                            C Corporations
                                                                    --------------------------------------------------------------
                                                                        W.G.        KLEINRICHERT       LA SENORITA
                                                                    ENTERPRISES,        BROS.,        MT. PLEASANT,      KMANCO,
                                                                        INC.             INC.             INC.             INC.
                                                                    -----------      -----------      -----------      -----------

    PURCHASE PRICE ALLOCATION
      Purchase price - stock                                        $   645,000      $   770,000      $   670,000      $    35,000
      Purchase price - furniture, fixtures & equipment                       --               --               --               --
      Purchase price - liquor license                                        --               --               --               --
      Purchase price - goodwill                                              --               --               --               --
      Purchase price - receivable La Margarita Complex                  260,000          400,000           20,000          430,000
                                                                    -----------      -----------      -----------      -----------
        SUBTOTAL                                                    $   905,000      $ 1,170,000      $   690,000      $   465,000

      Purchase price - cash on hand                                          --               --               --               --
      Purchase price - accounts receivable                                   --               --               --               --
      Purchase price - food and supplies inventory                       17,600           26,000           18,100               --
      Purchase price - beverage inventory                                 6,400            6,000            4,900               --
      Purchase price - prepaid expenses                                      --               --               --               --
      Purchase price - investments and other assets                          --               --               --               --
      Purchase price - liabilities for accounts payable                 (21,100)         (23,100)         (14,500)         (27,200)
                                                                    -----------      -----------      -----------      -----------
NET PURCHASE PRICE                                                  $   907,900      $ 1,178,900      $   698,500      $   437,800
      Less:  receivable La Margarita Complex paid from closing       (260,000)g         (400,000)         (20,000)        (430,000)
                                                                    -----------      -----------      -----------      -----------
      Net cash flow                                                 $   647,900      $   778,900      $   678,500      $     7,800
                                                                    ===========      ===========      ===========      ===========

                                                                     Stock Sale       Stock Sale       Stock Sale      Stock Sale




                                                                                            S Corporations
                                                                    -------------------------------------------------------------
                                                                      LA SENORITA    LA SENORITA     LA SENORITA        TOTAL
                                                                       TRAVERSE        LANSING,       FRANCHISE        CURRENT
                                                                      CITY, INC.          INC.         COMPANY           SALE


      Purchase price - stock                                        $   920,000               --     $   500,000     $ 3,540,000
      Purchase price - furniture, fixtures & equipment                       --      $    75,000             000          75,000
      Purchase price - liquor license                                        --           35,000              --          35,000
      Purchase price - goodwill                                              --          350,000              --         350,000
      Purchase price - receivable La Margarita Complex                       --              N/A              --       1,110,000
                                                                    -----------      -----------     -----------     -----------
        SUBTOTAL                                                    $   920,000      $   460,000     $   500,000     $ 5,110,000
      Purchase price - cash on hand                                          --              N/A              --              --
      Purchase price - accounts receivable                                   --              N/A              --              --
      Purchase price - food and supplies inventory                       22,200           16,000              --          99,900
      Purchase price - beverage inventory                                 8,800            4,000              --          30,100
      Purchase price - prepaid expenses                                      --              N/A              --              --
      Purchase price - investments and other assets                          --              N/A              --              --
      Purchase price - liabilities for accounts payable                 (16,800)             N/A              --        (102,700)
                                                                    -----------      -----------     -----------     -----------
NET PURCHASE PRICE                                                  $   934,200      $   480,000     $   500,000     $ 5,137,300
      Less:  receivable La Margarita Complex paid from closing               --              N/A              --      (1,110,000)
                                                                    -----------      -----------     -----------     -----------
      Net cash flow                                                 $   934,200      $   480,000     $   500,000     $ 4,027,300
                                                                    ===========      ===========     ===========     ===========
                                                                     Stock Sale       Asset Sale      Stock Sale      Stock Sale


                                                                                                      Includes
                                                                                                      Ownership
                                                                                                         of
                                                                                                      La Buena
                                                                                                       Agency,
                                                                                                         Inc.

Allocate price for purposes of Section 338 (h)(10) election
    for step up in basis
          Purchase price - food and supplies inventory                   22,200                              -
          Purchase price - beverage inventory                             8,800                              -
          Purchase price - furniture, fixtures & equipment              220,000                              -
          Purchase price - liquor license                                35,000                              -
          Purchase price - goodwill                                     665,000                              -
          Purchase price - liabilities for accounts payable             (16,800)                             -
          Purchase price - franchise                                          -                        500,000
                                                                      ---------                      ---------
                                                                      $ 934,200                      $ 500,000
                                                                      =========                      =========


       Note: inventory and accounts payable are listed at estimates based on actual at 12/31/98. Inventory and accounts payable to be adjusted to actual as of date of sale.

                                SCHEDULE 5.2(f)

                                 FUND STATEMENT

                                  [Attached.]

Attached is a letter from the Michigan Self Insured Workers Compensation Fund, dated 7/29/98 that reads as follows:

RE: MRA premium return explanation & report card

Dear MRA fund member:

A copy of your mid-year premium return explanation & report card is enclosed.

Your report outlines the profits that have been returned to you and the estimated amount remaining to eventually be returned. The amount returned by your fund is regulated by the Department of Consumer & Industry Services (DCIS). Profits are returned over time. This conservative approach by the DCIS ensures that enough premium is in your fund to cover any unexpected increase in losses.

The DCIS has allowed the return of $2,443,070 dollars in profits that were paid out in four separate installments. These "profits" represented excess premiums not used to pay claims and investment income generated from your fund's investment portfolio. Your fund will be making its fifth return request this fall.

Report explanation

Top half: Displays the total profits returned to you, the amount remaining for return, and when the returns were made.

Bottom half: Displays the total profits returned and remaining by individual fund year. The total of all fund years will be equal to the summary "total returned" and "total remaining" at the top of your report. The bottom of the report displays how your grade for this current fund year compares to other fund members.

The success of your fund is based on your organization's ability to proactively address unsafe work conditions and crate a safety "culture." Your fund wants to assist you in your safety efforts. Feel free to call to set up an on0-siteconsultation with a fund safety representative.

Sincerely,

/s/ Joe Clifford
Director of Risk Management

Enclosure:1

                   MRA Self Insured Workers Compensation Fund
              Premium Return Explanation & Report Card - Fall 1998

Member Policy Number LASEN-R

Total Profits Returned to Date:  $82,033.06 (see below)

Total Remaining: $39,258.40 (estimated) [Handwritten note: forfeited if we leave the fund - amount subject to claims paid]

Fall 1998 Return $13,185.43 (profits from fund years 3,4,5) Fall 1997 Return $19,480.53 (profits from fund years 3,4) Fall 1996 Return $21,139.30 (profits from fund years 1,2,3) Fall 1995 Return $20,139.52 (profits from fund years 1,2) Fall 1994 Return $ 7,483.27 (profits from fund year 1)

DETAILED EXPLANATION BY FUND YEAR

Your grade is based on your loss ratio (losses/premium), returns are weighted by the loss ratio.
A+ = 0%
A = 1-20%
B = 21-40%
C = 41-55%
D = 56-75%
E = 76-100%
F = 101%+


                                                              *Premium
Fund Year            Premium Paid     Premium returned        remaining       Loss ratio           Grade
---------            ------------     ----------------        ---------       ----------           -----

12/92-11/93           $80,656.35         $25,093.32           $10,157.55         20%                 A
12/93-11/94           $94,710.37         $ 8,326.41           $ 5,141.97         15%                 A
12/94-11/95           $69,271.53         $38,959.18           $ 6,024.50         15%                 A
12/95-11/96           $49,424.84         $ 9,654.15           $ 7,354.76         36%                 B
12/96-11/97           $45,411.90                                                 94%                 E
12/97-10/98           $41,724.86         Year not completed   $10,579.63         45%(est)            C

TOTAL PREMIUM REMAINING: $39,258.40

The Premium Remaining numbers are estimates based on your current loss ratio as well as the fund's. Fund year 6 is the most likely to change because of it having not been completed.

HOW DO YOU MEASURE UP?

The summary below represents fund totals for 12/1/97 to 10/1/98 Eg, Your fund has 238 members with "0" losses.

Grade summary - A+ - 238
A - 98
B - 24
C - 12
D - 2
E - 10
F - 26